UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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2022 PROXY STATEMENT

Protect. Develop. Deliver.

COEUR MINING®
We Pursue a Higher Standard

Fellow Stockholders:
We are pleased to present Coeur Mining’s Proxy Statement and invite you to attend our 2022 Annual Meeting of Stockholders to be held on May 10, 2022, at 9:30 a.m., Central Time. In light of ongoing COVID-19 concerns and our commitment to health, safety and wellness, the Annual Meeting will be held virtually. While we look forward to future years to once again conduct our Annual Meeting in person, we are hopeful that our virtual platform will allow for greater participation by all our stockholders, regardless of geographic location. The following Notice of 2022 Annual Stockholders’ Meeting and Proxy Statement will serve as your guide to the business that will be conducted at the meeting. You will also find information on how to return your proxy to vote your shares, by internet, by phone or by mail, in advance of the Annual Meeting, which you are encouraged to do.
2021 was a year of significant progress. Guided by our purpose statement, We Pursue a Higher Standard, the Coeur team delivered solid operational performance, exploration success, exceptional health and safety results, advanced key strategic initiatives and executed strategies to address challenges associated with COVID-19. Executive pay in 2021 demonstrates alignment with these metrics, taking into consideration stock price underperformance.
From the Board to our front-line operators, our continued commitment to environmental, social and governance, or ESG, principles and practices remains integral to our business. This commitment is reflected in the publication of our second Responsibility Report, the establishment of a cross-functional climate working group and our published greenhouse gas emissions target of a 25% net intensity reduction by the end of 2025. Coeur continues to be recognized by numerous global, national and local organizations for its leadership in corporate responsibility, notably the National Institute of Occupational Safety and Health, or NIOSH, awarded Coeur its Mine Safety and Health Technology Award for 2021 for its COVID-19 response and mitigation plan.
Consistent with the continuous improvement processes we drive in our operations, we continue to evolve our best-in-class corporate governance practices which include regular outreach and engagement with Coeur investors. Stockholder feedback is an essential component of Coeur’s corporate governance practices and helps to drive increased transparency, accountability and, ultimately, more active, engaged and effective corporate oversight. We remain acutely focused on advancing diversity, equity and inclusion at all levels of our organization, including among our Board of Directors, and proactively adopting governance best practices, such as proxy access and broad compensation clawback policies.
We look forward to your participation in this year’s meeting. We will update you on our business, the progress we’ve made in our largest exploration investment in Company history, our responsible operations and the resilience and dedication of our over 2,100 employees who have worked tirelessly to drive the key principles that define Coeur: to Protect our people, places and planet, Develop quality resources, growth and plans and Deliver impactful results.
Your Vote is Important
Thank you for being a Coeur stockholder. We encourage you to return your proxy to vote your shares in advance, even if you plan to attend the virtual 2022 Annual Stockholders’ Meeting. You can submit your proxy on the internet or by telephone, or by completing, signing, dating, and returning your proxy card. Instructions on how to vote begin on page 82. Regardless of how many shares you own, your vote is important. On behalf of the Board, the management team and employees, thank you for your investment in, and support of Coeur Mining.
Respectfully,

Robert E. Mellor Chairman of the Board	Mitchell J. Krebs President & Chief Executive Officer

NOTICE OF 2022
ANNUAL STOCKHOLDERS’ MEETING

Meeting Date: Tuesday, May 10, 2022 Time: 9:30 a.m. Central Time Place: Live via the internet – please visit www.virtualshareholder meeting.com/cde2022 Record Date: March 16, 2022
Agenda:
1. Elect the nine director nominees named in the Proxy Statement
2. Ratify the appointment of our independent registered public accounting firm for
2022
3. Approve an amendment to the Certificate of Incorporation of Coeur Mining, Inc. to increase the number of authorized shares of common stock from 300,000,000 to
600,000,000
4. Vote on an advisory resolution to approve executive compensation
5. Transact such other business as properly may come before the Annual Meeting
Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

Due to ongoing public health and travel safety concerns relating to COVID-19, and to support the health and safety of our stockholders, employees and stakeholders, the Annual Meeting will be conducted in a virtual-only format, solely by means of a live audio webcast. Online access to the audio webcast will begin approximately 15 minutes before the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. Stockholders participating in the Annual Meeting will be able to vote their shares electronically during the Annual Meeting and may submit questions during the virtual event using the directions on the meeting website at www.virtualshareholdermeeting.com/cde2022. To participate in the Annual Meeting, you will need the 16-digit control number found on your proxy card, voting instruction form or notice of internet availability. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may need to contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number.
YOUR VOTE IS IMPORTANT
Please cast your vote as soon as possible by using one of the following methods:
Online at www.proxyvote.com	Call toll-free from the United States, U.S. territories and Canada via 1-800-690-6903

Mail your signed proxy or voting instruction form	Attend the Annual Meeting online www.virtualshareholdermeeting.com/cde2022
For more information about voting, see “General Information” on page 82.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 10, 2022. This Proxy Statement and our 2021 Annual Report to Stockholders, which contains financial and other information concerning Coeur Mining, Inc., are available at www.proxyvote.com.
By order of the Board of Directors,	Coeur will make a charitable contribution of $1 to Hire Heroes USA for every stockholder account that votes

CASEY M. NAULT, Senior Vice President, General Counsel and Chief ESG Officer (Company Secretary) Coeur Mining, Inc. March 30, 2022

Index of Certain Defined Terms
and Abbreviations
Adjusted EBITDA(1)	Earnings before interest, taxes, depreciation and amortization, adjusted to exclude items that may not be indicative of, or are unrelated to our core operating results
AgEqOz	Silver equivalent ounce
AIP	Annual Incentive Plan
Annual Meeting	2022 Annual Stockholders’ Meeting to be held May 10, 2022
Audit or Audit Committee	Audit Committee of the Board
Board	Coeur’s Board of Directors
CAS	Costs applicable to sales
CD&A	Compensation Discussion and Analysis
CLD Committee	Compensation and Leadership Development Committee of the Board
Code	Coeur’s Code of Business Conduct and Ethics
Coeur or the Company	Coeur Mining, Inc.
EHSCR or EHSCR Committee	Environmental, Health, Safety and Corporate Responsibility Committee of the Board
ESG	Environmental, social and governance
Exec	Executive Committee of the Board
FCF(1)	Free cash flow, defined as cash flow from operating activities less capital expenditures
GHG	Greenhouse Gas
GRI	Global Reporting Initiative
HCM	Human Capital Management
LTIP or Plan	Coeur Mining, Inc. 2018 Long-Term Incentive Plan, as amended
NCG Committee	Nominating and Corporate Governance Committee of the Board
NEOs	Named Executive Officers
OCF	Operating cash flow
PCAOB	Public Company Accounting Oversight Board
POA 11	Rochester mine Plan of Operations Amendment 11
PSUs	Performance share units issued under the LTIP
Record Date	March 16, 2022
ROIC	Return on invested capital
RS	Restricted shares issued under the LTIP
rTSR	Relative TSR
SEC	Securities and Exchange Commission
Semler Brossy	Semler Brossy Consulting Group, LLC
TCFD	Financial Stability Board’s Task Force on Climate-related Financial Disclosures
Total Debt	Total Company debt, which includes capital leases, net of debt issuance costs and premium received
TRIFR	Total Reportable Injury Frequency Rate
TSR	Total stockholder return
YOY	Year-over-year
(1)	Please see “Appendix A—Certain Additional Information” for more information about non-GAAP measures used in this Proxy Statement and reconciliations of these measures to U.S. GAAP

Where You Can Find More Information
Annual Meeting
Annual Report: www.coeur.com/_resources/pdfs/2021-Annual-Report.pdf

Annual Meeting Website www.coeur.com/investors/events/2022-annual-stockholders-meeting

Vote your shares via the internet: www.proxyvote.com

Register to attend the meeting www.proxyvote.com

Investor Relations
www.coeur.com/investors/overview/
Corporate Governance
The following are available in the Corporate Governance section of our website:
www.coeur.com/company/corporate-governance/

► Audit Committee Charter
► Compensation and Leadership Development Committee Charter
► EHSCR Committee Charter
► Executive Committee Charter
► Nominating and Corporate Governance Committee Charter
► Code of Business Conduct and Ethics
► Bylaws
► Certificate of Incorporation

The information on our website is not incorporated by reference in this Proxy Statement.

PROXY STATEMENT SUMMARY
This proxy statement summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to stockholders on or about March 30, 2022. This is only a summary, and we encourage you to read the entire proxy statement carefully before voting.
ANNUAL MEETING
Time and Date	9:30 a.m. Central Time on Tuesday, May 10, 2022
Place	Live via the internet at www.virtualshareholdermeeting.com/cde2022
Record Date	Wednesday, March 16, 2022
Voting	Holders of common stock as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Attendance	You are entitled to attend the Annual Meeting only if you were a Coeur stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting.
VOTING MATTERS
Proposal		Coeur Board Voting Recommendation	Page Reference (for more detail)
1	Election of nine directors named in this Proxy Statement	FOR each nominee	15
2	Ratification of the appointment of Grant Thornton LLP as Coeur’s independent registered public accounting firm for 2022	FOR	40
3	Approve an amendment to the Certificate of Incorporation of Coeur Mining, Inc. to increase the number of authorized shares of common stock of the Company from 300,000,000 to 600,000,000	FOR the amendment	41
4	Vote on an advisory resolution to approve executive compensation	FOR	72
We will make a charitable contribution of $1 to Hire Heroes USA for every stockholder account that votes. Coeur is committed to recruiting, supporting and integrating veterans into our operations through our Coeur Heroes program, launched in 2018. Coeur Heroes provides past and present service members the opportunity to use the special skills they developed during their time of service to help make a difference at our operations.

Our Business and Strategy
We are a precious metals producer with mines located in the United States, Canada and Mexico, and exploration projects in North America. Coeur’s strategy is to be a well-diversified, growing precious metals producer with a focus on generating sustainable, high-quality cash flow and returns from a North American asset base. Our strategy is guided by our purpose statement, We Pursue a Higher Standard, and three key principles:

We proactively conduct our business with a focus on positively impacting the environment, as well as the health, safety, and socioeconomics of our people and the communities in which we operate.
2021 Performance Highlights
In 2021, we delivered strong financial and operating results while advancing key strategic initiatives to unlock long-term value for stockholders. The health and safety of our employees and the communities where we operate, as well as the protection of the environment, continued to be our top priorities, and we are proud of year-over-year reductions in injury rates and achieving zero permit discharge exceedances in 2021. Finally, the Company’s largest-ever exploration program identified new and significant discoveries while increasing Companywide reserves to record levels.

2021 Executive Compensation Highlights (p. 47)
Compensation programs across the Company take into consideration the varying roles of our employees and are designed to promote operational success and create long-term value for our stockholders.
The CD&A provides a detailed discussion of the philosophy, structure and compensation paid to our Named Executive Officers for 2021. The CD&A also describes our leading compensation practices, changes in our compensation program in response to stockholder feedback, and the strong link between pay and Company performance. At our 2021 Annual Meeting, our stockholders again showed strong support for our executive compensation program with over 95% of the votes cast for the approval of our “say-on-pay” proposal.

In 2021, our CLD Committee continued to place a significant proportion of the compensation of our NEOs at risk in order to align pay with performance to a greater extent than our peers, as shown in the charts below.

Peer group described in “Compensation Discussion and Analysis—2021 Peer Group” on page 56. Data is from public filings during fiscal year 2020. NEO (Average) excludes the CEO.
Companywide AIP achievement of 48% of target was driven by solid gold production and silver production that was within public guidance but below target, and overall strong safety and environmental performance, offset by higher costs and lower adjusted EBITDA than planned. Strong three-year growth in OCF per share and reserves and resources, the latter driven by solid results from our exploration program, offset by a 25% payout reduction due to relative TSR performance in the bottom quartile of our peers, resulted in an overall 128% payout of the 2019 three-year performance share award.
For the three-year 2019-2021 period, our CEO received 11% lower than target payouts for performance-based and “at-risk” elements of our compensation program. During this same period, our stock price increased by 13%.
2021 Annual Incentive Plan Results(1)
Metric	Weight	Result	Payout
Gold Production	17.5%	100%	17.5%
Silver Production	7.5%	91%	4.1%
Gold CAS	17.5%	113%	0%
Silver CAS	7.5%	115%	0%
Adjusted EBITDA	30%	74%	0%
Safety and Environmental	20%	159% 0% 200%	25.9%
Weighted Average Payout			48%(3)
2019-2021 LTIP Performance Shares Results(1)
Metric	Weight(2)	Payout
Operating Cash Flow/share	50%	200%
Reserves & Resources Growth	50%	139%
Relative TSR Modifier	-25%
Weighted Average Payout		128%
(1)	For details about the calculation of 2021 AIP and 2019-2021 LTIP performance shares results, see “2021 Executive Compensation Results” beginning on page 58.
(2)
Weighting is calculated as a percentage of the total 2019 performance share grant target value. The 2019 performance share grant constituted 60% of the total 2019 LTIP award opportunity target value, with the other 40% granted as three-year time-vesting restricted shares. For details about the calculation of the payout for the 2019 performance share awards, see “Payouts for 2019-2021 Performance Shares”.

(3)	By convention, the actual payout is rounded to the nearest whole number.

Ongoing Evolution of Executive Compensation Program

2021 Investor Outreach and Engagement Highlights (p. 26)

OUTREACH TO ALL INVESTORS HOLDING 0.15% OR MORE OUTSTANDING COEUR STOCK

PARTICIPATED IN SEVEN INVESTOR CONFERENCES

95 ONE-ON-ONE AND GROUP MEETINGS WITH INVESTORS

4 CONFERENCE CALLS WITH INVESTORS AND ANALYSTS WITH Q&A

What We Heard from Stockholders	What We Did
Continue to enhance ESG profile, initiatives and disclosures, including related to climate change
► Published our second Responsibility Report during 2021 including mapping to SASB and GRI, introducing specific, objective
  ESG goals, and an initial alignment to TCFD
► Established a Climate Working Group in 2021 to lead climate strategy,   including scenario analysis and incorporating results in our business planning and strategy
► Conducted ESG “double materiality”(1) assessment in 2021 with input
  from community members and stockholders; results, reviewed by the   board, informed our updated material topics list
► Safety and environmental weighting increased from 15% to 20% for the   2020 and 2021 AIP
► Further strengthened commitment to Diversity, Equity & Inclusion, including hosting CEO Action for Diversity & Inclusion Day of
  Understanding events throughout the organization
► Added performance share award tied to achievement of our public GHG   emission net intensity reduction goal to 2022 executive compensation   program

Prioritize protection of employees and communities amid COVID-19
► Acted quickly and decisively to protect employees and communities at   the onset of the pandemic by implementing measures such as testing,   contact tracing, paid employee quarantine periods, and longer rotations with overtime pay at remote operations to minimize fly-in/fly-out cycles
► No COVID-driven layoffs or furloughs; continued to pay full wages and   benefits to Mexico employees during temporary government-mandated   shut-down of Palmarejo mine (blanket government order not specific to   Palmarejo)
► Recipient of 2021 NIOSH Mine Safety & Health Technology Innovations
  Award for COVID-19 response
► Donated personal protective equipment and other supplies to local communities
► Medical clinic at Palmarejo mine in Mexico remained open and free to the public
► Facilitated transition to remote working for corporate and other professional staff, providing them with IT equipment and other home office supplies; implemented safety protocols, contact tracing technology and testing to allow employees to return to the corporate office on a voluntary basis and in compliance with local rules and laws

Link executive compensation program to driving long-term stockholder value
► Made 100% of the core measures of our performance share program   drivers of stockholder value, with metrics tied to growth in reserves and resources, ROIC and critical, long-term projects including the Rochester expansion discussed above; retained relative TSR as a modifier

Emphasis on culture and human capital management
► Reported results of our 2021 culture survey and assessment to management and our Board and took action to address areas of opportunity to improve
► Continued strengthening recruiting and development initiatives despite   COVID-related challenges

Include directors in stockholder engagement calls	► Our independent directors, including our Chairman and the Chairs of our Board committees, are made available to engage directly with stockholders as part of our annual stockholder outreach program
(1)	References to “materiality” here should not be construed as a characterization of the materiality or financial impact of that information with respect to our company.

Corporate Governance Highlights and Best Practices (p. 10)

Director Nominees (p. 15)
Name and Principal Occupation	Age	Director Since	Independent	Other Public Company Boards	Committee Memberships	Diversity
Robert E. Mellor Chairman of the Board of Monro, Inc.	78	1998	•	1	Nom Gov – Chair CLD Exec – Chair
Linda L. Adamany Lead Director, Jefferies Financial Group, Director, BlackRock Institutional Trust Company	70	2013	•	1	Audit – Chair EHSCR	Female
Sebastian Edwards Henry Ford II Professor of International Business Economics at UCLA	68	2007	•	0	Audit CLD	Hispanic/Latino
Randolph E. Gress Retired Chairman and CEO of Innophos Holdings, Inc.	66	2013	•	0	CLD Nom Gov
Mitchell J. Krebs President & CEO of Coeur Mining, Inc.	50	2011		1	Exec
Eduardo Luna Chairman of Rochester Resources Ltd. Director of Wheaton Precious Metals Corp.	76	2018	•	2	Audit EHSCR	Hispanic/Latino

Name and Principal Occupation	Age	Director Since	Independent	Other Public Company Boards	Committee Memberships	Diversity
Jessica L. McDonald Director of GFL Environmental Inc. & Hydro One Limited	53	2018	•	2	Audit EHSCR	Female
John H. Robinson Chairman of Hamilton Ventures LLC	71	1998	•	1	CLD – Chair Nom Gov Exec
J. Kenneth Thompson President and CEO of Pacific Star Energy LLC; Chairman of Pioneer Natural Resources; Director of Alaska Air Group; Lead Director of Tetra Tech Inc.	70	2002	•	3	EHSCR – Chair Nom Gov Exec
Our Board believes that it should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee our business as well as certain attributes that every director should possess. The graphic below provides summary information about the skills and qualifications of all of our director nominees. More information about these skills, qualifications and demographic information, including with respect to each individual director, can be found beginning on page 10.

Human Capital Management and Culture (p. 31)
Coeur has long recognized that people and culture are the key to achieving our strategic goals. We aim to be an employer of choice by promoting safety first, proactively developing our people and fostering a diverse and inclusive culture. We seek to recruit, retain and develop employees at all levels who embody our purpose statement through safe and ethical conduct. Our leadership team regularly engages with employees and assesses our culture through surveys, town halls with opportunities for employees to ask questions, and development programming, among other efforts. We also conduct robust succession planning at all levels of the organization.

We are focused on improving these baseline inclusion statistics and plan to continue to regularly seek employee feedback on these metrics.

Environmental, Social & Governance/ESG(1) (p. 27)
Coeur has established itself as a leader among peers in ESG. We continued to advance our ESG initiatives in 2021, including publishing our 2020 Responsibility Report, which included specific, objective goals to reduce the net intensity of our GHG emissions across the Company, building on our commitment to Diversity, Equity and Inclusion, progressing other climate change initiatives and protecting critical habitat. Our 2021 ESG Report (formally known as our “Responsibility Report”) to be published in the second quarter of 2022 will detail these and many other achievements, and will also include specific, objective ESG-related goals and progress across the Company. In response to industry and stakeholder needs, the report will also show continued efforts of making climate-related disclosure in-line with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD), mapping to the Sustainability Accounting Standards Board (SASB) and incorporating elements of the Global Reporting Initiative (GRI) framework and the U.N. Sustainable Development Goals (SDGs). We recently formally designated executive accountability for ESG matters with the appointment of Casey Nault as our Chief ESG Officer in February 2022. We are particularly proud to have achieved the following recent ESG accomplishments and awards:

Published GHG emissions target of 25% reduction in net intensity by end of 2025

Conducted below 2°C **Scenario Analysis**

ISS QualityScore of "1" for Governance (Highest Possible)

Mitch Krebs, President & CEO, **serves as** Vice Chair of NMA ESG Task Force

In 2021, Coeur Mining received a **rating of A** (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment[(2)]

2020 & 2019 Winner
2021 Finalist
Best Proxy Statement (mid-/small cap), Corporate Secretary

Coeur Mexicana is an **11-time recipient** of Empresa Socialmente Responsable distinction

Korie Hickel, Director ESG, **member of** SASB Extractives Sector Standards Advisory Group and GRI Mining & Metals Standards Working Group

Winner, AEMA's 2021 Platinum Award for Corporate Excellence

Achieved CORESafety Recertification (2021)

Emilie Schouten, SVP HR, **Winner**
Mitch Krebs, **Finalist**
2021 S&P Global Platts Metals Awards

Over 1 year without a recordable safety incident at Wharf

Nevada Mining Association **awards** six Rochester employees with individual safety awards in 2021

(1)
For more information about our Responsibility Report (to be renamed as “ESG Report” for 2021) and sustainability initiatives and strategy, please see our website at https://www.coeur.com/responsibility/. Website references included throughout are provided for convenience only, and the contents of our websites do not constitute a part of and are not incorporated by reference into this proxy statement. Our ESG goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met.

(2)	https://www.msci.com/notice-and-disclaimer

CORPORATE GOVERNANCE
Best Practices
►	Independent Board chairman and all directors are independent other than the Chief Executive Officer (“Chief Executive Officer” or “CEO”)	►	Clawback and forfeiture policy covering both financial restatements and officer misconduct
►	Board and Board committees take an active role in the Company’s risk oversight and risk management processes, including active oversight of ESG, human capital management and cybersecurity matters	►	Proactive ongoing stockholder outreach on governance, executive compensation and other ESG matters, including participation by independent directors
►	Focus on Board refreshment – three new directors since Q1 2018(1)	►	Chairman’s one-on-one meetings with each director promote candor, effectiveness and accountability
►	Strong mix of directors with complementary skills	►	Majority voting in uncontested director elections with a resignation policy
►	Annual evaluations promote Board and Board committee effectiveness	►	All directors elected annually for one-year terms
►	Proxy access allows stockholders who have satisfied requirements specified in our Bylaws to include director nominees in the Company’s proxy statement and form of proxy	►	Stockholders owning 20% or more of Coeur’s common stock have the right to call a special meeting of the stockholders
►	No related person transactions with directors or executive officers	►	No poison pill or similar anti-takeover defenses in place
►	50% of independent director nominees are diverse (gender or ethnic)	►	Active Board oversight of enterprise risk, including involvement in strategy setting and crisis management preparation and response efforts
(1)
Brian Sandoval, elected to the Board during 2019, resigned in October 2020 after accepting a new position as President of the University of Nevada, Reno, which does not allow him to serve on corporate boards.

Director and Nominee Experience and Qualifications
Coeur is a precious metals mining company with operations and properties in the United States, Mexico and Canada. The management of our business requires the balancing of many considerations, including:
►	Strategic and financial growth and building long-term value for our stockholders	►	Fostering and maintaining a strong culture
►	Cyclicality of commodities prices	►	Attracting, developing and retaining talented employees
►	Health and safety of our employees and business and community partners	►	Ensuring compliance with laws and regulations in a heavily-regulated industry
►	Environmental stewardship	►	Maintaining leading corporate governance and disclosure practices
►	Building positive relationships with the communities in which we operate
Our Board believes that it should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee our business, together with relevant technical skills or financial acumen that demonstrates an understanding of the financial and operational aspects and associated risks of a large, complex organization like Coeur. Our Corporate Governance Guidelines contain Board membership criteria, focused on ethics, integrity and values, sound business judgment, strength of character, mature judgment, professional experience, industry knowledge and diversity of viewpoints, all in the context of an assessment of the perceived needs of the Board at that point in time. Accordingly, the

Board and the NCG Committee consider the qualifications of incumbent directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs, including an incumbent director’s or potential director’s ability to contribute to the diversity of viewpoints and experience represented on the Board, and it regularly reviews its effectiveness in balancing these considerations when assessing the composition of the Board.
The Board and the NCG Committee have not formulated any specific minimum qualifications, but rather consider the factors described above and, among other things, the Board has determined that it is important to have individuals with the following skills and experiences on the Board:

Current and Former Chief Executive
Directors with experience in significant leadership positions possess strong abilities to motivate and develop people and understand the complexities and challenges of managing a large organization

Project Development/Management
The mining business is project intensive. Coeur benefits by having directors who have experience through the entire lifecycle of acquiring, developing and managing large and complex projects

Environmental, Social and Governance / Health and Safety
Operating safely and protecting the environments and communities in which we operate is our highest priority and critical to the success of our business

Government Affairs, Regulatory and Legal
We operate in a heavily regulated industry that is directly affected by governmental actions and legal requirements at the local, state and federal levels in the United States, Mexico and Canada

Strategy Development and Execution
Directors with experience driving strategic direction and growth through mergers, acquisitions, joint ventures and other strategic initiatives, and overseeing commitment of resources, risk management and execution provide critical insights in evaluating strategic plans and opportunities

Capital Markets Transactions
Analysis and understanding of proposed capital markets transactions, including risks and the impact to our existing capital structure is critical to oversight of strategy execution and project management

Extractive or Cyclical Industry
The mining sector, particularly precious metals mining, is cyclical, and stockholders and management benefit from the perspectives and experience of directors who have lead firms through several full business cycles

U.S. Public Company Board Service
As a U.S.-based and NYSE-listed company, Directors who have experience serving on other U.S. public company boards generally are well-prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management in the context of U.S. public company regulation and governance structures

Finance/Accounting We operate in a complex financial and regulatory environment with disclosure requirements, detailed business processes and internal controls	Technology/Cyber Security Important in providing perspectives on innovation and overseeing the physical and cyber threats against the security of our operations, assets and systems
Human Capital Management Oversight of the recruitment, retention and development of key talent is critical for execution of Company strategies and initiatives	Culture A strong culture is the foundation for effective risk management, attracting, retaining and developing top talent, transparency and accountability, and strategy development and execution
Geographic Experience in the jurisdictions in which we operate helps us navigate unique jurisdictional challenges, including culture and the legal and regulatory environment	Diversity A board with gender, racial and ethnic diversity allows for different perspectives, which can lead to higher quality discussions, decision-making and increased overall effectiveness.
Board Composition and Refreshment
The Board does not have a mandatory retirement age. Instead, the Board believes that directors should be evaluated on their unique perspectives, experiences and ability to contribute to the Board and that long-serving directors provide important perspective and insight based on industry experience and a deep understanding of our long-term plans and objectives. The Board is focused on maintaining a balance between longer serving directors and newer directors with complementary skills, expertise, diverse backgrounds and points of view, which allows for natural turnover and an appropriate pace of Board refreshment. For example, several of our longer serving directors, including Messrs. Mellor,

Robinson and Thompson, have deep public company board experience, including Messrs. Mellor’s and Thompson’s roles in leading other public company boards, which are invaluable to our Board and management team and balance with the perspectives of our newer directors. Messrs. Mellor, Edwards, Robinson and Thompson also have significant experience serving Coeur in different economic environments, through multiple business and commodity cycles, and under multiple management teams, which provides them with experience and perspective that is highly valuable in providing strong leadership to a company in our industry. In identifying director candidates from time to time and consistent with our goal of maintaining at least 50% of diverse independent directors, the NCG Committee seeks to include women and ethnically and racially diverse candidates in any potential candidate pool and may focus on specific skills and experience of particular importance at the time in order to enhance the overall balance and effectiveness of the Board, as was the case in 2018 with the elections of Ms. McDonald and Mr. Luna. As part of the Board’s ongoing efforts to seek this balance of skills, experience and tenure, as described in more detail below, the Board elected three new directors over the past four years, although one later resigned due to a new professional position that does not allow service on outside boards. If all of the nominees are elected to the Board, the average tenure of the directors will be approximately 13 years, with half of independent directors having served nine years or less. We have a goal to achieve additional Board refreshment, including further increasing the number of female directors, by the 2023 Annual Meeting of Stockholders.
Director Nomination Process
The NCG Committee reviews and makes recommendations regarding the composition and size of the Board. The Board considers candidates identified by search firms it retains or consults with periodically, recommended by current directors and stockholders, and through other methods. The NCG Committee has adopted a policy pursuant to which significant long-term stockholders may recommend a director candidate. See page 24 for more details.

Evaluation Process for Current Directors
Before recommending an incumbent director for re-nomination, the NCG Committee considers each incumbent director’s experience, qualifications and expected future contributions to the Board. The committee’s annual review of existing directors includes the following considerations:
►
Key Attributes and Responsibilities – In addition to having a Board composed of directors who collectively possess the diverse set of skills described above, directors should actively represent the interests of stockholders; assess and advise management regarding major risks facing the Company; ensure processes are in place for maintaining the integrity of the Company, its financial statements, its data and systems, its compliance with laws and ethics, its relationships with third parties, and its relationships with other stakeholders; and select, evaluate, retain and compensate a well-qualified CEO and senior management team, oversee succession planning and commit to fostering an environment of diversity, equity and inclusion at the Company.

►
Independence – Considering whether the interests or affiliations of a director are not in compliance with applicable laws or stock exchange requirements or could compromise the independence and integrity of an independent director’s service on behalf of stockholders, including the director’s relationships with the Company that would interfere with the director’s exercise of independent judgment.

►
Commitment and Performance – Willingness and ability to devote the time necessary to serve as an effective director. In this regard, we have a director overboarding policy included in our Corporate Governance Guidelines, which limits the total number of public company boards (including Coeur’s) to four, or two (including Coeur’s) for directors who are executive officers of public companies.

Annual Board Self-Evaluation Process

Self-Evaluation
Each director reviews questions provided in advance to prepare for the in-person one-on-one meeting with the Chairman of the Board and in-person discussions among the Board and each committee
One-on-One Meetings
Mr. Mellor, Chairman of the Board, meets individually with each director to discuss a range of topics including Board and committee composition, organization and effectiveness of meetings and communication, each director’s personal contribution to the Board and relevant committees and sufficiency of the level of internal and external support provided to the Board and its committees
In-Person Discussions
Held at a meeting of the full Board and each committee to discuss observations arising from the questions provided in advance and the Chairman’s one-on-one meetings with each director
Incorporate Feedback
Meaningful feedback is generated each year from the self-evaluation process, including, in recent years, with respect to allocation of time during Board meetings which has led to an increase in time spent on critical topics such as strategy, capital allocation, executive and director succession planning, ESG, diversity and risk management (including an increased focus on cyber risk matters)

In recent years, the Board enhanced its self-evaluation process by bringing in a third party to facilitate the Board’s self-evaluation discussion, and in 2021, formally seeking input from management who regularly interact with the Board and its committees regarding opportunities to increase effectiveness.
Majority Vote Standard for the Election of Directors
According to our Bylaws, in an uncontested election, the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director.
If a nominee for director does not receive the vote of at least a majority of votes cast at the Annual Meeting, it is the policy of the Board that the director must tender his or her offer of resignation. The NCG Committee will then make a recommendation to the Board whether to accept or reject the tendered resignation offer, or whether other action should be taken, taking into account all of the relevant facts and circumstances. The director who has tendered his or her offer of resignation will not take part in the proceedings with respect to his or her resignation offer. For additional information, our Corporate Governance Guidelines are available on the Corporate Governance page of our website, www.coeur.com/company/corporate-governance/, and to any stockholder who requests them. The information on our website is not incorporated by reference in this Proxy Statement.

Proxy Access
In March 2019, the Board proactively adopted proxy access, which amended the Company’s Bylaws to allow certain stockholders to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, one or more director nominees up to the greater of two nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the following requirements:

Threshold stock ownership requirement	►	3% of issued and outstanding common stock held for at least three years
Maximum size of stockholder group that may aggregate share ownership	►	20 stockholders
Number of director nominees that may be nominated	►	Greater of two nominees or 20% of Board seats
Other requirements	►	Continuous ownership of shares through annual meeting
	►	Compliance with other requirements set out in Company Bylaws

Proposal No. 1: Election of Directors	The Board of Directors recommends a vote FOR each nominee listed in “Director Nominees” Below
What am I voting for?
►
The election of nine directors to hold office until the 2023 Annual Stockholders’ Meeting and until their successors have been elected and qualified. All nominees are currently Coeur directors, and each of them was elected by stockholders at the 2021 Annual Meeting.

►	Properly executed proxies will be voted at the Annual Meeting FOR the election of each of the nine persons named below unless marked AGAINST or ABSTAIN.
Director Nominees
The nine individuals named below have been nominated by the Board to be elected as directors at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualified. All of the nominees were elected to the Board at the 2021 Annual Meeting. We do not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy may vote for a substitute, or substitutes, in their discretion, or the Board may reduce its size or leave a vacancy on the Board.
The Board and the NCG Committee have determined that our nominees possess a balanced mix of the qualifications and experiences relevant to the effective governance and oversight of our business. The following table provides information about the skills and qualifications of each director nominee. Additional information about each director nominee follows.

Robert E. Mellor	Linda L. Adamany	Sebastian Edwards	Randolph E. Gress	Mitchell J. Krebs	Eduardo Luna	Jessica L. McDonald	John. H Robinson	J. Kenneth Thompson
Skills/Background									
Current/Former CEO	•	•		•	•	•	•	•	•
Project Development/ Management		•		•	•	•	•	•	•
ESG	•	•	•	•	•	•	•	•	•
Government Affairs, Regulatory & Legal	•	•		•	•	•	•	•	•
Strategy Development & Execution	•	•		•	•	•	•	•	•
Capital Markets Transactions	•	•	•	•	•			•	•
Extractive/Cyclical Industry	•	•		•	•	•		•	•
U.S. Public Company Board Service	•	•		•	•			•	•
Finance/Accounting	•	•	•	•	•	•	•	•	•
Technology/ Cyber Security		•			•		•		•
Human Capital Management	•	•	•	•	•	•	•	•	•
Culture	•	•	•	•	•	•	•	•	•
Demographic Information									
Gender									
Female		•					•		
Male	•		•	•	•	•		•	•
Ethnicity									
Hispanic/Latino			•			•			
White	•	•		•	•		•	•	•

Robert E. Mellor

Age 78 Director since 1998	Experience
►
Chairman of the Board of Directors of Monro, Inc. (formerly, Monro Muffler/Brake, Inc.), an auto service provider, serving as a director since August 2010, interim Chief Executive Officer from August 2020 to April 2021, Chairman of the Board of Directors since June 2017 and as lead independent director from April 2011 to June 2017

►
Former Chairman, Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) from 1997 to January 2010, director from 1991 to January 2010

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Former member of the Board of Directors of CalAtlantic Group, Inc., a national residential home builder, from October 2015 to February 2018, when CalAtlantic was acquired by Lennar Corporation; member of the Board of Directors of The Ryland Group (national home builder, merged with another builder to form CalAtlantic) from 1999 to October 2015

	►	Former member of the Board of Directors of Stock Building Supply Holdings, Inc., a lumber and building materials distributor, from March 2010 until December 2015 when it merged with another company
	►	Selected in 2020 as one of the 100 most influential corporate directors by the National Association of Corporate Directors
Education
	►	Mr. Mellor earned a B.A. in Economics from Westminster College (Missouri) and a Juris Doctor degree from Southern Methodist University School of Law
Expertise
►
As the former Chairman and Chief Executive Officer of Building Materials Holding Corporation and former Interim Chief Executive Officer of Monro Inc., Mr. Mellor brings to the Board leadership, risk management, cyclical industry, talent management, operations, capital markets, mergers & acquisitions and strategic planning experience.

►
Mr. Mellor also brings to the Board public company board experience through his service on the board of Monro, Inc., and former service with CalAtlantic Group, Inc., The Ryland Group, Inc. and Stock Building Supply Holdings, Inc.

Linda L. Adamany

Age 70 Director since 2013	Experience
►
Served at BP plc, a multinational oil and gas company, in several capacities from July 1980 until her retirement in August 2007, most recently from April 2005 to August 2007 as a member of the five-person Refining & Marketing Executive Committee responsible for overseeing day-to-day operations and HR management of BP plc’s Refining & Marketing segment, a $45 billion business at the time

►
Independent Lead Director of Jefferies Financial Group Inc. (formerly known as Leucadia National Corporation), a diversified holding company engaged in a variety of businesses, since March 2022 (Board member since March 2014); Member of the Board of Directors of Jefferies Group LCC and Jefferies International Limited, wholly-owned subsidiaries of Jefferies Financial Group Inc., since November 2018

	►	Non-executive director of BlackRock Institutional Trust Company since March 2018
	►	Former non-executive director of Wood plc, a company that provides project, engineering and technical services to energy and industrial markets, from October 2017 to May 2019
	►	Non-executive director of Amec Foster Wheeler plc, an engineering, project management and consultancy company, from October 2012 to October 2017, when Amec was acquired by Wood Group plc
	►	Former member of the Board of Directors of National Grid plc, an electricity and gas generation, transmission and distribution company, from November 2006 to November 2012
	►	Selected as one of Women Inc. Magazine’s 2018 Most Influential Corporate Directors
	►	Certified Public Accountant
Education
►
Ms. Adamany earned a degree in Accounting from John Carroll University (Magna Cum Laude) and has completed executive education studies at Harvard University, University of Cambridge and Tsing Hua University (China).

Expertise
►
Ms. Adamany brings to the Board leadership, financial and accounting expertise, strategic planning experience, and experience in the extractive resources industry and with cyclical businesses through her positions with BP plc and project management experience as director of Wood plc and Amec Foster Wheeler plc

Sebastian Edwards

Age 68 Director since 2007	Experience
	►	Henry Ford II Professor of International Business Economics at the Anderson Graduate School of Management at the University of California, Los Angeles (UCLA) from 1996 to present
	►	Co-Director of the National Bureau of Economic Research’s Africa Project from 2009 to present
	►	Chief Economist for Latin America at the World Bank Group from 1993 to 1996
	►	Taught at IAE Universidad Austral in Argentina and at the Kiel Institute from 2000 to 2004
	►	Member of the Board of Moneda Asset Management, an investment management firm in Chile
	►	Member of the Board, Centro de Estudios Publicos, Chile
Education
	►	Mr. Edwards earned an Ingeniero Comercial degree and became a Licenciado en Economia at the Universidad Católica de Chile and earned a MA and PhD in economics from the University of Chicago.
Expertise
►
As a professor of International Business, as well as through various positions relating to Latin American economies, Mr. Edwards brings to the Board international, government, economic and financial experience, all of which are beneficial to the Board, which operates in an industry that is subject to macro-economic trends and events.

Randolph E. Gress

Age 66 Director since 2013	Experience
►
Retired Chairman, from November 2006 until January 2016, and former director, from August 2004 until January 2016, and Chief Executive Officer, from 2004 until December 2015, of Innophos Holdings, Inc., a leading international producer of performance-critical and nutritional specialty ingredients for the food, beverage, dietary supplements, pharmaceutical and industrial end markets

►
Various positions with Rhodia SA, a group that specializes in fine chemistry, synthetic fibers and polymers, from 1997 to 2004, including Global President of Specialty Phosphates and Vice President and General Manager of the North American Sulfuric Acid and Regeneration businesses

► Various roles at FMC Corporation, from 1982 to 1997, including Corporate Strategy and various manufacturing, marketing and supply chain positions
Education
► Mr. Gress earned a B.S.E. in Chemical Engineering from Princeton University and earned an M.B.A. from Harvard University.
Expertise
►
Mr. Gress is a seasoned industrial executive with a wide range of international, mergers & acquisitions, capital markets, operations, strategic planning, financial/accounting, government/regulatory and legal experience as well as mining experience (phosphates with Innophos Holdings, Inc. and various minerals with FMC Corporation).

Mitchell J. Krebs

Age 50 Director since 2011	Experience
►
President and Chief Executive Officer of Coeur Mining, Inc., since 2011. Mr. Krebs joined Coeur in 1995 after spending several years in the investment banking industry in New York. Mr. Krebs held various positions in the corporate development department, including Senior Vice President of Corporate Development. In March 2008, Mr. Krebs was named Chief Financial Officer, a position he held until being appointed President and CEO

	►	Member of the Board of Directors of Kansas City Southern Railway Company since May 2017 (Audit Committee; Finance and Strategic Investments Committee)
	►	Member of the Board of the National Mining Association (Executive Committee; Chair of ESG Task Force)
	►	Executive Committee member and past President of The Silver Institute
Education
	►	Mr. Krebs holds a B.S. in Economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard University
Expertise
►
Mr. Krebs brings leadership, industry, capital markets, mergers & acquisitions, and strategic planning experience, as well as his in-depth knowledge of Coeur through the high-level management positions he has held with Coeur over the years.

Eduardo Luna

Age 76 Director since 2018	Experience
►
Member of the Board of Directors of Wheaton Precious Metals Corp., a precious metals streaming company, since 2004, Chairman of the Board of Directors, from 2004 to 2009, interim Chief Executive Officer, from October 2004 to April 2006, and Executive Vice President from 2002 to 2005

	►	Chairman of the Board of Directors of Rochester Resources Ltd., a junior natural resources company with assets in Mexico since 2018 (and various roles with the company prior to that time)
►
Former member of the Board of Directors of DynaResource, Inc., an exploration stage precious metals company, and special advisor to the president of its wholly-owned Mexican subsidiary, from March 2017 to July 2019

	►	Chairman of the Advisory Board of the Faculty of Mines at the University of Guanajuato
	►	Director of Minas de Bacís, a private mining company with operations in Mexico, since 2018
	►	Director of Avantti Medi Clear, a private company, since 2010
►
Former member of the Board of Directors of Primero Mining Corp., a precious metals mining company, from 2008 to 2016, also holding several senior management roles during that period, including Executive Vice President and President (Mexico), and President and Chief Operating Officer

	►	Executive Vice President of Goldcorp Inc., from March 2005 to September 2007
	►	President of Luismin, S.A. de C.V., from 1991 to 2007
Education
►
Mr. Luna earned a B.S in Mining Engineering from Universidad de Guanajuato, an M.B.A. from Instituto Tecnologico de Estudios Superiores de Monterrey and an Advanced Management Degree from Harvard University.

Expertise
►
Mr. Luna brings extensive mining industry, executive leadership, public company board, project development/management and cyclical business experience through his roles with Luisman, Goldcorp, Primero and Wheaton, among others, as well as experience with Mexican government relations and regulatory matters, which is particularly valuable given the significance to Coeur of the Palmarejo complex.

Jessica L. McDonald

Age 53 Director since 2018	Experience
	►	Member of the Board of Directors of GFL Environmental Inc., a diversified environmental services company in North America, since February 2022
	►	Member of the Board of Directors of Hydro One Limited, an electricity transmission and distribution utility serving the Canadian province of Ontario, since August 2018
	►	Former Chair of Board of Directors of Canada Post Corporation, the national postal service of Canada, from December 2017 to July 2020, and interim President and CEO from April 2018 to March 2019
►
Former member of the Board of Directors of Trevali Mining Corporation, a Canadian zinc-focused base metals mining company, from October 2017 to March 2020 and served as Chair from March 2019 to March 2020.

►
President and CEO from 2014 to 2017 of the British Columbia Hydro and Power Authority, a provincial Crown Corporation that operates generation, transmission and distribution infrastructure to deliver electricity to customers in British Columbia, Canada

	►	Appointed to the Board of Directors of Sustainable Development Technology Canada in October 2021; formerly member of the Member Council of Sustainable Development Technology Canada.
	►	Member of the Board of Directors of the Greater Vancouver Board of Trade since 2016
	►	Former member of the Board of Directors of Insurance Corporation of British Columbia from 2014 to 2016
	►	Former Chair of the Board of Directors of Powertech Labs, one of the largest testing and research laboratories in North America, from 2014 to 2017
	►	Former member of the Board of Directors of Powerex Corp., a key participant in energy trading markets in North America from 2014 to 2017
	►	Executive Vice President of Heenan Blaikie Management Ltd. from 2010 to 2013
	►	Various positions in the British Columbia, Canada, government, including as Deputy Minister to the Premier, Cabinet Secretary and Head of the British Columbia Public Service from 2005 to 2009
	►	Named to Canada’s Top 100 Most Powerful Women Hall of Fame
	►	Fellow at Stanford University, Center for Energy Policy and Finance, from 2017 to 2018
Education
	►	Ms. McDonald earned a B.A degree from the University of British Columbia
	►	Ms. McDonald also holds an ICD.D Designation from the Institute of Corporate Directors at the Rotman School of Management, University of Toronto
	►	Ms. McDonald received the National Association of Corporate Directors Cybersecurity Oversight Certificate in 2020
Expertise
►
Ms. McDonald brings extensive leadership, project development/management, and health, safety, environmental and cybersecurity oversight experience, including as the President and CEO of British Columbia Hydro and Power Authority and various prominent roles with the British Columbia government and as a director of several companies. Ms. McDonald’s experience with British Columbia government relations and regulatory matters is particularly relevant in light of Coeur’s Silvertip silver-zinc-lead development project in British Columbia.

John H. Robinson

Age 71 Director since 1998	Experience
	►	Chairman of Hamilton Ventures LLC, a venture capital firm, since founding the firm in 2006
	►	Member of the Board of Directors of Alliance Resource Management GP, LLC, which acts as the general partner for Alliance Resource Partners, L.P., a publicly-traded coal mining company
	►	Member of the Board of Directors of Olsson Associates, an engineering consulting firm
	►	Former member of the Board of Directors of Federal Home Loan Bank of Des Moines, financial services cooperative, from 2007 to 2019
	►	CEO of Nowa Technology, Inc., a development and marketing of environmentally sustainable wastewater treatment technology company, from 2013 to 2014
	►	Former Chairman of EPC Global, Ltd., an engineering staffing company, from 2003 to 2004
	►	Former Executive Director of Amey plc, a British business process outsourcing company, from 2000 to 2002
	►	Vice Chairman of Black & Veatch Inc., an engineering and construction, from 1998 to 2000. Mr. Robinson began his career at Black & Veatch and was Managing Partner prior to becoming Vice Chairman
Education
	►	Mr. Robinson earned a Master of Science degree in Engineering from the University of Kansas and is a graduate of the Owner-President-Management Program at the Harvard Business School.
Expertise
►
As a senior corporate executive in the engineering and consulting industries, and a director in the resource extraction and financial industries, Mr. Robinson brings to the Board leadership, project development/management, industry, cyclical business and capital markets experience. Mr. Robinson also brings to the Board U.S. public company board experience and expertise in executive compensation and leadership development.

J. Kenneth Thompson

Age 70 Director since 2002	Experience
►
President and Chief Executive Officer of Pacific Star Energy LLC, a privately held firm that is a passive holder of oil lease royalties in Alaska, from September 2000 to present, including, from 2004 to present, royalties held by Alaska Venture Capital Group LLC from its prior oil and gas exploration and development activities

	►	Chairman of the Board of Pioneer Natural Resources Company, a large independent oil and gas company
	►	Presiding (Lead) Director of the Board of Directors of Tetra Tech, Inc., an engineering consulting firm
	►	Member of the Board of Directors of Alaska Air Group, Inc., the parent corporation of Alaska Airlines and Horizon Air
	►	Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000
	►	President and Chief Executive Officer of ARCO Alaska, Inc., the oil and gas producing division of ARCO based in Anchorage, from June 1994 to January 1998
►
Corporate Vice President leading ARCO's oil & gas research and technology center from 1993-94 which included research in various geoscience disciplines, engineering technologies and environmental sciences. He also had oversight of the Information Technology department, the computing center and IT security

	►	Selected in 2019 as one of the 100 most influential corporate directors by the National Association of Corporate Directors
Education
	►	Mr. Thompson earned a B.S. degree and Honorary Professional Degree in Petroleum Engineering from the Missouri University of Science & Technology
Expertise
►
Through Mr. Thompson’s various executive positions, including the role of Chief Executive Officer, he brings to the Board leadership, risk management, project development/management, engineering, strategic planning, natural resources/extractive industry and extensive health, safety and environmental experience. Mr. Thompson also has government and regulatory experience through his work in other highly-regulated industries such as the oil and gas, energy, and airline industries, and possesses extensive U.S. public company board experience. Mr. Thompson’s experience in the oil and gas and airline industries also provide extensive experience with cyclical businesses.

Meeting Attendance
Our Board met nine times during 2021. Each incumbent director who served in 2021 attended at least 90% of the aggregate meetings of the Board and committees on which he or she served. We have a policy that encourages directors to attend each annual meeting of stockholders, absent extraordinary circumstances. Each director then serving attended the 2021 Annual Meeting.
Committees of the Board of Directors
Each of the following Board committees functions under a written charter adopted by the Board, copies of which are available on the Corporate Governance page of our website, currently www.coeur.com/company/corporate-governance/, and to any stockholder who requests them.
The current members, responsibilities and the number of meetings held in 2021 of each of these committees are shown below:

Audit Committee Committee Members Linda L. Adamany, Chair Sebastian Edwards Eduardo Luna Jessica L. McDonald Number of meetings in 2021: 6	Key Responsibilities
Reviewing and reporting to the Board with respect to the oversight of various auditing and accounting matters and related key risks, including:
	►	The selection and performance of our independent registered public accounting firm;
	►	The planned audit approach;
	►	The nature of all audit and non-audit services to be performed;
	►	Accounting practices and policies;
	►	Oversight of the compliance program including compliance with the Company’s Code of Business Conduct and Ethics and whistleblower reporting framework;
	►	Oversight of cybersecurity; and
	►	The performance of the internal audit function.
Independence and Financial Literacy
►
The Board has determined that each member of the Audit Committee is independent as defined by the NYSE listing standards and Coeur’s independence standards, which are included as part of Coeur’s Corporate Governance Guidelines, as well as additional, heightened independence criteria under the NYSE listing standards and SEC rules applicable to Audit Committee members.

	►	All members of the Audit Committee satisfy the NYSE’s financial literacy requirement.
	►	The Board has determined that Ms. Adamany is an Audit Committee Financial Expert (as defined by SEC rules), as a result of her knowledge, abilities, education and experience.
Audit Committee Financial Expert

Compensation and Leadership Development Committee Committee Members John H. Robinson, Chair Sebastian Edwards Randolph E. Gress Robert E. Mellor Number of meetings in 2021: 6	Key Responsibilities
	►	Approving, together with the other independent members of the Board, the annual compensation for our CEO.
	►	Approving the annual compensation of the non-CEO executive officers.
	►	Reviewing and making recommendations to the Board with respect to compensation of the non-employee directors, our equity incentive plans and other executive benefit plans.
	►	Overseeing risk management of our compensation programs and executive succession planning.
	►	Overseeing leadership development, including goal development, planning and assessment of progress against individual development goals and plans.
	►	Reviewing with management the Company’s human capital management, including matters such as diversity, equity and inclusion, corporate culture, talent development and retention.
Independence
►
The Board has determined that each member of the CLD Committee is independent as defined by the NYSE listing standards and Coeur’s independence standards, which are included as part of Coeur’s Corporate Governance Guidelines, as well as additional, heightened independence criteria under the NYSE listing standards applicable to the CLD Committee members and Section 16 rules.

Nominating and Corporate Governance Committee Members Robert E. Mellor, Chair Randolph E. Gress John H. Robinson J. Kenneth Thompson Number of meetings in 2021: 4	Key Responsibilities
	►	Identifying and recommending to the Board nominees to serve on the Board.
	►	Establishing and reviewing corporate governance guidelines.
	►	Reviewing and making recommendations to the Board and oversee risk management with respect to corporate governance matters.
	►	Oversee CEO and Board succession planning.
Independence
►
The Board has determined that each member of the NCG Committee is independent as defined by the NYSE listing standards and Coeur’s independence standards, which are included as part of Coeur’s Corporate Governance Guidelines.

Environmental, Health, Safety and Corporate Responsibility Committee Members J. Kenneth Thompson, Chair Linda L. Adamany Eduardo Luna Jessica L. McDonald Number of meetings in 2021: 5	Key Responsibilities
Reviewing the Company’s EHSCR policies and management systems, as well as the scope of the Company’s potential EHSCR risks and liabilities, including with respect to:
	►	Environmental permitting, compliance and stewardship;
	►	Employee and contractor safety and health;
	►	Corporate responsibility and community relations;
	►	Compliance with EHSCR laws, rules and regulations;
	►	Oversight of climate risk; and
	►	Oversight of ESG initiatives, including goal setting, data collection, disclosures and reporting frameworks.
Independence
►
The Board has determined that each member of the EHSCR Committee is independent as defined by the NYSE listing standards and Coeur’s independence standards, which are included as part of Coeur’s Corporate Governance Guidelines.

Executive Committee Committee Members Robert E. Mellor, Chair Mitchell J. Krebs John H. Robinson J. Kenneth Thompson Number of meetings in 2021: 0	Key Responsibilities
	►	Acting in place of the Board on limited matters that require action between Board meetings.
Board Leadership and Independent Chairman
One of our Board’s key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary. The Board and NCG Committee review the structure of Board and Company leadership as part of its annual review of the Board succession planning process. Our Board has determined that an independent, non-executive Chairman is currently the optimal leadership structure. Currently, Mr. Mellor serves as independent Chairman of the Board. Mr. Krebs serves as President, CEO and Director.
Director Independence
The Board has determined that each director, other than Mr. Krebs, our President and CEO, is independent within the meaning of applicable NYSE listing standards and rules and our independence standards, which are included as part of our Corporate Governance Guidelines. The Board has further determined that the Audit Committee, CLD Committee, NCG Committee and EHSCR Committee are composed solely of independent directors, and members of the Audit and CLD Committees satisfy additional, heightened independence criteria applicable to members of those committees under the NYSE listing standards and SEC rules. Consequently, independent directors directly oversee such important matters as our financial statements, executive compensation, the selection and evaluation of directors and the development and implementation of our corporate governance programs and ESG programs and compliance.
In determining the independence of directors, the Board (with the assistance of the General Counsel and based upon the recommendation of the NCG Committee) undertakes an annual review of the independence of all non-employee directors. Each non-employee director annually provides the Board with information regarding the director’s business and other relationships with Coeur and its affiliates, and with senior management and their affiliates, to enable the Board to evaluate the director’s independence. In the course of the annual determination of the independence of directors, the Board (with the assistance of the General Counsel and based upon the recommendation of the NCG Committee) evaluates all relevant information and materials, including any relationships between Coeur and any other company where one of our non-employee directors also serves as a director. The Board considered Mr. Thompson's board service for Alaska Air Group, Inc. and Tetra Tech, Inc., with whom Coeur conducted business in 2021 involving amounts that are immaterial to Coeur and each other company. Moreover, Mr. Thompson did not influence, or receive any material direct benefit from, those business relationships.
In addition, the Board considered the potential impact of the longer tenures on the independence of Messrs. Mellor, Robinson, Thompson and Edwards. Each director has significant experience serving Coeur in different economic environments, through multiple business and commodity cycles, and under multiple management teams, which provides them with experience and perspective that is highly valuable in providing strong leadership to a company in our industry. See “Board Composition and Refreshment” on page 11. Accordingly, the Board has determined that each is independent because each satisfies all applicable legal and stock exchange criteria for independence and continues to be an effective director who fulfills his responsibilities with integrity and independence of thought.

Related Person Transactions
Our Related Person Transactions Policy includes written policies and procedures for the review, approval or ratification, if pre-approval was not feasible, of related person transactions. As more fully explained in this policy, any transaction in which a related person has a material interest, other than transactions involving aggregate amounts less than $120,000, must be approved or ratified (if pre-approval was not feasible) by the NCG Committee. The policies apply to all executive officers, directors, more than 5% stockholders and their immediate family members. Since the beginning of 2021, there were no related person transactions as defined by the policy.
We take the following steps with regard to related person transactions:
►
On an annual basis, each director and executive officer of the Company completes a detailed questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.

►
Each director and executive officer is expected to promptly notify our legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which we participate.

►	Any reported transaction that our legal department determines may qualify as a related person transaction is referred to the NCG Committee.
►	The Company monitors its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
In determining whether or not to approve or ratify, if pre-approval was not feasible, a related person transaction, the NCG Committee may take such action as it may deem necessary or in the best interests of the Company and may take into account the effect of any related person transaction on independence status of a director.
Meetings of Non-Management Directors
Non-management members of the Board, all of whom are also independent directors, regularly hold executive sessions at Board meetings without members of management being present. In 2021, non-management independent directors met in executive session at least 5 times, at each regular Board meeting. Mr. Mellor, the independent Chairman of the Board, presides over each such meeting.
Director Education and Development
Continuing education is provided for all directors through board materials and presentations, discussions with management, visits to our sites and other sources. In 2021, directors were provided concentrated educational and development programs at Board meetings and through online training opportunities covering fiduciary obligations and communications best practices, among other matters. Several of our directors also attended programs focused on topics that are relevant to their duties as a director, including cyber risk oversight, climate risk and decarbonization, corporate governance, ethics, diversity, ESG topics, audit matters, economics, culture, crisis management, executive compensation, political and regulatory risks and developments in the U.S., Mexico and Canada, and board best practices.
Policy Regarding Director Nominating Process
The NCG Committee has adopted a policy pursuant to which a stockholder who has owned at least 1% of our outstanding shares of common stock for at least two years may recommend a director candidate that the committee will consider when there is a vacancy on the Board either as a result of a director resignation or an increase in the size of the Board. Such recommendation must be in writing addressed to the Chairman of the NCG Committee at our principal executive offices and must be received by the Chairman at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the NCG Committee has not formulated any specific minimum qualifications that it believes must be met by a nominee that the NCG Committee recommends to the Board, the NCG Committee will take into account the factors discussed under “Director and Nominee Experience and Qualifications” on page 10. The NCG Committee would evaluate any stockholder nominee according to the same criteria as a nominee from any other source.

Management Succession Planning and Talent Development
The Board oversees the recruitment, development, and retention of our senior executives. Significant focus is placed on succession planning both for key executive roles and also deeper into the organization. In-depth discussions occur multiple times per year in meetings of the Board, CLD Committee and NCG Committee, including in executive sessions to foster candid conversations. The full Board receives an annual presentation from Mr. Krebs, our CEO, and Ms. Schouten, our Senior Vice President, Human Resources, showing detailed succession plans for each executive and senior leadership position as well as the general managers for each operating mine and their senior leadership teams. These succession plans include development plans and readiness assessments for succession candidates. The CLD Committee receives regular presentations from Mr. Krebs and Ms. Schouten on the progress each executive has made on his or her individual development plans. These presentation materials result from a structured evaluation process by and under the leadership of Ms. Schouten which includes one-on-one discussions with key leaders around the Company about their teams and high-potential employees. Directors have regular and direct exposure to senior leadership and high-potential employees during Board and committee meetings and through other informal meetings and events held during the year. In 2021, the NCG Committee formalized our emergency CEO succession plan to provide for continuity of leadership in the event of an unplanned temporary absence or permanent change of our CEO.
Our focused succession planning enables us to timely identify internal and external candidates for key roles within the organization. This process supported the decision to recruit externally for Operations and Exploration leadership roles, which led to the hiring of Michael Routledge as Senior Vice President and Chief Operating Officer in June 2020 and Aiofe McGrath to succeed Hans Rasmussen as Senior Vice President, Exploration.
Board Oversight of Long-Term Strategy and Capital Allocation
A significant amount of time is dedicated to strategy at each regular Board meeting, a focused review of strategy occurs annually, and the Board considers alignment of key initiatives with the Company’s strategy and capital allocation framework when approving significant actions. Our management team and Board integrate ESG risks and opportunities into long-term strategy and capital allocation. Examples include our strategic priority to operate only in favorable jurisdictions from a legal certainty and rule of law perspective, incorporating GHG emissions and the transitional and physical risks of climate change into strategic and business planning, constructing and operating lower-risk tailings storage facilities, actively promoting strong relationships with all stakeholders to support social license to operate, fostering a culture of diversity, equity and inclusion, and actively managing our human capital to develop and attract the high-caliber talented workforce we need to succeed. In addition, the Board regularly invites leading investment banking firms and equity research analysts in our sector, precious metals research analysts and other subject matter experts to present to the Board to provide insights on the industry and the broader economy to consider in setting and overseeing long-term strategy. The Board actively oversees and provides constructive feedback on development of strategy and execution of key strategic initiatives through a combination of channels, including:
►	during dedicated discussions on formal Board agendas,
►	during executive sessions both with the CEO and among independent directors only,
►
through its committees in regard to matters subject to committee oversight (such as the CLD Committee in regard to leadership development and the alignment of compensation programs with long-term strategy and value-creation, the EHSCR Committee in regard to ESG initiatives, including related to climate change, the NCG Committee in regard to Board refreshment and diversity and maintaining peer-leading corporate governance practices, and the Audit Committee in regard to financial risk management, maintaining a strong compliance program and cybersecurity), and

►
through one-on-one discussions between directors and the CEO to leverage individual directors' unique perspectives and experiences by applying them to the Company's particular strategic opportunities and challenges.

We believe our Board's approach to oversight and counseling management is effective and provides a framework for sound strategy development and strategic decision-making.

Stockholder Outreach and Engagement
We view our relationship with stockholders as a critical part of our corporate governance profile. Among other things, proactive engagement with our stockholders helps us to understand expectations for our performance, maintain transparency, and shape corporate governance and executive compensation policies.
Each year, we launch two main outreach efforts, one in the spring in conjunction with proxy season and one in the fall. Our independent directors are also available to engage with stockholders, either directly or as part of our regular stockholder engagement program. In 2021, we contacted all institutional stockholders who owned at least 0.15% of our aggregate outstanding shares of common stock (as of June 30, 2021), representing approximately 65% of outstanding shares of our common stock, and engaged with all stockholders who responded to our invitation to discuss corporate governance, executive compensation and ESG matters. This led to focused discussions with the stockholders who accepted our invitation, which gave us valuable feedback on key issues and specific elements of our programs. Stockholder feedback is reported to and discussed with our Board and relevant committees. In recent years, stockholder feedback has supported a range of actions, including setting specific, objective long-term ESG targets including GHG emissions net intensity reductions and improvements in the diversity of our workforce, enhancing ESG disclosures, including SASB and GRI-aligned reporting, incorporating ESG factors into our long-term business strategy, and increasing the proportion of incentive compensation linked to ESG factors and, in 2022, adding performance shares tied to achievement of our public GHG net intensity reduction goal to the executive compensation program. We also acted upon feedback on topics such as Board gender diversity and refreshment and proxy access. The CLD Committee’s introduction of measures tied to ROIC and major project execution into the performance share program in 2020 aligns with feedback from stockholders that measures should tie to key drivers of long-term stockholder value.

We believe our proactive engagement approach has resulted in constructive feedback and input from stockholders and we intend to continue these efforts.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
The Board has adopted Corporate Governance Guidelines and the Code in accordance with NYSE corporate governance standards. We believe our Code aligns with our purpose statement of “We Pursue a Higher Standard” by expecting all of our directors, officers and employees to seek and deliver a higher standard of honesty, ethics and integrity in every aspect of our business and throughout our organization. Copies of our Corporate Governance Guidelines and Code (which was refreshed in 2021) are available on the Corporate Governance page of our website, www.coeur.com/company/corporate-governance/, and to any stockholder who requests them. To the extent required under applicable rules, we have previously provided, and intend to provide in the future, amendment information to these documents and any waivers from our Code by posting to our website.

ESG(1)
At Coeur, We Pursue a Higher Standard by striving to uphold our core values:

At the Board level, the EHSCR Committee primarily oversees ESG activities and receives an update on progress of ESG initiatives at every meeting. Each of the Board’s other committees also exercises oversight for some aspects of our ESG activities, and the full Board receives periodic updates on progress and priorities of our ESG initiatives. In 2021, management’s discussions with the Board included, among other topics, our ESG materiality assessment results, climate strategy and scenario analysis, the process and data supporting our GHG emissions net intensity reduction goal, engagement with and responsibilities to local communities (including indigenous communities), health and safety performance, tailings governance, human capital management, culture, diversity, equity and inclusion, key investor and stakeholder priorities and current and emerging ESG trends.
With the oversight of the EHSCR Committee and Board, we made substantial progress against many of our 2021 goals and priorities, which will be discussed in detail in our 2021 ESG Report in the second quarter of 2022.
Our ESG priorities and achievements during 2021 included:
►
Building on our peer-leading corporate governance and emphasis on clear, transparent disclosure by maintaining a best-in-class governance profile and further improving our proxy statement after being awarded “best proxy statement, small cap” in 2019 and “best proxy statement, mid cap” in 2020 by Corporate Secretary magazine;

►
Publishing a Responsibility Report with initial climate disclosures in line with the TCFD recommendations, specific, objective ESG goals and disclosure on progress on 2019 goals, and disclosures aligned with SASB and incorporating elements of the GRI standards;

►	Conducting an initial climate scenario analysis, including below 2° Celsius scenarios, identifying the transitional and physical risks to the Company related to climate change;
►	Completing a comprehensive self-assessment against the Global Industry Standard on Tailings Management;
►
Achieving or making progress on our short- and long-term ESG goals, such as reducing permit discharge exceedances and TRIFR by at least 7.5% on a 3-year average basis (including zero permit discharge exceedances in 2021);

►	Increasing participation in our bi-annual culture survey to measure engagement and inclusion across our workforce;
►
Building on our Diversity, Equity and Inclusion initiatives through synchronous and asynchronous trainings and increasing the diversity of our summer interns to foster an inclusive workplace that supports diversity and reflects the communities where we operate;

►
Implementing community relations milestones of our 2020 community relations vision and strategy, including all locations conducting risk and impact assessments and developing or enhancing stakeholder engagement plans; and

►	Continuing to engage with stockholders about ESG issues to ensure our initiatives, priorities and reporting are aligned with the information that is important to them.
(1)
For more information about our Responsibility Report (to be renamed as “ESG Report” for 2021) and sustainability initiatives and strategy, please see our website at https://www.coeur.com/responsibility/. Website references included throughout are provided for convenience only, and the contents of websites do not constitute a part of and are not incorporated by reference into this proxy statement. Our ESG goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met.

Governance
Governance continues to be the most important factor considered by ESG-focused investors according to a recent survey by ISS ESG, the responsible investment arm of Institutional Shareholder Services (“ISS”).(1) Coeur maintains best-in-class governance practices, as evidenced by our corporate governance score of “1” issued by ISS, which is the highest possible score. In 2019, 2020, and 2021, our Board and governance team were recognized with multiple awards exemplifying how We Pursue a Higher Standard.
►	National Association of Corporate Directors 2020 Directorship 100, Robert E. Mellor, Chairman of the Board, and 2019 Directorship 100, J. Kenneth Thompson, Director and Chair of the EHSCR Committee
►	Winner of cfi.co, Best Miner Governance, North America (2020)
►	Winner of the Corporate Secretary Magazine Corporate Governance Awards for Best Proxy Statement in 2020 (mid-cap) and 2019 (small-cap); finalist in 2021 (mid-cap)
►	Finalist for the 2019, 2020 and 2021 Corporate Secretary Magazine Corporate Governance Awards for Best Compliance & Ethics Program (small to mid-cap)
►	S&P Global Platts Rising Star (2021), Emilie Schouten, SVP, Human Resources
►	Crain’s Chicago Notable Leaders in HR List, Emilie Schouten, SVP, Human Resources (2019, 2020 and 2021)
►	Crain’s Chicago Notable General Counsel List (2019), Casey Nault, SVP, General Counsel and Chief ESG Officer
Environment
Coeur remains committed to best-in-class environmental performance. We Protect our environment, Develop plans that guide responsible mineral production and Deliver environmental best practices.
In our 2020 Responsibility Report published in April 2021, we included our first GHG emissions net intensity reduction target as well as disclosures in line with the Task Force on Climate-related Financial Disclosure (TCFD) recommendations and committed to (1) conducting an initial scenario analysis that aligns with the below-2 degree Celsius Paris goal and (2) conducting a gap assessment against the Global Industry Standard on Tailings Management. We achieved these goals, and in our 2021 ESG Report (formerly known as the Responsibility Report) to be published in the second quarter of 2022 we will share progress against those and other stated goals and enhance our climate and other ESG disclosures.
For 2022, we plan to build on our initial scenario analysis by adding site-level granularity and financial modeling. The results of the scenario analyses are being incorporated into business planning and will continue to inform our strategy moving forward.
Our compensation programs are aligned with our commitment to environmental performance. In 2020, the CLD Committee increased the portion of the AIP opportunity tied to environmental performance (which has been a part of our compensation program, with significant weightings, for over a decade) from 7.5% to 10%. In 2021, the CLD Committee, on recommendation of the EHSCR Committee, split this weighting between two critical measures, reduction in permit discharge exceedances and reduction in significant spills, both measured on a three-year trailing average basis. We achieved zero permit discharge exceedances in 2021, but did not achieve our goal of reducing significant spills on a three-year average basis despite holding the annual number constant in 2021 compared to 2020. To further underscore the strategic importance of achieving our climate goals and promote executive accountability, the CLD Committee, on recommendation of the EHSCR Committee, approved tying a portion of the 2022 performance share award to achievement of our public GHG emissions net intensity reduction goal.
More information about our environmental strategies and performance is available in our annual Responsibility Report (to be renamed “ESG Report” as of 2022 publication) accessible on the Responsibility section of our website (http://www.coeur.com/responsibility/responsibility-overview/). As noted above, the information on our website and in the reports is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.
(1)
https://www.issgovernance.com/iss-esg-survey-results-highlight-increased-asset-manager-focus-on-social-issues-in-light-of-covid-19-pandemic/. Website references included throughout are provided for convenience only, and the contents of websites do not constitute a part of and are not incorporated by reference into this proxy statement.

Health and Safety
At Coeur, we believe in cultivating a culture of safety among our employees and contractors that includes enhancing processes to reduce exposure to unsafe situations and promoting well-being. Whether it is exposure to physical injury or illness, the health and safety of our workforce, their families, contractors and the communities where we operate remains a core value and top priority. We are proudly certified under the CORESafety® program through the National Mining Association (“NMA”) and received recertification in 2021 following a comprehensive external audit. Our safety strategy is focused on upstream approaches that control, eliminate or reduce exposure to incidents for employees and others. We strive for continuous improvement and collaboration by engaging all levels of the workforce.
Despite the ongoing challenges posed by COVID-19, our strong safety culture and sustained health and safety efforts and focus resulted in significant year-over-year improvements in worker safety. We reduced companywide employee and contractor TRIFR, a key safety measure in our industry, by 11.9% measured on a 3-year rolling average, exceeding our 2021 target of a 7.5% reduction. Demonstrating alignment of our key health and safety priorities with incentive compensation, this TRIFR reduction goal was one of the performance metrics of our 2021 AIP, with a 10% weighting. Our 2021 performance of 0.67 injury incidents per 200,000 hours worked is 52% lower than the industry average published by the Mine Safety and Health Administration (“MSHA”) of 1.391 and is 71% lower than our injury rate in 2012, furthering our long-term trend in health and safety improvement at Coeur. In addition, our operations ranked the lowest for LTIFR and TRIFR in 2021 as compared to U.S. mining peers, as reported by MSHA.

MSHA Safety Statistics
Coeur
Rio Tinto
Newmont
Kinross
Mosaic
Cleveland-Cliffs
Stillwater
Freeport
0.0
0.5
1.0
1.5
2.0
2.5
3.0
Lost Time Injury Frequency Rate
Total Reportable Injury Frequency Rate

Data for peers U.S. operations as reported by MSHA for full year 2021; Coeur data includes non-U.S. operations

[1]	Preliminary through third quarter 2021

Our established health and safety integrated management system has equipped us to be a leader in responding to and managing the impacts of the COVID-19 pandemic. Coeur was first recognized for innovation and leadership by the CORESafety initiative of the NMA in December 2020. Our sustained efforts through 2021 received recognition from The National Institute for Occupational Safety and Health (“NIOSH”) as the recipient of the NIOSH Mine Safety and Health Technology Innovations Award for 2021. This prestigious award was given for Coeur’s cross-functional COVID-19 response. We implemented a comprehensive, technology-based response plan that mitigated the spread of COVID-19 across our company and the communities where we operate and minimized business interruptions. This acknowledgment by our country’s leading authority on health and safety, the Centers for Disease Control and Prevention, is a testament to the priority and effort all Coeur team members place on health and safety.
Communities
Coeur is helping to contribute to the long-term economic viability and legacy of the communities across all locations where Coeur maintains a presence. We have built positive relationships with the communities near where we work and live, and our efforts, together, are seeking to create lasting positive impacts beyond the life of our mines.
In 2020 Coeur undertook a community relations strategic planning process to develop a community relations framework and establish metrics against which to measure progress and level of impact on the communities. These metrics are reported on a quarterly basis, and plan development and implementation progress is reported quarterly to senior leadership. In 2021, sites achieved program development milestones including conducting site-specific risk and impact assessments, stakeholder mapping and developing or enhancing stakeholder engagement plans. The Company also developed a stakeholder management system, which we plan to fully implement in 2022. Key 2022 milestones are to implement community grievance mechanisms at each site in the first half of the year and to formalize local hire and supply plans.
Coeur respects and promotes the rights of the Indigenous peoples and ejidos that have officially recognized claims to the land on or near where we operate, and other stakeholders. We are committed to fostering open and honest communication and establishing long-term mutually beneficial relationships with local Indigenous and ejido communities. Our three operations with formal agreements, Palmarejo, Kensington and Silvertip, participate in annual meetings, at a minimum, with their Indigenous and ejido partners. Engagement includes an update on operations and progress against stated commitments, solicitation of community feedback and discussion of opportunities to further the goals laid out in agreements.
Palmarejo has agreements with five ejidos located in 15 communities throughout the Chinipas and Guazapares municipalities. Ejidos are groups of people that communally own land, and traditionally they jointly lived on and farmed the land. The agreements provide rent paid for land use and support for these communities through scholarships, elderly care, food and other activities.
Silvertip and Kensington have formal agreements with local Indigenous peoples. In addition to extensive engagement through formal channels and informal relationships, the agreements provide for employment, training and contracting opportunities and Indigenous-owned business development.
We are proud that in 2021, 56% of new hires at our operating mines were from local communities, up from 46% in 2020, expanding our direct and indirect positive economic impact in our communities. In 2021, we continued regular engagement with stakeholders across local communities, including gathering input from community members through our materiality assessment, and partnered with organizations to meet needs in these communities. As we aim to contribute to long-term prosperity in the communities near our operations, Coeur prioritizes investment in local education and workforce development. Each of our locations contributed through high school student summer hires, internships, apprenticeships, endowment contributions and/or scholarships. In 2021, we provided 147 scholarships to local community members across our locations.
More information on corporate responsibility strategies and performance is available in our annual Responsibility Report (renamed “ESG Report” for the 2022 publication), which are accessible on the Responsibility page of our website. The information on our website and in the reports is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Human Capital Management
Our leadership principles are the foundation we use to navigate employee success

Effective human capital management at Coeur is critical to achieving our strategic goals and driving long-term value for our stockholders. We seek to recruit employees at all levels who embody our principles through safe and ethical conduct. We invest in evaluating and developing our talent by providing meaningful feedback and training and believe that transparent, robust succession planning allows for progression and career growth, positioning the next generation of leaders to be ready to step up when needed. We believe retention and development offerings such as above-market rewards and front-line supervisor training are competitive advantages. We deliver high-quality jobs and career opportunities to our local communities and educate the next generation about careers in mining at Coeur. Our pledge to support the CEO ACTION for Diversity & Inclusion initiative publicly affirms Coeur’s existing practice to promote and maintain equity among all employees.
Robust Succession Planning
From the operations to the boardroom, we conduct robust succession planning from the bottom to the top of the organization annually, by employing specific talent diagnostics and skill development needs. High potential performers and diversity discussions along with action plans are reviewed with leadership on a quarterly basis. Our Board oversees the recruitment, development and retention of our senior executives. Significant focus is placed on succession planning both for key executive roles and also deeper into the organization. In-depth discussions occur multiple times per year in meetings of the Board, CLD Committee and NCG Committee, including in executive sessions to foster candid conversations. Directors have regular and direct exposure to senior leadership and high-potential employees during Board and committee meetings and through other informal meetings and events held during the year.

Culture Assessment
We are focused on regular evaluation of our culture. In 2021, we invited all employees to participate in our culture assessment by completing an anonymous survey. Employee participation in 2021 included 93% of our total workforce, exceeding industry benchmarks and improving significantly over the 64% participation in our original survey in 2019, and feedback was reviewed by the management team and our Board of Directors. Leadership at each of our operations facilitated discussions to gain additional insight into the survey feedback. We developed site-specific action plans to address these results and monitor progress in the future. As shown below, the results of the assessment confirmed our belief that we have an engaged, ethical, safe and proud workforce and also highlighted areas for improvement, which we have developed strategies to address these areas for improvement. Highlights of the survey results demonstrated our engaged, safe, ethical and proud culture:

Employee Development
Recognizing the critical value of our human capital, we invest in the development of our employees at all levels of the organization. Our pipeline programs, leadership training, tailored development plans and executive assessments provide our employees with resources to achieve their career aspirations and provide Coeur with the human capital needed to execute our strategy. We provide opportunities for employees to participate in IMPACT Training, an intensive year-long training program we created for front-line supervisors throughout our organizational structure to focus on safety leadership and mining as a business. Through IMPACT training, we have invested over 16,412 cumulative hours of leadership training and personal development in almost 100 employees.

We periodically solicit feedback on each member of our executive team. We believe this feedback is important to maintaining a strong culture by effectively assessing leadership performance and development, increasing accountability, facilitating succession planning and identifying areas for improvement and change. 360-degree reviews were conducted by an external executive coach for each member of our executive team in 2021, asking employees of varying seniority levels with whom each executive works to provide anonymous feedback. The results of these 360-degree reviews informed individual AIP goals in 2022 for executives.

Diversity & Inclusion
In April 2019, our CEO, Mitchell J. Krebs, signed the CEO Action for Diversity & Inclusion pledge as a commitment to advance diversity, equity and inclusion within the workplace. Since then, we have participated in collaborative initiatives with member signatories and have increased internal training and conversations around diversity, equity and inclusion. This pledge highlights Coeur’s continuing commitment to fostering a diverse and inclusive workforce, evidenced by programs such as Coeur Heroes that has provided approximately 100 career opportunities to current and former US Military personnel. Fifty percent of our independent Board members have indicated that they are diverse (gender or ethnic). While we continue to increase our overall female population, 66% of our female employees are in supervisor or higher-level positions. Partnerships with organizations like the National Society of Black Engineers and Women in Mining are providing further avenues for recruiting diverse talent. Our EEO-1 report for 2020 is available on our website at https://www.coeur.com/responsibility/people/#diversity-equity-and-inclusion and we plan to continue to make our annual EEO-1 reports available on our website.

CEO ACT!ON FOR DIVERSITY & INCLUSION

- First and only precious metals mining CEO to sign the CEO ACTION for Diversity & Inclusion pledge
- Day of Understanding events held throughout the Company
  - Platform and training created for open dialogue and meaningful conversations on diversity and inclusion

Gender Diversity

- 12% Female (up from 10% in 2020)
- 66% Females are Supervisors and above
- 20% Promotions YTD have been females

Racial Diversity

- 21% Non-white (excl. Palmarejo)[1]

Age Diversity

- 40 Average age maintained since 2018
- 34% <35 years of age

(1)	Data as of December 31, 2021. Currently 20% of U.S. employees are from racially diverse backgrounds (Asian/Pacific Islander, Black, Hispanic, Native American and two or more races).
Local Hires
Investing in our local communities extends beyond financial support. Since 2018, we have hired an annual average of 60% of our new hires from local communities. In 2021, almost 100 apprenticeships and internships were provided at our operations.
Partnerships with groups such as By the Hand Club in Chicago educate youth in local communities about career opportunities in mining. Providing career opportunities to local community members and participating in community initiatives creates a closer connection between our operations and local stakeholders and communities
Rewards & Wellness
As part of our fundamental need to attract and retain talent, we regularly evaluate our compensation, benefits and employee wellness offerings. We have determined that our average employee earns over 40% more than the average employee in their local markets according to industry benchmarking. Over 93% of U.S. employees are enrolled in our medical benefit plan, and over 90% of U.S. employees contribute to our 401(k) plan. Supplemental healthcare is provided above government requirements in both Canada and Mexico. We were a leader in the mining industry by providing domestic partner benefits in 2017 and participation has increased 125% since introduction.
We have engaged a third-party mental health care provider for innovative care and counseling resources throughout our footprint. This resource leverages technology and clinical best practices to assist our employees and their families gain fast access to highly effective quality care when needed most. We are also developing a Total Worker Health program, which is expected to be implemented by the end of 2022, that integrates protection from work-related safety and health hazards with promotion of injury and illness-prevention efforts to advance worker well-being both physically and mentally.

Policy Regarding Stockholder and Other
Interested Person Communications with Directors
Stockholders and other interested persons desiring to communicate with a director, the Chairman of the Board, the independent directors as a group or the full Board may address such communication to the attention of our Corporate Secretary, 104 South Michigan Avenue, Suite 900, Chicago, Illinois 60603, and such communication will be forwarded to the intended recipient or recipients.
Compensation Consultant Disclosure
The CLD Committee retained Semler Brossy for the 2021 compensation year to provide information, analyses and advice regarding executive and director compensation, as described below. Semler Brossy is a compensation consulting firm specializing in executive compensation consulting services and reports directly to the CLD Committee.
Semler Brossy provided the following services for the CLD Committee during 2021 and early 2022:
►	Evaluated our executive officers’ base salaries, annual incentive and long-term incentive compensation, and total direct compensation relative to the competitive market;
►	Advised the CLD Committee on executive officer target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;
►	Assessed the alignment of our executive compensation levels relative to our compensation philosophy;
►	Briefed the CLD Committee on executive compensation trends among our peers and the broader industry; and
►	Evaluated our non-employee director compensation levels and program relative to the competitive market.
At the CLD Committee’s direction, Semler Brossy provided the following additional services for the CLD Committee during 2021 and in early 2022:
►	Advised on the design of our annual and long-term incentive awards, including the inclusion of ESG metrics, described in the CD&A; and
►	Assisted with the preparation of the CD&A for this proxy statement.
In the course of conducting its activities, Semler Brossy attended all six meetings of the CLD Committee during 2021 and presented its findings and recommendations for discussion.
The decisions made by the CLD Committee are its responsibility and may reflect factors and considerations other than the information and recommendations provided by Semler Brossy or any other advisor to the CLD Committee. Semler Brossy reported directly to the CLD Committee following its appointment as the Committee’s independent consultant and provided no services during such time to Coeur other than executive and nonemployee director compensation consulting services at the direction or with the consent of the CLD Committee. Semler Brossy has no other direct or indirect business or relationships with Coeur or any of its affiliates and no current business or personal relationships with members of the CLD Committee or our executive officers. In addition, in its agreement with the CLD Committee, Semler Brossy agreed to inform the Chair of the CLD Committee if any potential conflicts of interest arise that could cause Semler Brossy’s independence to be questioned, and not to undertake projects for management except at the request or with the prior consent of the CLD Committee Chair and as an agent for the CLD Committee.
In March 2022, the CLD Committee considered the following six factors with respect to Semler Brossy: (i) the provision of other services to Coeur by Semler Brossy; (ii) the amount of fees received from Coeur by Semler Brossy, as a percentage of the total revenue of Semler Brossy; (iii) the policies and procedures of Semler Brossy that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy with a member of the CLD Committee; (v) any Coeur stock owned by Semler Brossy; and (vi) any business or personal relationship of Semler Brossy with any of our executive officers. After considering the foregoing factors, the CLD Committee determined that Semler Brossy was independent and that the work of Semler Brossy with the CLD Committee for the 2021 compensation year did not raise any conflicts of interest.

Risk Oversight
The Board is responsible for overseeing management’s mitigation of the major risks facing Coeur, including but not limited to:
►	Management succession planning	►	Strategic asset portfolio optimization
►	Major project execution	►	ESG risks, including climate change and related transitional and physical risks
►	Cybersecurity	►	Commodity price volatility
►	Public policy and regulatory changes	►	Balance sheet management and access to capital
In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee, the EHSCR Committee, the CLD Committee and the NCG Committee.
Committee	Oversight Role
Audit	►
Reviews with management and the independent auditor compliance with legal and regulatory requirements, with a focus on legal and regulatory matters related to internal controls, accounting, finance and financial reporting and contingent liabilities

►
Discusses policies with respect to risk assessment and risk management, and risks related to matters including the Company’s financial statements and financial reporting processes, compliance, and information technology and cybersecurity

►
Oversees the process for determining and monitoring the independence of the independent auditor, reviews non-GAAP measures included in the Company’s financial statements, SEC filings, press releases and other investor materials

	►	Oversees the implementation of new accounting standards and reviews with the independent auditor critical audit matters expected to be described in the independent auditor’s report
	►	Oversees the Company’s compliance program including compliance with the Company’s Code of Business Conduct and Ethics and whistleblower reporting framework
►
Oversees cybersecurity including receiving a report from the Senior Director of Cybersecurity at each regular meeting on cybersecurity emerging risks, strategies, key initiatives, any incidents and training and compliance

►
Reviews the internal audit annual plan and reviews the results of the internal audit program, including significant reports to management prepared by internal audit staff and management’s responses thereto

EHSCR	►
Reviews the effectiveness of our ESG programs and performance, including, but not limited to our compliance with environmental and safety laws and understanding and mitigating the risks associated with the impact of climate change on the Company and its operations

	►	Reviews our strategies for mitigating material health, safety, environmental and community risks, and trends in related performance data
CLD	►
Responsible for approving compensation for executive officers that includes performance-based award opportunities that promote retention and support growth and innovation without encouraging or rewarding excessive risk. For a discussion of the CLD Committee’s assessments of compensation-related risks, see “Compensation and Leadership Development Committee Role in Risk” below

►
Oversees human capital management matters, including (i) succession planning for executives, including the CEO in conjunction with the NCG Committee, (ii) other executives’ progress against development plans as part of its leadership development oversight scope and (iii) diversity, equity and inclusion, corporate culture and talent development and retention

Committee	Oversight Role
NCG	►
Oversees risks related to our corporate governance, including Board and director performance, Board and CEO succession, and the review of Coeur’s Corporate Governance Guidelines and other governance documents

	►	Oversees CEO succession planning in conjunction with the CLD Committee
In performing their oversight responsibilities, each of these committees periodically discusses with management and provides guidance regarding our policies with respect to risk assessment and risk management and reports to the Board regularly on matters relating to the specific areas of risk the committee oversees.
Throughout the year, the Board and relevant committees each receive reports from and engage with management regarding major risks and exposures facing Coeur and the steps management has taken to monitor and control such risks and exposures. The Board also dedicates a portion of each meeting to reviewing and discussing specific risk topics in greater detail and providing input and counseling management on risk mitigation and compliance enforcement.
Cybersecurity Oversight
Our management team takes a holistic and proactive approach to managing the cybersecurity risks inherent in all deployments of technology in our business. Cybersecurity is overseen by our Board and Audit Committee, and regular engagement with the Board and Audit Committee on this topic reflects the dynamic and fast-changing landscape of cybersecurity risk. The Senior Director of Cybersecurity provides cybersecurity updates to the Audit Committee at each regular quarterly meeting, and the Board receives a comprehensive update on cybersecurity risks and mitigation strategies at least annually. We seek to mitigate cybersecurity risk through a multipronged approach:
►	Awareness – Educating employees about their role in protecting against cyberattacks through regular trainings that prepare employees to identify and address cybersecurity risks
►	Technology – Deploy leading technology to protect our networks and defend against attacks
►	Investment – Invest in proactive mitigation strategies
►	Planning – Develop and maintain robust response plans to deal with cyberattacks of all magnitudes
►	Global Policy – Develop and enforce cybersecurity policies and controls consistently across the organization
In recent years, we have enhanced cybersecurity through formation of a cross-functional committee composed of key members of the management team, refreshed and improved our cybersecurity incident response plan, conducted a simulated cybersecurity incident response tabletop exercise, implemented multi-factor authentication for information technology devices used by our employees and upgraded our virtual private network. We also maintain a cybersecurity insurance policy that plays an integral part in our cybersecurity response plan and ensures we have technical, legal and forensic resources at our disposal should we experience a major cybersecurity breach.
Compensation and Leadership Development Committee Role in Risk
The CLD Committee conducts an annual analysis of the current risk profile of our compensation programs, including a review of the primary design features of our compensation programs and the process for determining executive and employee compensation. This annual exercise has identified numerous ways in which our compensation programs are structured to mitigate risk, including:
►	the structure consisting of both fixed and variable compensation that rewards both annual and long-term performance;
►	the balance between long- and short-term incentive programs, with greater weight placed on long-term programs;
►	the use of caps or maximum amounts in our incentive programs;
►	the use of multiple performance metrics under our incentive plans;
►	a heavier weighting toward overall corporate performance for cash-based incentive plans;
►	time-based vesting for equity-based awards (including performance share awards) to promote retention; and
►	strict and effective internal controls.

In addition, Coeur has a clawback and forfeiture policy providing for the recovery, repayment or recoupment of incentive payments to (i) executive officers (as defined under SEC rules) in certain instances involving financial restatements and (ii) Company officers in certain circumstances involving misconduct, which further mitigates risk. The CLD Committee, together with the Board, oversees the administration of the clawback and forfeiture policy. Based on this review, the CLD Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us.
Compensation and Leadership Development Committee Interlocks and Insider Participation
None of the members of the CLD Committee during 2021 or as of the date of this proxy statement is or has been an officer or employee of Coeur, and no executive officer of Coeur served on the compensation committee or board of any company that employed any member of the CLD Committee or Board during that time.
Audit and Non-Audit Fees
Grant Thornton LLP served as our independent registered public accounting firm for the fiscal year ended 2021. The following table presents fees for professional services rendered by Grant Thornton for 2021 and 2020.
	2021	2020
Audit Fees(1)	$1,341,299	$1,363,229
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All-Other Fees	$—	$—
(1)
Audit fees were primarily for professional services related to the audits of the consolidated financial statements and internal controls over financial reporting, review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, comfort letters, consents, and other services related to SEC matters.

None of the services described above was approved by the Audit Committee under the de minimis exception provided by Rule 201(c)(7)(i)(C) under Regulation S-X.
Audit Committee Policies and Procedures for Pre-Approval of Independent Auditor Services
The Audit Committee has policies and procedures requiring pre-approval by the Audit Committee of the engagement of our independent auditor to perform audit services, as well as permissible non-audit services. The nature of the policies and procedures depend upon the nature of the services involved, as follows:
Service	Description
Audit Services
The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit, required quarterly reviews, subsidiary audits and other procedures required to be performed by the auditor to form an opinion on our financial statements, and such other procedures including information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control. Other audit services may also include statutory audits or financial audits for subsidiaries and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or used in connection with securities offerings.

Service	Description
Audit-Related Services
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Audit-related services are subject to the specific pre-approval of the Audit Committee. Audit-related services include, among others, due diligence services relating to potential business acquisitions/dispositions; accounting consultations relating to accounting, financial reporting or disclosure matters not classified as audit services; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

Tax Services
Tax services are subject to the specific pre-approval of the Audit Committee. The Audit Committee will not approve the retention of the independent auditor in connection with a transaction the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

All Other Services
Pre-approval by the Audit Committee is required for those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

Our Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and reports at least annually to the Audit Committee. The Audit Committee Chair has been delegated pre-approval authority to address any approvals for services requested between Audit Committee meetings.
AUDIT COMMITTEE REPORT
The Audit Committee, which consists of Linda L. Adamany (Chair), Sebastian Edwards, Eduardo Luna and Jessica L. McDonald, is governed by its charter, a copy of which is available on the Corporate Governance page of our website http://www.coeur.com/company/corporate-governance/. The Board has determined that Linda L. Adamany is an “audit committee financial expert” within the meaning of rules adopted by the SEC. All of the members of the Audit Committee are “independent” as defined in the rules of the SEC applicable to audit committee members and the listing standards of the New York Stock Exchange.
The Audit Committee assists the Board in fulfilling its responsibilities to stockholders with respect to our independent auditors, our internal audit function, our corporate accounting and reporting practices, and the quality and integrity of our financial statements and reports. The Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent auditors and internal audit function.
The Audit Committee discussed with our independent auditors the scope, extent and procedures for the 2021 audit. On a quarterly basis, the Audit Committee meets separately with the Company’s independent registered public accounting firm, Grant Thornton LLP, without management present, and the Company’s internal auditors, to discuss the results of their audits and reviews, the cooperation received by the auditors during the audit examination, their evaluations of the Company’s internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The Committee also meets separately with the Company’s Chief Financial Officer and General Counsel quarterly and with the Company’s Chief Executive Officer from time to time. Following these separate discussions, the Audit Committee meets in executive session.
The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. Reference is made to the Audit Committee’s charter for additional information as to the responsibilities and activities of the Audit Committee.
Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that management fulfilled that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Discussion topics included the quality and acceptability of accounting principles, the reasonableness of significant judgments, including impairments, the clarity of disclosures in the financial statements, and an assessment of the work of the independent auditors.
The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed under applicable standards of the PCAOB and the SEC. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter as required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, discussed with the independent auditors their independence from us and our management, and considered the compatibility of non-audit services with the auditors’ independence.
Grant Thornton LLP reported to the Audit Committee that:
►	there were no disagreements with management;
►	it was not aware of any consultations about significant matters that management discussed with other auditors;
►	no major issues were discussed with management prior to Grant Thornton LLP’s retention;
►	it received full cooperation and complete access to our books and records;
►	it was not aware of any material fraud or likely illegal acts as a result of its audit procedures;
►	there were no material weaknesses identified in its testing of our internal control over financial reporting; and
►	there were no known material misstatements identified in its review of our interim reports.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
In addition, the Audit Committee selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board is recommending to our stockholders that they ratify and approve the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Audit Committee of the Board of Directors
LINDA L. ADAMANY, Chair
SEBASTIAN EDWARDS
EDUARDO LUNA
JESSICA L. MCDONALD

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm for 2022	The Board of Directors recommends a vote FOR the appointment of Grant Thornton LLP
What am I voting for?
►	Ratifying the selection of Grant Thornton LLP as the independent auditor of our consolidated financial statements and our internal control over financial reporting for 2022
The Audit Committee, which consists entirely of independent directors, is recommending approval of its appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022. Grant Thornton LLP served as the Company’s independent registered public accounting firm for each fiscal year beginning with the fiscal year ended December 31, 2016, and Grant Thornton LLP’s tenure was considered by the Audit Committee in its assessment of Grant Thornton LLP’s independence.
As a matter of good corporate governance, a resolution will be presented at the Annual Meeting to ratify the appointment by the Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2022. Representatives of Grant Thornton LLP are expected to be present virtually at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.
The Board has put this proposal before the stockholders because the Board believes that seeking stockholder ratification of the appointment of the independent registered public accounting firm is good corporate practice. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.

Proposal No. 3: Approval of Amendment to the Certificate of Incorporation of Coeur Mining, Inc.	The Board of Directors recommends a vote FOR the approval of the amendment to the Certificate of Incorporation of Coeur Mining, Inc.
n
What am I voting for?
►	Approve an amendment to the Certificate of Incorporation of Coeur Mining, Inc. to increase the number of authorized shares of our common stock from 300,000,000 to 600,000,000
The Board of Directors has unanimously approved and recommends to our stockholders this proposal to amend our Certificate of Incorporation to increase the authorized number of shares of our common stock from 300,000,000 to 600,000,000 shares.
We propose to implement this increase through amendments to Section 4.1 of Article IV of our Certificate of Incorporation, which is set forth in Appendix A. Including the 10,000,000 authorized shares designated as preferred stock, which will remain unchanged, this amendment would increase the total authorized shares of Coeur’s stock from 310,000,000 to 610,000,000 shares.
Reasons for Increasing the Number of Shares of Authorized Common Stock
As of March 16, 2022, after taking into account shares of common stock issued and outstanding, plus shares of common stock reserved for issuance under our equity incentive plans, only approximately 7,000,000 shares of our common stock remain unissued and unreserved.
The Board believes that the availability of additional authorized shares of common stock is needed to provide us with additional flexibility to issue common stock for a variety of general corporate purposes as the Board may determine to be desirable, including but not limited to, using common stock as consideration for acquisitions, mergers, business combinations or other corporate transactions, raising equity capital, including pursuant to our current or any future at-the-market offering programs, adopting additional employee benefit plans or reserving shares for issuance under such plans and implementing stock splits or stock dividends.
Over the past several years, we have used authorized shares of common stock to pursue important acquisitions and other business opportunities. For example, we issued shares in connection with our prior acquisitions of the Sterling/Crown properties, Silvertip mine and Paramount Gold & Silver Corp. Unless our stockholders approve the proposed amendment to the Certificate of Incorporation, we may not have sufficient unissued and unreserved authorized shares to engage in similar transactions in the future.
Having additional authorized common stock available for future use will allow us to issue additional shares of common stock without the expense and delay of arranging a special meeting of stockholders. The Board has not authorized Coeur to take any action with respect to the shares that would be authorized under this proposed amendment, and we currently do not have any definitive plans, arrangements or understandings with respect to the issuance of the additional shares of common stock authorized by this proposed amendment.
Effect of Increasing the Number of Shares of Authorized Common Stock
The proposed increase in the number of authorized shares of our common stock will not change the number of shares of common stock outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of Coeur’s common stock. However, the issuance of additional shares of common stock authorized by this amendment to the Certificate of Incorporation may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of our common stock, none of whom have preemptive rights under the Certificate of Incorporation to subscribe for additional securities that we may issue.
The proposed amendment has been prompted by business and financial considerations. The Board currently is not aware of any attempt by a third-party to accumulate shares of common stock or take control of Coeur by means of a merger, tender offer or solicitation in opposition to management or the Board. Moreover, we currently have no plans to issue newly authorized shares of common stock to discourage third parties from attempting to take over Coeur. However, the proposed amendment to increase the authorized number of shares of common stock could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of Coeur by providing Coeur the capability to engage in actions that would be dilutive to a potential acquiror, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of Coeur. Thus, while we currently have no intent to use the additional unissued authorized shares as an anti-takeover device, the proposed amendment may have the effect of discouraging future unsolicited takeover attempts.
Once the proposed amendment is approved, no further action by the stockholders would be necessary prior to the issuance of additional shares of common stock unless required by law or the rules of any stock exchange or national securities association on which the common stock is then listed or quoted. Under the proposed amendment, each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized shares of common stock. Adoption of the proposed amendment will not affect the rights of the holders of currently outstanding common stock of Coeur, nor will it change the par value of the common stock. The proposed amendment to increase the authorized number of shares of common stock does not change the number of shares of preferred stock that we are authorized to issue.
The general description of the proposed amendment set forth above is qualified in its entirety by reference to the full text of the proposed amendment, which is attached to this proxy statement as Appendix B. Proposed additions are underlined, and proposed deletions are stricken through.
Effectiveness and Required Vote
If the proposed amendment is adopted, it will become effective upon filing of the Certificate Amendment to our Certificate of Incorporation with the Secretary of State for the State of Delaware. However, even if our stockholders approve the proposed amendment to our Certificate of Incorporation, the Board retains the discretion under Delaware law not to implement the proposed amendment.
The affirmative vote of the holders of a majority of our outstanding stock entitled to vote on this proposal is necessary to approve this amendment to the Certificate of Incorporation.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Name	Age	Current Position with Coeur	Since	Joined Coeur
Mitchell J. Krebs	50	President, Chief Executive Officer & Director	2011	1995
Thomas S. Whelan	52	Senior Vice President & Chief Financial Officer	2019	2019
Michael Routledge	51	Senior Vice President & Chief Operating Officer	2020	2020
Casey M. Nault	50	Senior Vice President, General Counsel & Chief ESG Officer	2022	2012
Hans J. Rasmussen	62	Senior Vice President, Exploration	2016	2013
Emilie C. Schouten	43	Senior Vice President, Human Resources	2018	2013
Kenneth J. Watkinson	53	Vice President, Corporate Controller & Chief Accounting Officer	2018	2013

Mitchell J. Krebs, President, Chief Executive Officer & Director
Age: 50	►
Mitchell J. Krebs was appointed President, Chief Executive Officer and member of the Board of Directors of Coeur Mining, Inc. in July 2011. Prior to that, Mr. Krebs served as Senior Vice President and Chief Financial Officer from March 2008 to July 2011; Treasurer from July 2008 to March 2010; Senior Vice President, Corporate Development from May 2006 to March 2008; Vice President, Corporate Development from February 2003 to May 2006.

	►	Mr. Krebs first joined Coeur in August 1995 as Manager of Acquisitions after spending two years as an investment banking analyst for PaineWebber Inc.
►
Mr. Krebs holds a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and a Master of Business Administration from Harvard University. Mr. Krebs also serves as a member of the board of directors of Kansas City Southern Railway Company since May 2017 (Audit Committee and Finance and Strategic Investment Committee). His is a member of the Board of National Mining Association (Executive Committee and Chair of ESG Task Force) and a past President of The Silver Institute.

Thomas S. Whelan, Senior Vice President & Chief Financial Officer
Age: 52	►
Thomas S. Whelan was appointed Senior Vice President and Chief Financial Officer in January 2019. His role includes leading the strategic direction of the finance, accounting and tax functions of the Company.

►
Prior to joining Coeur, Mr. Whelan served as CFO of Arizona Mining Inc. from September 2017 to August 2018, when the company was acquired by South32 Limited. Previously, Mr. Whelan served as CFO for Nevsun Resources Ltd., a Canadian mining company, from January 2014 to August 2017.

►
Mr. Whelan is a chartered professional accountant and was previously a partner with the international accounting firm Ernst & Young (“EY”) LLP where he was the EY Global Mining & Metals Assurance sector leader, the leader of the EY Assurance practice in Vancouver and previously EY’s Canadian Mining & Metals sector leader. Mr. Whelan graduated with a Bachelor of Commerce from Queen’s University.

Michael Routledge, Senior Vice President & Chief Operating Officer
Age: 51	►
Michael Routledge was appointed Senior Vice President and Chief Operating Officer in June 2020. His role includes accountability for the operating mine sites, Coeur’s environmental, health and safety, operational excellence and technical services group. In September 2021, oversight of the capital projects group was added to Mr. Routledge’s role, including the Silvertip project and the Rochester's expansion project.

►
Mr. Routledge has over 25 years’ experience with Rio Tinto Group, a multinational metals and mining corporation, in various roles beginning in 1987, including as the Chief Operating Officer (2011-2012) and Vice President HSE, Projects & Operational Value (2012-2014) of the Kennecott Utah Copper business. He also served as the Chief Operating Officer of Asahi Refining, a provider of precious metal assaying, refining and bullion products, from 2015 to 2017. As the Senior Director of Operational Excellence at Anagold Madencilik, a subsidiary of Alacer Gold Corp., a gold producer which merged with SSR Mining Inc. in the fall of 2020, from 2017 to 2020, Mr. Routledge designed and implemented an operational excellence program for the Çöpler District in Turkey. Most recently, Mr. Routledge served as the Vice President of Major Projects and Studies of Alacer Gold Corp. from February 2020 to May 2020 when he accepted his current position with Coeur.

►
Mr. Routledge received an undergraduate degree from the University of Sunderland, England in Electrical and Control Engineering and received his MBA with a focus on business and strategic transformation from Henley Management College in England.

Casey M. Nault, Senior Vice President, General Counsel & Chief ESG Officer
Age: 50
►
Casey M. Nault was appointed Senior Vice President, General Counsel & Chief ESG Officer (continuing as Corporate Secretary) in February 2022, and prior to that, served as Senior Vice President, General Counsel and Secretary since January 2015. Mr. Nault was appointed as Vice President and General Counsel upon joining Coeur in April 2012 and was appointed Secretary in May 2012.

►
Mr. Nault has approximately 25 years of experience as a corporate and securities lawyer, including prior in-house positions with Starbucks Corporation and Washington Mutual, Inc. and law firm experience with Gibson, Dunn & Crutcher. His legal experience includes securities compliance and SEC reporting, corporate governance and compliance, mergers and acquisitions, public and private securities offerings and other strategic transactions, general regulatory compliance, cross-border issues, land use and environmental issues, and overseeing complex litigation. In addition to leading the legal function, since 2018 Mr. Nault has overseen the Company’s ESG initiatives, and he also has executive responsibility for several other corporate functions including compliance, internal audit, cybersecurity and IT infrastructure, government affairs and land management.

	►	Mr. Nault has a B.A. in Philosophy from the University of Washington and a law degree from the University Southern California Law School.
Hans J. Rasmussen, Senior Vice President, Exploration
Age: 62
►
Hans J. Rasmussen was appointed Senior Vice President, Exploration in January 2016. Mr. Rasmussen was appointed Vice President, Exploration upon joining Coeur in September 2013. Mr. Rasmussen is retiring effective March 31, 2022, and will be succeeded by Ms. Aiofe McGrath as Senior Vice President, Exploration.

►
Mr. Rasmussen has many years of experience in the mining business, 16 years of which were with senior producers Newmont Mining and Kennecott/Rio Tinto, as well as serving as a consultant for senior producers such as BHP, Teck-Cominco and Quadra Mining. From 2004 to 2013, he was an officer or served on the Board of Directors of several junior public exploration companies with gold and silver projects in Quebec, Nevada, Argentina, Chile, Colombia, Peru, and Bolivia, including as President and Chief Executive Officer of Colombia Crest Gold Corp. from 2007 to 2013. Mr. Rasmussen has served on the Board of Directors of Atex Resources Inc. (formerly known as Colombia Crest Gold Corp.) since 2006.

	►	Mr. Rasmussen has a Master of Science in Geophysics from the University of Utah and Bachelor of Science degrees in Geology and Physics from Southern Oregon University.

Emilie C. Schouten, Senior Vice President, Human Resources
Age: 43
►
Emilie C. Schouten was named Senior Vice President, Human Resources in May 2018. She joined Coeur in 2013 as the Director of Talent Acquisition and Development. Ms. Schouten assumed leadership of our HR organization in January 2016 and was appointed Vice President, Human Resources in May 2016. She was one of the first hired when Coeur moved the headquarters to Chicago and therefore, was instrumental in hiring the new team and implementing the performance management system for the Company.

►
Ms. Schouten has 20 years of experience in Human Resources, starting her career in General Electric, where she graduated from GE’s Human Resources Leadership Program. After 6 years as a HR Manager with GE, her division was acquired by the world’s largest electrical distribution company, Rexel, and Ms. Schouten went on to become the Director of Training and Development.

	►	Ms. Schouten earned a B.A. in Sociology from Michigan State University and a M.S. in Industrial Labor Relations from University of Wisconsin-Madison.

Kenneth J. Watkinson, Vice President, Corporate Controller & Chief Accounting Officer
Age: 53	►
Ken Watkinson was appointed Chief Accounting Officer in February 2018. He was named Vice President, Corporate Controller in March 2017. He joined Coeur in September 2013 as Director of Financial Reporting.

►
Mr. Watkinson came to Coeur from HSBC North America where he managed SEC reporting for HSBC USA, Inc. He previously served as Senior Manager of SEC Reporting for Baxter International Inc. and Manager of Consolidations and Reporting for Kraft Foods, Inc.

	►	Mr. Watkinson is a Certified Public Accountant and holds a Bachelor of Science in Accounting from Northeastern Illinois University.

SHARE OWNERSHIP
The following table sets forth information, as of the close of business on March 16, 2022 (except as otherwise noted), concerning the beneficial ownership of our common stock by (i) each beneficial holder of more than 5% of our outstanding shares of common stock, (ii) each of our current directors and director nominees, (iii) each of our Named Executive Officers, or NEOs, listed in the 2021 Summary Compensation Table on page 73, and (iv) by all of our current directors and executive officers as a group.
Stockholder	Shares Beneficially Owned	Percent of Outstanding
The Vanguard Group, Inc.	22,623,235(1)	8.10%
Van Eck Associates Corporation	22,254,808(2)	7.97%
BlackRock, Inc.	21,050,603(3)	7.54%
Mitchell J. Krebs	1,667,751(4)	*
Robert E. Mellor	206,019	*
J. Kenneth Thompson	195,953	*
Randolph E. Gress	185,213	*
John H. Robinson	171,353	*
Linda L. Adamany	155,933	*
Sebastian Edwards	111,053(5)	*
Eduardo Luna	73,672	*
Jessica L. McDonald	28,364(5)	*
Hans J. Rasmussen	335,598(4)	*
Casey M. Nault	436,841(4)	*
Thomas S. Whelan	412,683(6)	*
Michael Routledge	189,128	*
All current executive officers and directors as a group (14 persons)	4,508,163(4)	1.61%
*	Holding constitutes less than 1% of the outstanding shares on March 16, 2022 of 279,287,084 (including 54,292 shares issuable upon the exercise of currently exercisable options).
(1)
As of December 31, 2021, based on information contained in a Schedule 13G/A filed on February 9, 2022, The Vanguard Group, Inc. had sole voting power over zero shares, shared voting power over 409,028 shares, sole dispositive power over 21,991,230 shares and shared dispositive power over 632,005 shares. The address for the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
As of December 31, 2021, based on information contained in a Schedule 13G/A filed on February 4, 2022, Van Eck Associates Corporation had sole voting and dispositive power over 22,254,808 shares. The shares are held within mutual funds and other client accounts managed by Van Eck Associates Corporation, none of which individually owns more than 5% of the outstanding shares. The address for Van Eck Associates Corporation is 666 Third Ave. – 9th Floor, New York, New York 10017.

(3)
As of December 31, 2021, based on information contained in a Schedule 13G/A filed on January 31, 2022, Blackrock, Inc. had sole voting power over 20,630,806 shares and sole dispositive power over 21,050,603 shares. The address for Blackrock, Inc. is 55 E. 52nd St., New York, NY 10055.

(4)
Holdings include the following shares which may be acquired upon the exercise of options outstanding under the 1989/2003/2015 Long-Term Incentive Plans and exercisable within 60 days of March 16, 2022: Mitchell J. Krebs — 30,487 shares; Casey M. Nault — 18,207 shares; Hans J. Rasmussen – 5,598; and all current directors and executive officers as a group — 54,292 shares.

(5)
Excludes 27,730 and 45,308 deferred stock units for Mr. Edwards and Ms. McDonald, respectively. Each RSU represents a right to receive one share of Company common stock, which will be delivered on the 60th day after separation from Board service.

(6)	Includes 6,000 shares held in a college savings plan for Mr. Whelan's daughter.

COMPENSATION DISCUSSION AND ANALYSIS
Our 2021 NEOs:

CD&A Summary
Who We Are
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with four wholly-owned operating mines: the Palmarejo gold-silver complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, the Company wholly owns the Silvertip silver-zinc-lead development project in British Columbia and has interests in several precious metals exploration projects throughout North America.
Our Strategy
Coeur’s strategy is to be a well-diversified, growing precious metals producer with a focus on generating sustainable, high-quality cash flow and returns from a North American asset base.
2021 Macroeconomic Environment
Our business is highly dependent on the market prices of gold and silver, commodities that are actively traded and frequently experience significant price volatility. Macroeconomic conditions during 2021 and the three-year period from 2019-2021 significantly impacted our business results, stockholder returns and, as a result, executive compensation.
Over the three years ended December 31, 2021, U.S. equity markets posted strong overall gains. Through most of this period, major indices such as the Dow Jones Industrial Average and S&P 500 repeatedly registered record highs. During the same three-year period, London Bullion Market Association gold and silver prices increased 41% and 49%, respectively. Despite the overall price appreciation, both metals experienced significant volatility, weakening significantly in the first half of 2020 to multi-year lows before outperforming during the second half of 2020.
Period-high prices for gold and silver were registered in August 2020 and February 2021, respectively, supported by unprecedented levels of global fiscal and monetary stimulus as well as growing geopolitical risks and economic uncertainty in response to COVID-19.
As the first table below shows, Coeur’s and its peers’(1) stock prices generally moved in tandem with gold and silver prices during this three-year period. Due to a variety of factors, Coeur’s stock price tends to be more highly levered to changes in metals prices than our peers, which means that in times of rising metals prices, Coeur’s stock tends to outperform our peers (e.g., in the second half of 2020), while we tend to underperform peers in times of weakening metals prices (e.g., in the first half of 2020 and the second half of 2021). Relative underperformance of Coeur stock in the second half of 2021 was also impacted by the hawkish stance of the U.S. Federal Reserve as well as inflationary pressures impacting capital requirements (and perceived liquidity availability) for the Company’s POA 11 expansion project.

(1)	See “Peer Group” on page 56 for more information.

Company Performance

During 2021, the Company continued to operate safely and responsibly to deliver improved year-over-year financial performance, advance key strategic initiatives, strengthen the balance sheet and complete the largest exploration program in the Company’s history. Our performance is further highlighted below.
Solid contributions from our diversified, North American asset base led to Coeur’s strongest annual revenue in nearly a decade

CONTINUED STRONG ENVIRONMENTAL HEALTH & SAFETY RESULTS	►
Coeur’s commitment to Pursue a Higher Standard led to another year of improved safety and environmental performance. We continued a multi-year trend of companywide reduction in employee and contractor TRIFR, realizing a 12% reduction on a three-year trailing average basis. We also achieved a 100% YOY reduction in permit discharge exceedances with zero events in 2021, and held significant spills flat YOY. On a three-year trailing average basis, 2021 performance factored into a 20% reduction in permit discharge exceedances, and an 11% increase in significant spills due to a lower number of significant spills in 2018 which is included in the baseline three-year period. In 2022, we introduced a performance share metric tied to achievement of our public GHG emissions net intensity reduction goal

STRONG OPERATIONAL AND FINANCIAL PERFORMANCE	►
Coeur achieved consolidated and site-level full-year production guidance for both gold and silver, producing 348,529 gold ounces and 10.1 million silver ounces. We delivered unit costs within guidance and strong FCF at our primary gold operations. Coeur generated $833 million in revenue during 2021, representing a 6% increase YOY and its highest annual revenue in nearly ten years

UPDATED CAPITAL AND SCHEDULE ESTIMATES FOR ROCHESTER EXPANSION	►
The Company estimates the total capital for POA 11 will be approximately $520 million, of which approximately $236 million was incurred as of December 31, 2021. In addition, Coeur estimates the cost to incorporate prescreens into the new crusher circuit and associated re-assessment of contingency to be approximately $70 - $80 million. Construction is expected to be completed early in the third quarter of 2023 with commissioning to follow in the second half of 2023. Post-expansion, full-year production is expected to average roughly 8 million ounces of silver, 75,000 ounces of gold with average annual FCF of $90 million over the initial 11 years post-expansion

ENHANCED, FLEXIBLE BALANCE SHEET	►
We completed several important initiatives to strengthen the balance sheet and bolster liquidity. During the first quarter of 2021, we successfully refinanced our senior notes, extending the maturity date to 2029, reducing the interest rate and adding additional cash to the balance sheet. We also extended the term of the RCF to 2025 with a $100 million accordion feature. The Company also entered into a $60 million capital lease facility and opportunistically purchased an 18% interest in Victoria Gold by issuing shares. These initiatives further bolstered our balance sheet and liquidity, providing additional resources and flexibility to fund the Rochester expansion and other key strategic initiatives

RECORD EXPLORATION PROGRAM; RESOURCE EXPANSION AND MINE LIFE EXTENSIONS	►
We completed the largest exploration program in Company history, investing approximately $71 million(1), a 41% YOY increase. The 2021 exploration program drove strong resource growth, including a 12% companywide increase in our gold and silver measured and indicated resources and resulted in mine life increases at several operations(2)

SILVERTIP TRADE-OFF STUDY UNDERWAY	►
The Company commenced work to assess the economics of a potential larger expansion and restart of its high-grade Silvertip silver-zinc-lead property in British Columbia. The review is evaluating the potential to target a higher throughput to take advantage of the significant resource growth and a timetable that would sequence an expansion and restart following completion and commissioning of the POA 11 expansion. Results from this ongoing work are expected by the end of 2022

(1)	Exploration investment includes expensed and capitalized exploration.
(2)	Year-end 2021 reserves and resources as published by Coeur on February 16, 2022.

Alignment of 2021 Compensation

As highlighted below, the results of our executive compensation programs for 2021 and the three-year period ended December 31, 2021 were aligned with our operational and financial performance and stockholder returns.

Solid production, improvements in safety and environmental performance, exploration success and operating cash flow, offset by higher unit costs, lower adjusted EBITDA than planned and stock price underperformance drove a 48% corporate AIP score and 128% payout for three-year PSUs

	2021 Performance	2021 Compensation Result
Actual Pay Compared to Target
► In 2021 we achieved solid gold production, silver production that was within public guidance but below target, and overall strong safety and environmental performance; however, costs were higher and adjusted EBITDA was lower than planned. For the three-year period ended December 31, 2021, we achieved strong growth in OCF per share and reserves and resources, the latter driven by solid results from our exploration program

► 2021 Corporate AIP score of 48% of target
► Three-year PSUs paid out at 128%
of target
► Actual three-year performance-linked compensation for the CEO was 11% lower than target, despite a 13% increase in our stock price over the same period

	► 13% three-year TSR and -51% one-year TSR through December 31, 2021	► 47% one-year decline in CEO realizable pay in-line with -51% one-year TSR
LTIP – Performance Shares	► Above-target overall performance	► 128% overall payout of PSU award for the 2019-2021 performance period:
	► 23% increase in reserves and resources	► 139% payout of PSUs linked to reserve and resource growth (50% weighting)
	► 364% increase in OCF per share	► 200% payout of PSUs linked to three-year OCF per share growth (50% weighting)
	► Relative TSR performance in the fourth quartile	► rTSR modifier impact reduced overall payout by 25%
LTIP – Restricted Shares	► 51% one-year stock price decrease in 2021	► Restricted shares vesting over three years granted in 2021 constituted 40% of the total LTIP award to NEOs; realized value directly aligned with long-term stockholder value

	2021 Performance	2021 Compensation Result
AIP	► Solid gold production and silver production within public guidance but below internal target, but higher costs and lower adjusted EBITDA than planned	► 48% overall payout of portion of AIP tied to strategic corporate annual objectives

► Above target performance for employee and contractor safety incident rate; permit discharge exceedances driven by zero exceedances in 2021; below-target performance for reduction in significant spills, driven by a lower number of spills in 2018 than 2021, which caused the three-year average increase despite holding levels flat YOY
► 130% payout overall for AIP metrics tied to environmental and safety performance
	► Gold and silver production of 100% and 91% of target, respectively, with silver production driven primarily by underperformance at Rochester	► 100% and 55% payout, respectively, for gold and silver production
	► Gold CAS and silver CAS at 113% and 115% of target, respectively, driven by below-target silver production and inflationary pressures	► Zero payout for gold CAS and silver CAS
	► Adjusted EBITDA at 74% of target, driven by below-target silver production and above-target costs	► Zero payout for adjusted EBITDA

Our Executive Compensation Program
Our CLD Committee continues to drive strong pay-for-performance alignment in our executive compensation program and ties a substantial portion of executive compensation to the achievement of annual and long-term strategic objectives. As described below, we seek to continuously refine and improve our executive compensation program and practices to ensure consistency with this philosophy.
What We Do		What We Do Not Do
►	Pay for performance with strong alignment of realized pay to TSR	►	No hedging Coeur stock
		►	No pledging Coeur stock
►	Proactive stockholder outreach with meaningful compensation program changes made based on feedback	►	No excise tax gross-ups, tax gross-ups on perquisites or tax gross-ups applicable to change-in-control and severance payments
►	AIP metrics drive stockholder value, with rigorous goals tied to Board-approved budget and safety and environmental objectives	►	No holding Coeur stock in margin accounts
		►	No employment contracts for NEOs other than CEO
►
Majority of equity compensation in the form of performance shares with three-year cliff vesting tied to rigorous strategically aligned and value-driving internal performance metrics, with relative TSR as a modifier
		►	No re-pricing of stock options or SARs without stockholder approval
		►	No “single trigger” cash severance based solely upon a change-in-control of the company
►	Majority of compensation “at-risk”
►	Independent compensation consultant
►	Modest perquisites
►	“Double trigger” equity acceleration upon a change-in-control
►	Stock ownership guidelines for our directors and executive officers, including 6x base salary for CEO
►	Clawback policy covering both financial restatements and misconduct
►	Annual stockholder “say on pay” vote
►	100% of CEO AIP based on Company goals
Executive Compensation Program Philosophy
Our executive compensation program aligns with our strong pay-for-performance philosophy and ties a substantial portion of executive compensation to the achievement of annual and long-term strategic objectives. The objectives of our executive compensation program are to:
►	Drive performance against critical strategic goals designed to create long-term stockholder value
►	Pay our executives at a level and in a manner that attracts, motivates and retains top executive talent
We believe these compensation objectives directly drive achievement of our long-term strategic objectives, including continuous improvement in safety and environmental performance, lowering costs, increasing cash flow, increasing reserves and resources and completing major expansion projects on time, on budget and delivering intended results.
We analyze target total direct compensation (base salary, target annual incentive, and target equity award value) relative to our peers. Specific opportunities are established based on factors such as executive’s scope and breadth of roles performed, experience in position, performance and other factors deemed relevant by the CLD Committee. The CLD Committee formally reviews and evaluates every pay action versus the 25th, 50th and 75th percentile of peers, but does not tie individual compensation decisions to specific target percentiles.

Our compensation program is designed to include multiple elements with varying characteristics which allows us to retain strong talent and reward performance for achievement of both short-term and long-term goals. The CLD Committee determines the appropriate mix of these compensation elements in consultation with an independent compensation consultant and with appropriate input from management.
Site leadership and certain members of the corporate management team receive restricted shares under the LTIP that vest over a three-year period, promoting alignment with long-term stockholder value. All employees participate in our AIP or a similar cash incentive program with operational, safety and environmental metrics designed to promote the success of our business and which vary based on the role of the employee:
►	Corporate employees support the goals and objectives of our NEOs and participate in the AIP with the same metrics as our NEOs, along with an individual performance component.
►
Leadership and managers at our operations participate in the AIP, modified to promote the achievement of site-specific goals aligned with overall Company strategy, including the execution of key projects and a significant component tied to safety and environmental performance, with those goals and projects forming part of the Company’s broader comprehensive strategy to create long-term stockholder value.

►
Hourly employees at our operations participate in cash incentive programs designed to drive achievement of core operational performance and site-specific goals, such as production, safety and environmental goals, which are key to our business of producing precious metals safely and responsibly.

Similar to our NEO compensation program, our compensation programs at all levels of the Company are intended to attract and retain talented employees who can drive achievement of our strategic objectives while supporting our core values and culture. To that end, we regularly benchmark with industry peers and, where appropriate, the general market, to ensure we are offering competitive compensation and appropriate premiums for remote and camp assignments in line with industry standards.
2021 Direct Compensation Elements
Compensation Component	Objective		Key Features
Base salary	►	Provide a fixed base pay for performance of core job responsibilities	►	Initial levels and annual adjustments are based on positioning relative to the market and experience of the executive
	►	Attract and retain highly skilled individuals
AIP	►	Performance-based and “at risk”	►	Cash payments based on Company and individual performance, with a high percentage weighted on Company performance (100% in the case of the CEO)
	►	Drive achievement of annual Company financial, operational, environmental and safety goals and, for NEOs other than the CEO, individual executive performance and development goals
LTIP	►	Performance-based and “at risk”	►	Mix of 60% performance shares and 40% time vesting restricted stock
	►	Align executive and stockholder interests, drive the creation of long-term stockholder value, attract and retain talented executives	►	Restricted stock vests ratably over three years
►
Performance shares cliff-vest after a three-year performance period, based on growth in reserves and resources, return on invested capital, major project execution and, beginning in 2022, progress toward achievement of our publicly-stated GHG emissions net intensity reduction goal

A substantial majority of the components of the 2021 executive compensation program is variable and “at risk”, demonstrating our strong pay-for-performance alignment.
Direct Compensation Component	Performance Based	Value Linked to Stock Price	Value Not Linked to Stock Price	% of CEO Target Pay	% of NEO Target Pay (Average)
Base Salary			•	19%	24%	Fixed
Annual Incentive Plan	•		•	24%	23%	Variable and “at risk”
Restricted Stock		•		23%	21%
Three-Year PSUs	•	•		34%	32%
The variable components of our 2021 executive compensation program are also aligned with our strategic objectives and purpose statement.
PROTECT	We are focused on safeguarding the safety and health of our employees and protecting the environments where we operate.	Reductions in TRIFR, Significant Spills and Permit Discharge Exceedances	AIP 20%
Our AIP rewards outstanding health, safety and environmental performance to reflect this commitment.
DEVELOP	We endeavor to develop quality resources, grow and enhance our assets, pursue new opportunities, develop and grow our people, and build a solid technical foundation.	Three-Year Growth in Reserves and Resources	PSUs(1) 35%

Our LTIP award structure drives performance against these goals by tying a portion of our performance shares to increases in our reserves and resources, whether at our existing operations or through the acquisition of new properties and assets, and to completing key capital projects on-time and on-budget.(3)
		Achievement of Milestones for Strategically Critical Long-Term Projects(2)	PSUs(1) 30%
	Our AIP encourages development of our executives and employees by rewarding exemplary individual performance and growth.	Individual Component of AIP, except CEO	Varies by NEO
DELIVER	We strive to deliver impactful results through teamwork and act with integrity.	Costs Applicable to Sales & Adjusted EBITDA	AIP 55%

Both our AIP and LTIP reward achievement of operational and financial objectives and creation of long-term stockholder value, tying payouts to achieving production, cost and adjusted EBITDA targets, and effectively deploying capital.
		Three-Year Return on Invested Capital	PSUs(1) 35%
	Our clawback policy holds our executives accountable to act with integrity and in accordance with applicable laws in achieving the goals linked to our compensation programs.	Production	AIP 25%
(1)	The three internal performance share metrics are subject to a relative TSR modifier that adjusts payouts +/- 25% for top or bottom quartile performance compared to peers.
(2)	Tied to achievement of Rochester and Silvertip expansion project milestones (split 20% Rochester and 10% Silvertip).
(3)	In 2022, we introduced a performance share metric under the LTIP tied to achievement of our public GHG emissions net intensity reduction goal.

2021 Total Direct Compensation Targets
	Fixed Compensation	Variable Compensation
Named Executive Officer	Base Salary	Long-Term Equity Incentives	Annual Incentives	Total Variable
Mitchell J. Krebs, President, Chief Executive Officer & Director	$750,000	$2,250,000	$937,500	$3,187,500
Thomas S. Whelan, Senior Vice President & Chief Financial Officer	$375,000	$793,750	$375,000	$1,168,750
Casey M. Nault, Senior Vice President, General Counsel & Chief ESG Officer	$375,000	$843,750	$375,000	$1,218,750
Michael Routledge, Senior Vice President & Chief Operating Officer(1)	$425,000	$843,750	$425,000	$1,268,750
Hans J. Rasmussen, Senior Vice President, Exploration(2)	$350,000	$665,000	$262,500	$927,500
(1)	2021 LTIP grants to NEOs were calculated based on NEO base salary at the date of grant. Mr. Routledge received a mid-year base salary increase to $425,000.
(2)	Mr. Rasmussen plans to retire from his position as Senior Vice President, Exploration, effective March 31, 2022.
Results of 2021 Stockholder Advisory Vote on Executive Compensation
At our 2021 Annual Meeting, we received support from over 95% of votes cast on the Company’s “say-on-pay” proposal, the fifth straight year in which we received at least 90% support for the “say-on-pay” proposal. We believe this high level of support reflects an understanding by our stockholders of how our executive compensation practices are aligned with creation of long-term stockholder value, and the changes that our CLD Committee has made to our executive compensation practices in recent years in alignment with stockholder feedback. Our CLD Committee considered our 2021 “say-on-pay” proposal result as part of the overall context for its 2021 executive compensation decisions.
Select Compensation Program Changes for 2021 and 2022
In 2021, we maintained 20% weighting in the AIP tied to safety and environmental performance, but split the environmental portion (weighted 10%) into two measures: decrease in significant spills and decrease in permit discharge exceedances. The 2021 LTIP award maintained the same structure as in 2020, and is described in greater detail later in this CD&A. For 2022, in alignment with our climate goals and responsive to stockholder feedback and priorities, we have introduced a performance share metric, weighted at 20% of the total performance share award, tied to achievement of our public GHG emissions net intensity reduction goal. The 20% weighting for this GHG-linked award was re-allocated from other measures: 5% each from ROIC and Reserves and Resources (with each having 30% weighting in 2022 compared to 35% in 2021), and 10% from the Silvertip project-based award in 2021, in light of the CLD Committee’s determination to defer any further Silvertip-based awards until a new project plan is approved, driven by our strategic decision to re-scope the Silvertip project during 2022 to be a potentially larger project.
	2021	2022
AIP	► Environmental component tied to decreases in both permit discharge exceedances and significant spills	► N/A
LTIP
Performance share award composed of:

► 35% - Three-year ROIC
► 35% - Three-year growth in reserves and
  resources
► 20% - Achievement of goals linked to
  POA 11 expansion
► 10% - Achievement of goals linked to
  Silvertip restart/expansion

TSR modifier (+/- 25%) for top or bottom quartile TSR performance relative to peers

► Performance share award composed of:

  ► 30% - Three-year ROIC
  ► 30% - Three-year growth in reserves
    and resources
  ► 20% - Achievement of public GHG     emissions net intensity reduction goal
  ► 20% - Achievement of goal linked to
    POA 11 expansion

TSR modifier (+/- 25%) for top or bottom quartile TSR performance relative to peers

Competitive Market Assessment
The CLD Committee annually reviews the compensation of executives relative to the competitive market, based on assessments prepared by its independent compensation consultant. In preparing this assessment, our compensation consultant analyzes publicly disclosed compensation data from our peer group (see “Peer Group” below). The consultant also uses specific industry surveys as a supplement to proxy research. Management, together with the consultant, assists the Committee by providing data, analyses and recommendations regarding the Company’s executive compensation practices and policies.
2021 Peer Group
The CLD Committee establishes peer groups to help make executive pay decisions and to measure TSR against our competitors. Our peer group for 2021 is listed below and consisted solely of precious metals and mining companies with revenues generally between 0.3 and 3.0 times our revenues which are predominately headquartered in North America.
2021 Peer Company	Revenue(1) ($ millions)	Market Cap(1) ($ millions)	Corporate Headquarters
Alamos Gold Inc.	748	2,361	Canada
B2Gold Corp.	1,789	4,121	Canada
Centerra Gold	1,689	2,339	Canada
Eldorado Gold Corporation	1,027	1,274	Canada
Endeavor Mining plc	1,424	2,079	United Kingdom
First Majestic Silver Corp.	364	2,515	Canada
Hecla Mining Co.	692	1,716	United States
Hochschild Mining	622	1,237	United Kingdom
IAMGOLD Corporation	1,242	1,750	Canada
Kirkland Lake Gold Ltd.(2)	2,460	9,251	Canada
New Gold Inc.	643	597	Canada
OceanaGold Corporation	500	1,223	Australia
Pan American Silver Corp.	1,339	4,971	Canada
SSR Mining Inc.	853	2,370	Canada
Yamana Gold Inc.	1,561	3,766	Canada
Median:	1,027	2,339
	Revenue(1) ($ millions)	Market Cap(1) ($ millions)	Corporate Headquarters
Coeur Mining, Inc.	785	1,943	United States
(1)	Revenues are for the 2020 fiscal year. Market cap is calculated as of December 31, 2020 based on the outstanding shares for each peer publicly disclosed as of the date of calculation.
(2)	Kirkland Lake Gold Ltd. merged with and into Agnico Eagle Mines Limited in early 2022.

2021 Executive Compensation – Realized and Realizable Pay
Our NEO compensation program is structurally designed to be a strong performance-based program. In the case of the CEO, 81% of his target compensation is performance-based or “at-risk”, and only 19% is fixed, delivered through base salary.
Actual Pay Compared to Target
To manage the performance-based and “at-risk” compensation program, which includes AIP, PSUs and restricted stock, we evaluate NEO compensation by examining the target value of compensation (the value on date of grant) and the actual value received (the value on date of receipt by the NEO). We believe that by understanding each of these values in relation to Company performance, we can establish and verify a strong pay-for-performance relationship that is both motivational and retentive.
Target Value. The three-year target value for performance and “at-risk” elements is equal to (1) the 2019-2021 target annual incentive, plus (2) the grant date target value of PSUs for the 2019-2021 performance period, plus (3) target value of restricted stock granted in 2019, 2020 and 2021. This is shown in the bar chart below. The CEO’s target value of compensation for “at-risk” and performance-based elements was $6,482,000 for the 2019-2021 performance period.
Actual Value. The three-year actual value is equal to (1) the 2019-2021 actual annual incentive earned, plus (2) the value of the PSUs for the 2019-2021 performance period that paid out in early 2022, valued as of December 31, 2021, the last date of the performance period, plus (3) the value of restricted stock granted in 2019, 2020 and 2021, valued as of December 31, 2021, including shares not yet vested. The CEO’s actual value of compensation from performance-based and “at-risk” elements was $5,769,671, 11% lower than the target value. The chart does not include base salary since it is not variable, “at-risk” or performance-based.

3-Year CEO Performance-Linked Pay
Actual vs. Target
(13% Increase in Stock Price 12/31/21 vs. 12/31/18)
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-11%
$2,580,000
$1,215,000
$2,687,500
$2,147,761
$1,510,034
$2,111,876
Target
Actual
2019 to 2021 AIP
2019 to 2021 PSUs
2019 to 2021 RS

Alignment with Performance. During the three-year 2019-2021 period, our CEO received 11% lower than target for performance-based “at-risk” elements of our compensation program. During this same period, our stock price increased by 13%. We believe this demonstrates alignment of pay and performance.
Realizable Pay
Realizable pay measures the compensation value that could be realized by executives over a given time period, taking into account the change in Company stock price during that time and whether performance shares are earned based on achievement of performance targets.

The chart below illustrates three-year realizable total compensation for our CEO at December 31, 2020 and December 31, 2021. The one-year difference between compensation values (a 47% YOY decline), particularly due to realizable long-term compensation calculated using a $10.35 stock price as of December 31, 2020 and a stock price of $5.04 as of December 31, 2021, is significant and is in line with negative 51% TSR for 2021.
The three-year realizable total compensation value for each period is calculated using (1) actual base salary and cash bonus paid for the applicable year, (2) the value of target performance shares payable and actual performance shares issued for the three-year period then ended, valued as of December 31 and (3) the value of restricted stock granted for the three year period then ended, valued as of December 31, including shares not yet vested.

3-Year CEO Realizable Pay
Cash
PSUs
RS
$13,621,298
$4,468,830
$7,330,905
$1,821,563
-47%
$7,254,383
$2,147,761
$3,906,622
$1,200,000
2020
2021

Alignment with Performance. TSR was negative 51% for 2021 and our CEO’s realizable pay was 47% lower at December 31, 2021 as compared to December 31, 2020. We believe this also demonstrates alignment of pay and performance.
2021 Executive Compensation Results
2021 NEO Performance & Compensation
Base Salary	Market and internal pay equity-driven salary increases for certain NEOs
The CLD Committee approved the following base salaries for 2021, with the increases driven by market data in alignment with our compensation philosophy and, for Mr. Routledge, an increase in his scope of responsibility due to assuming leadership of project development, including our major expansion projects of POA 11 and Silvertip.
Named Executive Officer	2021 Base Salary	2020 Base Salary	Percentage Increase
Mitchell J. Krebs, President, Chief Executive Officer & Director	$750,000	$725,000	3.4%
Thomas S. Whelan, Senior Vice President & Chief Financial Officer	$375,000	$375,000	0%
Casey M. Nault, Senior Vice President, General Counsel & Chief ESG Officer	$375,000	$375,000	0%
Michael Routledge, Senior Vice President & Chief Operating Officer	$425,000	$375,000	13.3%
Hans J. Rasmussen, Senior Vice President, Exploration	$350,000	$325,000	7.7%

Annual Incentive Plan	2021 AIP: Target Levels Consistent with Market and Experience in Role; No YOY Change in Opportunity %
Our AIP is designed to drive creation of stockholder value through achievement of annual financial and operational goals. We also reward executives other than the CEO for the achievement of individual goals within their functional areas, living up to our values and showing their commitment to our purpose statement: We Pursue a Higher Standard.
AIP Target Opportunities
Under our AIP, each executive has a target award opportunity expressed as a percentage of base salary established at the beginning of each year. 2021 target award opportunities were determined based on desired market positioning, the individual executive’s role, scope of responsibility and ability to impact our performance.
Named Executive Officer	Target AIP Opportunity (% of Salary)
	2021	2020
Mitchell J. Krebs	125%	125%
Thomas S. Whelan	100%	100%
Casey M. Nault	100%	100%
Michael Routledge	100%	100%
Hans J. Rasmussen	75%	75%
Actual awards can range from 0% to 200% of the target award, based on our Company performance relative to corporate AIP objectives and the performance of each individual executive (other than the CEO) relative to individual goals. The CEO’s AIP opportunity is based 100% on corporate objectives. Because mine plans drive our budgets, and mine plans vary year-to-year in terms of tonnage, grade and other factors, from time to time our performance targets for a given year may be lower than the prior year and may not appear to reflect improvement or increased rigor over the prior year. For example, when a mine plan is moving through a lower grade zone, despite strong execution, lower production, higher unit costs and lower adjusted EBITDA compared to the prior year may occur. We strive to increase average overall grade over the long-term, but the grades of mineralized material are inherently variable and a life of mine involves mining through zones of higher and lower grade. Our annual goals and targets are designed to reflect year-over-year variances in our mine plans.
2021 Company AIP Performance Measures and Weights
At the beginning of each year the CLD Committee approves AIP performance measures, weightings and targets, along with threshold, target and maximum performance and payout levels, based on the Board-approved budget and internal forecasts. These goals and targets are designed to be rigorous and require strong execution in-line with budget and other critical objectives. After the end of the year, the CLD Committee reviews performance against the goals prior to certifying results and approving payouts. Once the performance measures and goals are set, they are not subject to change for that plan year without the specific approval of the CLD Committee.
The 2021 AIP corporate performance measures complement the measures used for performance share awards in driving achievement of multi-year strategic initiatives directly aligned to the creation of long-term stockholder value. The CLD Committee selected the 2021 AIP metrics shown below based on the following considerations and objectives:
►	Align with our business objectives and strategic priorities;
►	Transparency to investors and executives;
►	Incentivize profitable production growth, not growth for growth’s sake;
►	Balance financial and operational performance; and
►	Reflect our commitment to safe and environmentally responsible operations.

Measure	Weight	Minimum(1)	Target(1)	Maximum(1)
Gold Production (ounces)	17.5%	≥90% of Target	350.2K	≥105% of Target
Silver Production (ounces)	7.5%	≥90% of Target	11.0M	≥107.5% of Target
Gold CAS per ounce(2)	17.5%	≤110% of Target	$898	≤90% of Target
Silver CAS per ounce(2)	7.5%	≤110% of Target	$13.42	≤90% of Target
Adjusted EBITDA(3)	30%	≥80% of Target	$283.6M	≥110% of Target
Safety & Environmental Performance:
Decline in Companywide TRIFR(4)(5)	10%	Maintain 2020 performance	7.5% reduction from 2020	≥15% reduction from 2020
Decline in Permit Discharge Exceedances(4)(6)	5%	No increase in Permit Exceedances from 2020	7.5% reduction from 2020	≥15% reduction from 2020
Decline in Significant Spills (4)(7)	5%	No increase in Significant Spills from 2020	7.5% reduction from 2020	≥15% reduction from 2020
(1)	Payouts for each measure are 50% for “Minimum”, 100% for “Target” and 200% for “Maximum”. Payouts are interpolated for performance between minimum and maximum.
(2)
Our CAS per silver ounce and gold ounce metrics each measure performance against a target based on the Board-approved budget set at the beginning of the year. In setting the goal and evaluating performance against it, items that arise during the year that were not contemplated by the budget, including variances between the actual realized metals prices and budget prices, whether having a positive or negative impact, are not factored into the calculation in order to ensure a consistent assessment of performance against budget. Please see “Appendix A – Certain Additional Information” for reconciliations of GAAP to non-GAAP financial measures included in this section.

(3)
Our adjusted EBITDA metric measures performance against a target based on the Board-approved budget set at the beginning of the year. In setting the goal and evaluating performance against it, items that arise during the year that were not contemplated by the budget, including variances between actual realized metals prices and budgeted prices, whether having a positive or negative impact, are not factored into the calculation in order to ensure a consistent assessment of performance against budget.

(4)
Safety and environmental performance metrics are measured using a three-year trailing average. The three-year average for the current period (2019-2021) is compared with the three-year average for the prior period (2018-2020). The CLD Committee determined that a three-year average is a better representation of performance and removes periodic variability. The CLD Committee has discretion to adjust payout for significant adverse events outside of the prescribed metric.

(5)	TRIFR performance covers both employees and contractors working at the Company’s sites.
(6)	Permit discharge exceedances means exceedances of allowable concentration limits of specified elements in discharge water under our operating permits.
(7)
Significant Spills means spills or releases exceeding certain volumetric thresholds that have been standardized across our operating sites to hold all sites accountable to a strict standard regardless of local jurisdiction standards.

Individual AIP Objectives
In addition to Company metrics, specific individual objectives are developed for each executive other than the CEO at the beginning of the year. 2021 AIP award percentages based on individual performance were 20% for Messrs. Whelan, Nault and Routledge, and 30% for Mr. Rasmussen, reflecting an emphasis on specific exploration-related goals. The specific objectives for each executive support our strategic objectives, reflect each executive’s individual responsibilities, and can be grouped into the following broad categories:
►	Major project and operational execution, including strategic transformation and growth
►	Mitigation of risk
►	Enhancement of each executive’s responsibilities
►	Support of Coeur’s values regarding worker safety and health, social, environmental and corporate responsibility
►	A commitment to the talent development and retention of our employees
►	Continued personal development and adherence to Company culture and behavior
Many of the individual objectives established for the executives can be reviewed against objective and quantifiable Company results, in particular, those described under “Company Performance” beginning on page 49 of this Compensation Discussion and Analysis, which helps to ensure executive accountability for Company performance. Other objectives, however, are subjective by nature, which requires discretion and judgment by the CLD Committee to assess performance.

2021 AIP Corporate Objectives and Performance
Achievement of 48% on corporate metrics due to strong gold production and silver production within public guidance but below internal target, offset by higher costs and lower adjusted EBITDA than planned

Metric	2021 Target	2021 Performance	Performance (% of target)	Payout (% of target)	Weight	Weighted Payout (% of target)
Gold Production (ounces)	350.2K	348.5K	100%	100%	17.5%	17.4%
Silver Production (ounces)	11.0M	10.1M	91%	55%	7.5%	4.1%
Gold CAS per ounce	$898	$1,015	113%	0%	17.5%	0%
Silver CAS per ounce	$13.42	$15.38	115%	0%	7.5%	0%
Adjusted EBITDA	$283.6M	$210.8M	74%	0%	30%	0%
Decline in company-wide TRIFR(1)	7.5% reduction from 2020	11.9% reduction	159%	159%	10%	25.9%
Decrease in Permit Discharge Exceedances(1)	7.5% reduction from 2020	19.3% reduction	257%	200%	5%
Decline in Significant Spills(1)	7.5% reduction from 2020	10.8% increase	(244%)	0%	5%
Total						48%
(1)	Three-year trailing average
2021 AIP Individual Performance and Payouts
As noted above, the CEO’s AIP is based entirely on corporate performance. Individual performance for other NEOs ranged from 103%-131% of target as shown in the table below.
For 2021, based on Company and individual NEO performance achievement as a percentage of target and the performance weights described above, the CLD Committee approved the following annual incentive payments to the NEOs. 2021 AIP payouts were lower YOY for the NEOs reflecting significantly reduced achievement of corporate goals (48% vs. 121% of target). Mr. Routledge’s 2021 AIP payout appears only marginally lower than 2020 because his 2020 payout was pro rated to reflect the portion of 2020 after he joined the Company on June 1, 2020.
Named Executive Officer	2021 Base Salary	2021 Target AIP %	Company % Weighting	Individual % Weighting	2021 Individual % Amount*	2021 AIP Payout	% Change from 2020
Mitchell J. Krebs, President & Chief Executive Officer	$750,000	125%	100%	0%	N/A	$450,000	-59%
Thomas S. Whelan, Senior Vice President & Chief Financial Officer	$375,000	100%	80%	20%	123%	$236,250	-49%
Casey M. Nault, Senior Vice President, General Counsel & Chief ESG Officer	$375,000	100%	80%	20%	131%	$242,250	-49%
Michael Routledge, Senior Vice President & Chief Operating Officer	$425,000	100%	80%	20%	112%	$258,400	-3%(1)

Named Executive Officer	2021 Base Salary	2021 Target AIP %	Company % Weighting	Individual % Weighting	2021 Individual % Amount*	2021 AIP Payout	% Change from 2020
Hans J. Rasmussen, Senior Vice President, Exploration	$350,000	75%	70%	30%	103%	$170,888	-46%
(1)	Mr. Routledge was hired and became an executive officer on June 1, 2020. 2020 payout pro rated based on pro rated 2020 salary of $218,750.
Long-Term Equity Incentive Awards
The primary purpose of our long-term equity incentive awards is to align the interests of our executives with those of our stockholders by rewarding executives for creating long-term stockholder value. Long-term incentives also assist in retaining our executive team.
2021 Grants of Long-Term Incentive Compensation
Consistent with prior years, in 2021 executive awards were composed of 60% performance shares and 40% restricted stock. The CLD Committee believes that this mix provides alignment with stockholder interests and balances incentive and retention objectives, while minimizing share dilution.
Target long-term incentive award values for each executive in 2021 were determined based on desired market positioning, the individual executive’s role, scope of responsibility and ability to impact overall Company performance.
Named Executive Officer	2020 LTIP Grants % of Salary	2021 LTIP Grant		YOY Change of Target %
		% of Salary	Target $Amount
Mitchell J. Krebs	300%	300%	$2,250,000	None
Thomas S. Whelan	225%	225%	$793,750(1)	None
Casey M. Nault	225%	225%	$843,750	None
Michael Routledge	225%	225%	$843,750(1)	None
Hans J. Rasmussen	190%	190%	$665,000	None
(1)
2021 LTIP grants to NEOs were calculated based on NEO base salary at the date of grant and other factors deemed relevant by the CLD Committee. Mr. Routledge received a mid-year base salary increase to $425,000, after the 2021 LTIP grants were awarded.

The number of shares of restricted stock granted in 2021 was determined by dividing the total grant value by the average closing price per share of the Company’s common stock on the New York Stock Exchange over the 60 trading days ending on the trading day after the CLD Committee approved the awards. The CLD Committee has determined that this approach is appropriate to smooth out volatility in daily stock price changes, which can be significant and materially impact the number of shares granted from day to day.
2021 Restricted Stock Grant
In 2021, restricted stock represented 40% of the target long-term equity incentive award value granted to NEOs. Restricted stock aligns executives’ interests with those of stockholders via actual share ownership, and vesting requirements promote retention and continuity in our senior leadership team. Restricted stock also provides value to the executives even with a declining share price, which may occur due to general market or industry-specific forces that are beyond the control of the executives (for example, a drop in the market prices of gold and silver). Holders of restricted stock may, if the CLD Committee so determines, receive dividends, if any, and exercise voting rights on their restricted stock during the period of restriction. Restricted stock grants generally vest ratably over three years beginning on the first anniversary of the grant.

The following diagram illustrates the design and structure of the restricted stock awards. As is customary, the awards were approved by the CLD Committee at its regular February meeting, but the grant date was deferred and made subject to our stockholders approving an increase in the number of shares authorized to be issued under our LTIP. However, the vesting dates were normalized to remain based on the anniversary dates of the Committee’s approval of the awards in February.

May 12, 2021	February 19, 2022	February 19, 2023	February 19, 2024
Grant of Restricted Shares	1/3 Vest	1/3 Vest	1/3 Vest
2021 Performance Share Grants
In 2021, performance shares represented 60% of the target long-term incentive award value. To the extent they are earned based on achievement of performance goals, awards are generally settled in Coeur stock. The performance share opportunity granted in 2021 was tied to Company achievement of four internal goals that drive creation of long-term stockholder value. Performance against these goals generally is measured over a three-year performance period ending December 31, 2023.
	2021 Performance Share Grant
Performance Share Award	3-Year ROIC	3-Year Growth in Silver Equivalent Reserves & Resources	Rochester POA 11 Expansion	Silvertip Restart/Expansion
Overall Weighting	35%	35%	20%	10%

	Overall rTSR Modifier +/- 25%
The following illustrates the design and structure of the internal metric-based performance share grants tied to internal metrics:

Q4 2020	Q1-Q2 2021	2021	2022	2023	Q1 2024
CLD Committee formulates performance measures and payout targets. PSU opportunity is awarded to NEOs
Measurement of PSU Metrics:

► 3-year ROIC
► 3-year growth in reserves and
mineralized material
► Opportunity for achievement of
goals for Rochester expansion
► Opportunity for achievement of goals tied to Silvertip restart/expansion
► If threshold performance is achieved for one or more metrics, the award is paid in Company stock. TSR modifier applied for top or bottom quartile relative TSR performance
►	Three-Year Return on Invested Capital – 35% of 2021 Performance Share Opportunity
Coeur’s management team is focused on deploying capital efficiently and effectively to drive long-term returns for stockholders. In 2020, the CLD Committee introduced the three-year ROIC metric as a core element of our performance share program and this metric continued to be used for the 2021 Performance Share grants. The ROIC metric reflects feedback from stockholders and aligns with our plan design philosophy that performance share metrics should tie to key drivers of long-term stockholder value. ROIC is determined by dividing three-year adjusted EBIT from our four operating assets (Palmarejo, Rochester, Kensington and Wharf) by investment in those assets during the performance period. EBIT for the three-year performance period is calculated by adding depreciation, depletion, asset retirement obligation accretion and inventory adjustments to cumulative adjusted EBITDA for the performance period. Adjusted EBITDA is a non-GAAP financial measure presented in our financial statements used by management to understand results from our business. Investment for each operating mine is equal to Total Debt plus total equity of the entity that owns the mine minus cash held by the entity. Investment will be measured at the beginning of the performance period and at the end of each of the three calendar years of the performance period, and the final result will be the average of these four numbers. In addition,

EBIT will be calculated by holding pricing constant, using the prices incorporated in the Company’s strategic plan, to hold management accountable for achieving the intended benefits of our capital investments as presented for Board approval without benefiting from or being penalized by changes in metals prices, which are beyond our control.
The target for the ROIC metric is tied to achieving returns on investment for operating mines set out in the Board-approved strategic plan, which is updated and approved by the Board on an annual basis. Because the strategic plan represents an "upside" case which assumes, among other factors, the conversion of a significant portion of resources into reserves, the CLD Committee determined that achieving the ROIC outcome implied in the strategic plan warranted an above-target payout. For the 2021-2023 performance period, the CLD Committee approved the following performance and payout targets which tie to expected ROIC from our four operating mines:
Payout Target	25%	50%	75%	100%	125%	150%	175%	200%
Performance Target	Target -5%	Target -4%	Target -3%	Target -2%	Target -1%	27.5%	Target +1%	Target +2%
A new operation acquired during the performance period will be incorporated on a pro forma basis if returns from the operation are expected to begin during the performance period, in which case investment in the operation, for purposes of calculating ROIC, will be incorporated pro rata with the expected returns to avoid penalizing the calculation by including the full amount of the investment. Similarly, in the event of a divestiture of a mine included in the ROIC metric during the performance period, the CLD Committee will exclude the divested asset from the calculation and adjust the target accordingly. Finally, in the event of an impairment in an operating asset during the performance period, the total investment for the relevant operation will not be reduced by the impairment amount for purposes of calculating ROIC.
►	Three-Year Growth in Reserves and Resources – 35% of 2021 Performance Share Opportunity
Growth in reserves and resources is critical to ensure that we replace ounces mined each year and grow resources to extend mine lives, which we believe will drive stockholder value. Reserves and resources may also decline due to falling metals prices, as previously economic grades are rendered uneconomic. This further aligns performance with stockholders. Reflecting different levels of confidence based on category of reserve or resources, growth in reserves and resources is measured on a gross basis, weighted as follows to reflect varying levels of confidence for each category:
►	proven and probable reserves - 100%
►	measured and indicated resources - 75%
►	inferred resources - 50%
Reserves and resources are calculated on an AgEqOz basis with equivalence to be determined based on assumed prices for gold, silver, lead and zinc on December 31, 2020 and December 31, 2023 to calculate reserves and resources. Targets will automatically adjust to exclude any discontinued operations or other sold assets during the measurement period. In addition, because the primary intent of the award is to drive reserve and resource growth through exploration, the CLD Committee may exercise discretion to exclude the impact of reserves and resources added through mergers and acquisitions.
These performance shares will pay out at target for meeting expectations, maximum for exceeding expectations by 60% or more, and at threshold for performance at 70% of target, subject to CLD Committee discretion for acquisitions as described above. The CLD Committee determined the following target for the three-year growth in reserves and mineralized material award:
Payout Target	25%	50%	75%	100%	125%	150%	175%	200%
Performance Target	30% Decrease	20% Decrease	10% Decrease	Target 1.137M (AgEqOz)	15% Increase	30% Increase	45% Increase	60%+ Increase
►	Project-Based Award: Rochester Mine POA 11 Expansion – 20% of 2021 Performance Share Opportunity
The POA 11 expansion project at the Rochester mine is expected to transform Rochester into a cornerstone asset for the Company by significantly increasing annual silver and gold production, more than doubling planned annual crusher throughput capacity. Completion of the project is expected to significantly increase Rochester’s mine life and cash flow.

The CLD Committee created a performance share opportunity linked to this project to further align the compensation of our NEOs with the success of a project that is expected to unlock significant long-term value for our stockholders. The POA 11 expansion project award measures achievement of three milestones that have been determined to be critical to overall project success. When a milestone is achieved on or before the identified milestone date, the related portion of the performance share opportunity will be considered earned, but payout of such portion of performance shares will not occur until the end of the performance period. Each NEO must also meet continued service requirements through the three year performance period before receiving a payout of performance shares. The CLD Committee retains discretion to award PSUs below the maximum value of the milestones in cases of delayed achievement of a milestone or milestone performance below expectation.
Rochester POA 11 Milestones	Milestone Date	Max Value of Milestone(1)
Overall Progress % vs Forecast	December 31, 2021	25%
Merrill Crowe plant and crushing circuit on schedule and on budget	December 31, 2022	50%
4Q23 production from new Stage VI leach pad as a % of plan	December 31, 2023	Below 85% - 0% 85%-95% - 50% 95%-105% - 75% 105%-115% - 100% 115+% - 125%
(1)	Shares awarded interpolated between achievement levels and capped at indicated maximum value.
►	Project-Based Award: Expansion and/or Restart of Operations at the Silvertip Mine – 10% of 2021 Performance Share Opportunity
The Company’s decision during the first quarter of 2020 to suspend mining and processing activities at Silvertip was driven by the goal of maximizing the long-term value of the operation. Significantly unfavorable conditions in the zinc and lead markets, combined with operating challenges primarily related to the processing facility, led to the temporary suspension, but management remains confident in the underlying fundamentals of the operation, which have been further bolstered by successful 2020 and 2021 exploration campaigns that have significantly grown the total high-grade mineral resource. Due to the anticipated value to stockholders of successfully restarting operations at Silvertip, including a possible expansion of the processing facility, the CLD Committee created a performance share award tied to achievement of key milestones related to the restart and expansion of Silvertip. The CLD Committee believes this award creates further alignment between a key driver of long-term value for our stockholders and the compensation of our NEOs. The 2021 Silvertip restart/expansion project-based award measures achievement of three objective milestones that are central to overall project success. When a milestone is achieved on or before the identified milestone date, the related portion of the performance share opportunity will be considered earned, but payout of such portion of performance shares will not occur until the end of the performance period. Each NEO must also meet continued service requirements through the three-year performance period before receiving a payout of performance shares.
Silvertip Restart/Expansion Milestones	Milestone Date	Max Value of Milestone(1)
Board authorization of project plan	December 31, 2021	25%
Achievement of Board-approved expansion plan on budget and on schedule	December 31, 2023	50%
Additional measure to be approved based on Board-approved project plan	December 31, 2023	125%
(1)	Shares awarded interpolated between achievement levels and capped at indicated maximum value.
TSR Modifier
Awards paid out for achievement of one or more of the above performance share metrics for the 2021-2023 performance period will be subject to a TSR modifier which will adjust the payout +/-25% for TSR performance in the top or bottom quartile, respectively, of our peer group. Performance is measured using the average of the last 60 trading days of 2020 compared to the last 60 trading days of 2023. By including TSR as a modifier instead of a primary metric, the CLD Committee has sought to increase NEO focus on the drivers of TSR. However, the inclusion of TSR as a modifier maintains alignment with stockholders by ensuring top and bottom quartile results materially impact payout.
Payouts for 2019-2021 Performance Shares
The 2019-2021 performance shares paid out at 128% of target reflecting achievement of 139% of target for growth in reserves and resources and achievement of 200% of target for the operating cash flow per share metric, less 25% due to the relative TSR modifier. The tables below illustrate our performance for the share award opportunity covering the 2019-2021 performance period.
► Three-Year Change in Operating Cash Flow Per Share (2019-2021 Performance Period)	Result: 200% payout for OCF per share driven by above-target operating cash flow performance
Payout Target	0%	25%	50%	75%	100%	125%	150%	200%
Performance Target	>15% Decrease	15% Decrease	10% Decrease	5% Decrease	Target	5% Increase	10% Increase	15%+ Increase
Target (OCF per share)(1)	<$0.09	$0.09	$0.10	$0.11	$0.11	$0.12	$0.12	$0.13
Result	$0.51 (364% Increase)
(1)	Based on average shares of common stock outstanding during 2018. See calculations of target ratio in table below
In millions except per share data	2018	2021
Operating Cash Flow	$20.1	$110.5
Average Shares Outstanding	188.6	214.7
Operating Cash Flow per Share	$0.11	$0.51
% Increase/(Decrease)		+364%
► Three-Year Growth in Reserves and Resources (2019-2021 Performance Period)	Result: Payout at 139% due to 23% increase in mineralization over the three-year performance period
Payout Target	25%	50%	75%	100%	125%	150%	175%	200%
Performance Target	30% Decrease	20% Decrease	10% Decrease	Target	15% Increase	30% Increase	45% Increase	15%+ Increase
Target (in M AgEqOz)(1)	623	712	801	889	1,023	1,157	1,290	1,423
Coeur	1,097M AgEqOZ (23.28% Increase)
(1)
Based on total proven and probable reserves and measured and indicated mineralized material, on an AgEqOz basis using assumed silver-to-gold, -lead and -zinc ratios of 60:1, 0.05:1 and 0.06:1. See calculations of target ratio in table below.

AgEqOz In millions	2018	2021
Proven & Probable Reserves – 100%	410.9	479.9
Measured & Indicated Resources – 75%	312.9	448.4
Inferred Resources – 50%	165.8	168.5
Total	889.6	1,096.8
% Increase/(Decrease)		+23.28%

rTSR Modifier
For the 2019-2021 performance period, TSR performance was 8.3%, which ranked in the bottom quartile of peer companies, or the 23rd percentile. As a result, the rTSR modifier reduced the performance shares earned by our NEOs during the performance period by 25%.
2019-2021 Performance Share Payouts
The table below includes performance shares awarded to applicable NEOs under the performance share metrics for the 2019-2021 performance period in the first quarter of 2021.
2019-2021 OCF/Share Performance Share Payout
Named Executive Officer*	Target Performance Shares at Grant Date	Value at Target	# of Performance Shares Awarded (includes -25% rTSR modifier impact)	Value Realized at Award Date
Mitchell J. Krebs	119,587	$607,500	179,381	$941,750
Thomas Whelan	43,848	$222,748	65,772	$345,303
Casey M. Nault	49,828	$253,126	74,742	$392,396
Hans J. Rasmussen	33,661	$171,000	50,492	$265,083
*	Mr. Routledge became an executive officer after the 2019 grant and did not have any awards for this period.
2019-2021 Reserve & Resource Growth Performance Share Payout
Named Executive Officer*	Target Performance Shares at Grant Date	Value at Target	# of Performance Shares Awarded (includes -25% rTSR modifier impact)	Value Realized at Award Date
Mitchell J. Krebs	119,586	$607,500	124,669	$654,512
Thomas Whelan	43,848	$222,748	45,712	$239,988
Casey M. Nault	49,827	$253,126	51,945	$272,711
Hans J. Rasmussen	33,661	$171,000	35,092	$184,233
*	Mr. Routledge became an executive officer after the 2019 grant and did not have any awards for this period.
Timing of Long-Term Incentive Awards
The CLD Committee typically approves annual long-term incentive grants to our executives in the first quarter. In 2021, long-term incentive grants were made in May following approval of the amended LTIP at the 2021 Annual Stockholders’ Meeting. The CLD Committee has adopted a policy of calculating restricted stock and performance share grant prices based on a 60-trading day trailing average basis, and awards are not timed with the release of material, non-public information.
Benefits and Perquisites
The primary purpose of providing benefits and limited perquisites to our executives is to provide a market-competitive total compensation package to attract and retain executive talent. The CLD Committee intends the type and value of benefits and perquisites offered to be market competitive. Details of the benefits and perquisites provided to our NEOs are disclosed in the “All Other Compensation” column of the 2021 Summary Compensation Table set forth in this proxy statement.
Termination of Employment/Severance and Change-in-Control Arrangements
Executive and Officer Severance Policies; CEO Employment Agreement
We maintain an Executive Severance Policy to have a uniform program and reduce the number of individual employment and change-in-control agreements with executive officers. All NEOs are covered by this policy, other than Mr. Krebs, whose severance and change-in-control benefits are covered in an employment agreement. Under the Executive

Severance Policy and CEO employment agreement, as applicable, each NEO is covered by an arrangement to provide certain benefits payable in the event of qualifying terminations of employment in connection with a change-in-control. The CLD Committee believes that these arrangements provide reasonable compensation in the unique circumstances of a change-in-control that is not provided by our other compensation programs. The CLD Committee believes change-in-control benefits, if structured appropriately, minimize the distraction caused by a potential change-in-control transaction and reduce the risk of key executives resigning from Coeur before a change-in-control transaction closes. The CLD Committee also believes that these provisions motivate executives to make decisions in the best interests of stockholders should a transaction take place by providing executives with the necessary job stability and financial security during a change-in-control transaction (and the subsequent period of uncertainty) to help them remain focused on managing the Company rather than on their own personal employment. The CLD Committee believes that all of these objectives serve the stockholders’ interests.
Under the Executive Severance Policy and CEO employment agreement, as applicable, each NEO is also entitled to certain benefits payable in the event of qualifying terminations of employment not in connection with a change-in-control. The CLD Committee believes these arrangements enhance our ability to attract and retain executives by providing market competitive severance benefits for involuntary, not-for-cause terminations of employment.
Double-Trigger Change-in-Control Vesting Acceleration under LTIP
Our equity awards provide for “double-trigger” accelerated vesting of equity awards in connection with a change-in-control, which requires a qualifying termination of employment in addition to a change-in-control. The accelerated vesting of equity awards is described in additional detail in the section titled “Potential Payments Upon Termination or Change-In-Control” as set forth in this proxy statement.

Other Compensation Arrangements and Policies
The CLD Committee has established additional policies so our overall compensation structure is responsive to stockholder interests and competitive with the market. These specific policies are outlined below.
Stock Ownership Guidelines
We have adopted minimum stock ownership guidelines for executives who report to the CEO and non-employee directors as shown in the table below:
Position	Stock Ownership Guideline
CEO	6x base salary
CFO/COO/GC	4x base salary
Other Executives	2x base salary
Non-Employee Directors	5x base annual director cash retainer
Unvested shares of time-vesting restricted stock or restricted stock units count toward satisfying the guideline, but unexercised stock options and unvested performance shares do not. Non-employee directors have the option to defer receipt of their annual stock retainer by receiving deferred stock units. The implied value of such deferred stock units counts toward satisfying the stock ownership guideline. Newly appointed executives and directors are subject to a 5-year phase in period to meet the applicable ownership requirements. The CLD Committee has determined that each director and executive has either met the applicable level of stock ownership required or is still within the compliance period under these guidelines.
Insider Trading and Hedging Policy
Our insider trading policy prohibits all employees and directors from engaging in hedging or other transactions with derivative securities tied to Coeur’s common stock. This prohibition applies to trading in Coeur-based put and call option contracts and transacting in straddles and similar transactions, except holding and exercising options or other derivative securities granted under Coeur’s equity incentive plans. The policy also prohibits directors and executive officers from holding Coeur securities in a margin account or pledging Coeur securities as collateral for a loan.
Clawback and Forfeiture Policy
Coeur has adopted a clawback and forfeiture policy providing for the recovery of incentive compensation in certain circumstances. Under the policy, if the Board determines that there has been a restatement due to material noncompliance with a financial reporting requirement, then the Board will seek recovery of all incentive payments that were made to executive officers, and all performance-based equity awards granted to executive officers that vested, in each case, on the basis of having met or exceeded performance targets in grants or awards made after December 18, 2012 during the fiscal year prior to the filing of the Current Report on Form 8-K announcing the restatement. If the payments or vesting would have been lower had they been calculated based on the restated results, and if the relevant executive officers are found personally responsible for the restatement, as determined by the Board. The policy also allows the CLD Committee (or the Board in the case of the CEO) to cancel or require the repayment, recoupment or recovery of incentive payments or equity awards granted to any officer of the Company in the event of misconduct by such officer, including fraud, embezzlement, conduct that causes the Company significant reputational or financial harm, breach of Company policies, including the Code of Business Conduct and Ethics and willful misconduct that results in a termination for cause.

DIRECTOR COMPENSATION
For 2021, outside directors received an annual retainer of $180,000, of which half was paid in cash and half was paid in common stock or, at the option of directors, deferred stock units. The Board maintains share ownership guidelines for directors, calling for directors to hold the equivalent of five times their annual base cash retainer in common stock or deferred stock units. The Company pays additional retainers to the independent Board Chairman and to each committee Chair, which were unchanged in 2021 compared to 2020. Mr. Krebs, our CEO, does not receive any compensation for his service as a director. Director fees are pro-rated for directors who serve for partial years. We do not pay meeting fees.
Board and Committee Retainers in Effect as of December 31, 2021

Annual Common Stock/Deferred Stock Unit Retainer	$90,000
Annual Cash Retainer	$90,000
Independent Board Chair Annual Retainer	$150,000
Audit Committee Chair Annual Retainer	$25,000
Compensation and Leadership Development Committee Chair Annual Retainer	$25,000
Environmental, Health, Safety and Corporate Responsibility Committee Chair Annual Retainer	$25,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$15,000
The following table sets forth information regarding the compensation received by each of the Company’s outside directors during the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Total ($)(c)
Robert E. Mellor	255,000	90,000	345,000
Linda L. Adamany	115,000	90,000	205,000
Sebastian Edwards	90,000	90,000	180,000
Randolph E. Gress	90,000	90,000	180,000
Eduardo Luna	90,000	90,000	180,000
Jessica McDonald	90,000	90,000	180,000
John H. Robinson	115,000	90,000	205,000
J. Kenneth Thompson	115,000	90,000	205,000
Explanatory Notes:
(a)	The aggregate dollar amount of all fees paid in cash during 2021 for services as a director, including annual retainer fees, committee and/or Board chair fees.
(b)
The assumptions used to calculate the valuation of the awards are set forth in Note 14 to the Notes to Audited Consolidated Financial Statements in Coeur’s Annual Report. Stock is granted in full shares which may not equal exactly the stock portion of the retainer.

(c)
As of December 31, 2021, none of our outside directors held outstanding unvested or unexercised equity awards as all prior stock options have expired and director stock awards are now fully vested upon grant.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE REPORT
The Compensation and Leadership Development Committee of the Board has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement and our Annual Report.
Compensation and Leadership Development Committee of the Board of Directors
JOHN H. ROBINSON, Chairman
SEBASTIAN EDWARDS
RANDOLPH E. GRESS
ROBERT E. MELLOR

Proposal No. 4: Advisory Resolution to Approve Executive Compensation	The Board of Directors recommends a vote FOR the advisory resolution to approve executive compensation
What am I voting for?
►	We are asking our stockholders to vote on an advisory resolution to approve the compensation paid to our named executive officers for 2021.
Our 2021 compensation program reflects our pay-for-performance philosophy and alignment with stockholder returns. We continue to tie a significant portion of CEO and NEO compensation to both short and long-term Company performance objectives and executive compensation outcomes reflect this philosophy:
►
AIP for the CEO and other NEOs for Company performance paid out below target, including 48% achievement of corporate goals, reflecting strong production and health and safety performance offset by higher unit costs and lower adjusted EBITDA than planned, and at or above-target payout of the individual component for all NEOs (other than the CEO, whose AIP is based solely on Company performance)

►
Payout of performance shares to NEOs for the 2019-2021 performance share opportunity at 128% of target, reflecting: 200% payout for the OCF per share metric and 139% payout for the growth in reserves and resources metric reflecting exploration success during the period; offset by a 25% overall payout reduction under the relative TSR modifier due to stock price performance in the bottom quartile of our peer group for the period

►
Actual three-year performance-linked compensation for the CEO was 11% lower than target, despite a 13% increase in our stock price over the same period and a 47% one-year decline in CEO realizable pay was in line with -51% one-year TSR, demonstrate strong alignment of pay with performance

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 47 of this proxy statement, which details how our executive compensation policies and procedures are designed to achieve our compensation objectives, as well as the 2021 Summary Compensation Table and other related compensation tables and narrative, beginning on page 73 of this proxy statement, which provide detailed information on the compensation of our NEOs.
An advisory stockholder vote on the frequency of stockholder votes to approve executive compensation is required to be held at least once every six years. After considering the vote of stockholders at the 2017 Annual Stockholders’ Meeting and other factors, the Board determined to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs; therefore, the next advisory vote to approve executive compensation is expected to be held at the 2023 Annual Meeting. We expect to conduct the next advisory vote on frequency of stockholder votes to approve executive compensation at the 2023 Annual Meeting. In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of Coeur Mining, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s Annual Meeting.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the CLD Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

2021 EXECUTIVE COMPENSATION INFORMATION
2021 Summary Compensation Table
Set forth below is information regarding compensation earned by or paid or awarded to our NEOs—the persons serving as our CEO, CFO, and the other three most highly compensated executive officers during 2021. Other than in the case Mr. Routledge, who became an NEO for the first time with respect to 2020, compensation information has been provided for each NEO for the years ended December 31, 2021, 2020 and 2019.
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)(c)	Change in Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
Mitchell J. Krebs President, Chief Executive Officer & Director	2021	750,000	0	2,347,253	0	450,000	0	156,606	3,703,859
	2020	725,000	0	2,136,136	0	1,096,563	0	121,209	4,078,908
	2019	675,000	0	2,147,770	0	565,313	0	89,552	3,477,635
Thomas S. Whelan Senior Vice President & Chief Financial Officer	2021	375,000	0	828,047	0	236,250	0	60,466	1,499,763
	2020	365,972	0	773,426	0	456,750	0	73,242	1,669,390
	2019	330,000	0	787,510	0	187,110	0	222,627	1,527,247
Casey M. Nault Senior Vice President, General Counsel & Chief ESG Officer	2021	375,000	0	880,214	0	242,250	0	64,147	1,561,611
	2020	375,000	0	828,669	0	475,500	0	44,729	1,723,898
	2019	375,000	0	894,904	0	294,750	0	27,547	1,592,201
Michael Routledge Senior Vice President, Chief Operating Officer	2021	391,666	0	880,214	0	258,400	0	65,308	1,595,588
	2020	218,750	75,000	913,887	0	266,438	0	26,759	1,500,834
Hans J. Rasmussen Senior Vice President, Exploration	2021	350,000	0	693,741	0	170,888	0	47,414	1,262,043
	2020	325,000	0	606,465	0	318,825	0	41,617	1,291,907
	2019	300,000	0	604,550	0	186,975	0	29,481	1,121,006
	2018	300,000	0	547,512	0	144,180	0	29,352	1,021,044
Explanatory Notes:
(a)	Mr. Routledge received a one-time sign-on bonus of $75,000 in 2020 upon commencement of his employment with the Company.
(b)
Set forth below is the aggregate grant date fair value of stock awards, as calculated in accordance with FASB ASC 718, granted in 2021. The assumptions used to calculate the valuation of the awards are set forth in Note 15 to the Notes to Consolidated Financial Statements in Coeur’s Annual Report.

Named Executive Officer	Restricted share award(1) ($)	Performance share award(2) ($)
Mr. Krebs	868,063	1,479,190
Mr. Whelan	306,227	521,820
Mr. Nault	325,521	554,693
Mr. Routledge	325,521	554,693
Mr. Rasmussen	256,560	437,181
(1)	The restricted share awards vest one-third on February 19, 2022, 2023 and 2024.

(2)
Performance share awards cliff-vest based on the attainment of performance goals over a three-year period. The actual value to the NEO of the performance share portions of the grant depends on the extent to which certain performance criteria are met over the three-year period as explained in “Compensation Discussion and Analysis”. The grant date fair value of the 2021 performance shares at target is shown in the above table, while the value of these 2021 grants at the time of grant assuming the maximum level of performance was achieved is as follows: for Mr. Krebs $2,964,282; for Mr. Whelan $1,043,640; for Mr. Nault $1,109,386; for Mr. Routledge $1,109,386; and for Mr. Rasmussen $513,120.

(c)	Includes amounts paid under the AIP. Please refer to the discussion in “Compensation Discussion and Analysis — 2021 Executive Compensation Results — AIP”.
(d)	Participants in our Deferred Compensation Plan do not receive preferential or above-market plan earnings.
(e)
All other compensation, includes perquisites and other amounts as follows: Mr. Krebs received a vehicle allowance of $24,133 during 2021. Mr. Krebs, Mr. Whelan, Mr. Nault, Mr. Routledge, and Mr. Rasmussen received excess group term life insurance valued at $1,242, $1,242, $1,242, $1,242, and $3,564, respectively, for 2021. Mr. Krebs, Mr. Nault and Mr. Rasmussen received executive disability insurance coverage whose premiums were $6,219, $2,264 and $3,564, respectively, for 2021, and the Company also paid premiums of $6,816 for executive life insurance coverage for Mr. Krebs. Mr. Krebs, Mr. Nault, and Mr. Rasmussen received transit benefits valued at $2,205, $1,470, and $135, respectively, for 2021. For 2021, each NEO received a company matching contribution to the Coeur Mining, Inc. Defined Contribution and 401(k) Plan of $17,400. For 2021, each of Mr. Krebs, Mr. Whelan, Mr. Nault, Mr. Routledge, and Mr. Rasmussen received an additional contribution from the Company into the Deferred Compensation Plan in the amount of $93,394, $32,505, $33,630, $22,068 and $22,730, respectively, which represents 6% of their 2021 compensation in excess of their 2021 401(k) Retirement Plan limit. In addition, Mr. Krebs and Mr. Nault, were provided with an executive physical in 2021 paid for by the Company in the amount of $5,197, and $8,141, respectively. For 2021, the Company provided Mr. Whelan and Mr. Routledge for tax planning services related to an international relocation in the amount of $9,319, and $5,161 respectively. For 2021, the Company paid for commuting expenses for Mr. Routledge in the amount of $19,419.

2021 Grants of Plan-Based Awards
The following table sets forth information regarding all plan awards that were made to the NEOs during 2021, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a NEO during the year. The information supplements the dollar value disclosure of stock, option and nonstock awards in the 2021 Summary Compensation Table by providing additional details about the awards. Equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FASB ASC 718. Non-equity incentive plan awards are not subject to FASB ASC 718 and are intended to serve as an incentive for performance to occur over a specified period.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	Grant Date Fair Value of Stock and Options Award ($)(d)
Named Executive Officer	Grant Date	Approval Date	Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
Mitchell J. Krebs			468,750	937,500	1,875,000
	5/12/2021	2/17/2021					50,807	101,614		517,723
	5/12/2021	2/17/2021					50,806	101,612		517,713
	5/12/2021	2/17/2021					29,032	58,064		295,836
	5/12/2021	2/17/2021					14,516	29,032		147,918
	5/12/2021	2/17/2021							96,774	868,063
Thomas S. Whelan			187,500	375,000	750,000
	5/12/2021	2/17/2021					17,924	35,848		182,646
	5/12/2021	2/17/2021					17,923	35,846		182,635
	5/12/2021	2/17/2021					10,242	20,484		104,366
	5/12/2021	2/17/2021					5,120	10,240		52,173
	5/12/2021	2/17/2021							34,139	306,227
Casey M. Nault			187,500	375,000	750,000
	5/12/2021	2/17/2021					19,052	38,104		194,140
	5/12/2021	2/17/2021					19,052	38,104		194,140
	5/12/2021	2/17/2021					10,887	21,774		110,939
	5/12/2021	2/17/2021					5,444	10,888		55,474
	5/12/2021	2/17/2021							36,290	325,521

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	Grant Date Fair Value of Stock and Options Award ($)(d)
Named Executive Officer	Grant Date	Approval Date	Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
Michael Routledge			212,500	425,000	850,000
	5/12/2021	2/17/2021					19,052	38,104		194,140
	5/12/2021	2/17/2021					19,052	38,104		194,140
	5/12/2021	2/17/2021					10,887	21,774		110,939
	5/12/2021	2/17/2021					5,444	10,888		55,474
	5/12/2021	2/17/2021							36,290	325,521
Hans Rasmussen			131,250	262,500	525,000
	5/12/2021	2/17/2021					15,016	30,032		153,013
	5/12/2021	2/17/2021					15,016	30,032		153,013
	5/12/2021	2/17/2021					8,581	17,162		87,440
	5/12/2021	2/17/2021					4,290	8,580		43,715
	5/12/2021	2/17/2021							28,602	256,560
Explanatory Notes:
(a)
The applicable range of estimated payouts under the AIP denominated in dollars (threshold, target, and maximum amount). Please refer to the discussion in “Compensation Discussion and Analysis — 2021 Executive Compensation Results — AIP”.

(b)
The number of performance shares to be paid out or vested within the applicable range of estimated payouts (threshold at 25% for ROIC and reserve & resource awards and 0% for project-based awards, target at 100%, and maximum amount at 200%) as determined by the achievement of specific operational goals over a three-year period or achievement of milestones on or before stated dates with respect to the awards tied to the Rochester Expansion and Silvertip Expansion and, in each case, satisfaction of time-based vesting conditions. Please refer to the discussion in “Compensation Discussion and Analysis — 2021 Executive Compensation Results — Long-Term Equity Incentive Awards”.

(c)	This column consists of the annual restricted share grants as described above in the “Compensation Discussion and Analysis — 2021 Executive Compensation Results — Long-Term Equity Incentive Awards”.
(d)	Fair Value of stock awards granted on the award date.
Narrative Disclosure to Summary
Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Mitchell J. Krebs
On February 5, 2018, Coeur and Mitchell J. Krebs entered into an amended and restated employment agreement amending the terms of Mr. Krebs’s employment as President and Chief Executive Officer. Mr. Krebs’s amended employment agreement provides for an annual base salary subject to adjustment from time to time, plus annual incentive compensation. Mr. Krebs’s employment agreement includes severance and change-in-control provisions, the terms of which are described under “Potential Payments Upon Termination or Change in-Control — Severance and Change-in-Control Arrangement with Mr. Krebs.” The current term of Mr. Krebs’s employment runs through June 30, 2022, at which time the term will automatically renew for successive one-year periods unless terminated or modified by us by written notice, subject to the terms and conditions of the agreement.
Other NEOs
No executive other than Mr. Krebs has an employment agreement, and each is instead covered by our Executive Severance Policy, described under “Potential Payments Upon Termination or Change-in-Control — Severance and Change-in-Control Arrangements with other NEOs”.

Outstanding Equity Awards at 2021 Year-End
The following table sets forth information on outstanding option and stock awards held by the NEOs on December 31, 2021, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.
	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payable Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
Mitchell J. Krebs	22,631	0	$27.66	1/31/2022
	30,487	0	$23.90	1/22/2023
					263,203	$1,326,543
							741,724	$3,738,287
Thomas S. Whelan					94,642	$476,996
							269,680	$1,359,185
Casey M. Nault	9,036	0	$19.01	5/7/2022
	9,171	0	$23.90	1/22/2023
					102,379	$515,990
							295,996	$1,491,818
Michael Routledge					91,302	$460,162
							168,796	$850,732
Hans J. Rasmussen	5,598	0	$11.88	10/1/2023
					75,723	$381,644
							210,170	$1,059,256
Explanatory Notes:
(a)	Options that expire January 2, 2022 through October 1, 2023 were fully vested as of December 31, 2021.
(b)	With respect to the number of restricted shares granted and unvested as of December 31, 2021:
►
For Mr. Krebs, a grant of 159,448 restricted shares that vests one-third annually beginning February 5, 2020, a grant of 169,921 restricted shares that vests one-third annually beginning February 24, 2021, and a grant of 96,774 restricted shares that vests one-third annually beginning February 19, 2022.

►
For Mr. Whelan, a grant of 58,464 restricted shares that vests one-third annually beginning February 5, 2020, a grant of 61,523 restricted shares that vests one-third annually beginning February 24, 2021, and a grant of 34,139 restricted shares that vests one-third annually beginning February 19, 2022.

►
For Mr. Nault, a grant of 66,437 restricted shares that vests one-third annually beginning February 5, 2020, a grant of 65,917 restricted shares that vests one-third annually beginning February 24, 2021, and a grant of 36,290 restricted shares that vests one-third annually beginning February 19, 2022.

►
For Mr. Routledge a grant of 82,518 restricted shares that vests one-third annually beginning June 3, 2021, and a grant of 36,290 restricted shares that vests one-third annually beginning February 19, 2022.

►
For Mr. Rasmussen, a grant of 44,881 restricted shares that vests one-third annually beginning February 5, 2020, a grant of 48,242 restricted shares that vests one-third annually beginning February 24, 2021, and a grant of 28,602 restricted shares that vests one-third annually beginning February 19, 2022.

(c)
The total number of performance shares and performance units do not vest until the end of the three-year performance period, if at all. Performance shares and performance unit awards that were outstanding as of December 31, 2021 were granted February 5, 2019, May 13, 2020 and, for Mr. Routledge, June 3, 2020, and May 12, 2021.

(d)
The total fair market value at the end of the fiscal year based on the closing market price of Coeur’s common stock on the New York Stock Exchange on December 31, 2021, the final trading day of 2021, of $5.04.

2021 Option Exercises and Stock Vested
The following table sets forth information regarding each exercise of stock options and vesting of restricted stock and performance shares during 2021 for each of the NEOs on an aggregated basis.
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
Mitchell J. Krebs	—	—	221,494	2,073,914
Thomas S. Whelan	—	—	39,996	397,250
Casey M. Nault	—	—	90,661	847,200
Michael Routledge	—	—	27,506	268,734
Hans J. Rasmussen	—	—	62,484	585,199
Explanatory Notes:
(a)
The aggregate dollar value realized upon exercise of options (i.e., the difference between the market price of the underlying shares at exercise and the exercise price) or upon the transfer of an award for value.

(b)
The aggregate dollar value realized upon vesting of restricted stock (i.e., the number of shares times the market price of the underlying shares on the vesting date) or upon the transfer of an award for value.

Pension Benefits and Nonqualified Deferred Compensation
We do not maintain a defined benefit pension program. Effective February 1, 2014, Coeur established the Coeur Mining, Inc. Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”) for highly compensated employees. The Deferred Compensation Plan allows directors and eligible highly compensated employees the opportunity to defer, on a pre-tax basis, a portion of his or her director fees, base salary, and/or AIP award, as applicable, to a date in the future. Employees can defer 5%-75% of base salary and 5%-75% of AIP award amounts. Directors can defer 5%-75% of director fees. Coeur may also decide to make employer contributions to the account of a participant from time to time. Participants may designate investment funds in which deferred amounts are invested. The net gain or loss on the assets of any such investment funds is used to determine the amount of earnings or losses to be credited to the participant’s account. Each participant must elect the time and form of distribution of deferred amounts (together with any earnings or losses credited to such amounts). Subject to certain limitations in the Deferred Compensation Plan, participants elect the frequency of payments and the number of payments to receive at the time of distribution. Participants are always 100% vested in amounts deferred by the participant. Amounts contributed by Coeur to a participant’s account vest based upon a schedule or schedules determined by us and communicated to the participant.
Named Executive Officer	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(d)
Mitchell J. Krebs	—	93,394	158,226	—	1,237,645
Thomas S. Whelan	—	32,505	1,115	—	24,784
Casey M. Nault	—	33,630	(1,025)	—	120,198
Michael Routledge	—	—	—	—	—
Hans J. Rasmussen	—	22,730	(886)	—	58,225
Explanatory Notes:
(a)
The amount in this column represents fiscal year 2021 deferred compensation, and such amount, if any, has been included in the amount, which is reported in the “Non-Equity Incentive Plan Compensation Earnings” column of the Summary Compensation Table.

(b)
The amount in this column is reported in footnote (d) to the All Other Compensation column of the Summary Compensation Table as follows: for 2021, each of Mr. Krebs, Mr. Whelan, Mr. Nault, and Mr. Rasmussen received an additional contribution from the Company into the Deferred Compensation Plan in the amount of $93,394, $32,505, $33,630 and $22,730, respectively. This amount was earned in 2021 but paid during the first quarter of 2022.

(c)	The amount in this column is not included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(d)
The aggregate balances at last fiscal year-end reported in this table include the following amounts that were previously reported as compensation in the Summary Compensation Table of the Company’s proxy statements for prior years:

Named Executive Officer	Amounts Previously Reported ($)
Mitchell J. Krebs	1,019,061
Thomas S. Whelan	5,709
Casey M. Nault	98,138
Michael Routledge	—
Hans J. Rasmussen	45,493
Potential Payments Upon Termination or Change-In-Control
We have severance and change-in-control arrangements with each of the NEOs currently serving as executive officers that provide for certain benefits payable to the executives in the event of certain qualifying terminations not in connection with a change in control or a change in control followed by the termination of the executive’s employment within two years for any reason other than for cause, disability, death, normal retirement or early retirement.
Each of the following constitutes a change in control under our change-in-control arrangements:
►
any organization, group or person (“Person”) (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Coeur representing 35% or more of the combined voting power of the then outstanding securities of Coeur;

►
during any two-year period, a majority of the members of the Board serving at the effective date of the change-in-control arrangement is replaced by directors who are not nominated and approved by the Board;

►	a majority of the members of the Board is represented by, appointed by or affiliated with any Person who the Board has determined is seeking to effect a change in control of Coeur; or
►	we are combined with or acquired by another company and the Board determines, either before such event or thereafter, by resolution, that a change in control will occur or has occurred.
The change-in-control arrangements provide that in the event the payment provided would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, the payment will be reduced to the amount that will result in no portion being subject to the excise tax unless such reduction would result in the executive receiving a lower payment than the executive would be entitled to receive and retain on a net after-tax basis if such amount was not reduced.
Severance and Change-in-Control Arrangement with Mr. Krebs
If Mr. Krebs is terminated by Coeur without cause or Mr. Krebs terminates his employment with Coeur for good reason not in connection with a change in control, Mr. Krebs would be entitled to the benefits described below:
►	a lump sum equivalent to 2.75 times his base salary and target annual incentive plan award for the year in which the termination occurs; and
►	continuation of health care benefits for Mr. Krebs and his dependents for up to one year following the termination.
If a change in control occurs, Mr. Krebs shall be entitled to the benefits described below upon a termination by Coeur without cause or by Mr. Krebs for good reason within the 90 days preceding or two years following the change in control:
►	a lump sum equivalent to 2.75 times Mr. Krebs’s base salary and target annual incentive plan award for the year in which the change in control occurs; and
►	continuation of health care benefits for Mr. Krebs and his dependents for up to two years following the change in control; and
►	accelerated vesting of unvested grants of equity, as more fully described in the footnotes to the following table.

Severance and Change-in-Control Arrangements with other NEOs
Mr. Whelan, Mr. Nault, Mr. Routledge and Mr. Rasmussen do not have individual employment agreements or change-in-control agreements but are covered under our Executive Severance Policy.
Under this policy, in the event of a termination by Coeur without cause or by the employee for good reason not in connection with a change in control, Mr. Whelan, Mr. Nault, Mr. Routledge and Mr. Rasmussen would each be entitled to the benefits described below:
►	a lump sum equivalent to two times the executive’s base salary and target annual incentive plan award for the year in which the termination occurs; and
►	continuation of health care benefits for the employee and his or her dependents for up to eighteen months following the termination.
Under these policies, if a change in control occurs, Mr. Whelan, Mr. Nault, Mr. Routledge and Mr. Rasmussen would be each entitled to the benefits described below upon a termination by Coeur without cause or by the employee for good reason within the 90 days preceding or two years following the change in control:
►
a lump sum equivalent to two times the executive’s base salary and target annual incentive plan award for the year in which the change in control occurs (except, with respect to Mr. Smith, who is entitled to a lump sum equivalent to one times his base salary and target annual incentive plan award for the year in which the change in control occurs);

►	continuation of health care benefits for the employee and his or her dependents for up to 18 months following the change in control; and
►	accelerated vesting of unvested grants of equity, as more fully described in the footnotes to the following table.
The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which the NEOs would be entitled upon certain terminations of employment assuming the triggering event took place after the close of business on December 31, 2021 and the price per share of Coeur’s common stock is the closing market price of $5.04 as of that date.
Named Executive Officer		Cash Severance Payments ($)(a)	Continuation of Medical/ Welfare Benefits (present value) ($)(b)	Accelerated Vesting of Equity Awards ($)(c)	Total Termination Benefits ($)
Mitchell J. Krebs
►	Not for cause—Involuntary	4,640,625	21,376	0	4,662,001
►	Death & Disability	0	0	4,895,644	4,895,644
►	Not for cause—voluntary under age 65	0	0	0	0
►	Change in Control, without termination	0	0	0	0
►	Termination subsequent to a Change in Control(d)	4,640,625	42,278	5,064,835	9,747,738
Thomas S. Whelan
►	Not for cause—Involuntary	1,500,000	12,008	0	1,512,008
►	Death & Disability	0	0	1,767,992	1,767,992
►	Not for cause—voluntary under age 65	0	0	0	0
►	Change in Control, without termination	0	0	0	0
►	Termination subsequent to a Change in Control(d)	1,500,000	17,929	1,836,183	3,354,112
Casey M. Nault
►	Not for cause—Involuntary	1,500,000	23,234	0	1,523,234
►	Death & Disability	0	0	1,925,729	1,925,729
►	Not for cause—voluntary under age 65	0	0	0	0
►	Change in Control, without termination	0	0	0	0
►	Termination subsequent to a Change in Control(d)	1,500,000	34,688	2,007,815	3,542,503

Named Executive Officer		Cash Severance Payments ($)(a)	Continuation of Medical/ Welfare Benefits (present value) ($)(b)	Accelerated Vesting of Equity Awards ($)(c)	Total Termination Benefits ($)
Michael Routledge
►	Not for cause—Involuntary	1,700,000	22,326	0	1,722,326
►	Death & Disability	0	0	1,358,351	1,358,351
►	Not for cause—voluntary under age 65	0	0	0	0
►	Change in Control, without termination	0	0	0	0
►	Termination subsequent to a Change in Control(d)	1,700,000	32,843	1,310,894	3,043,737
Hans J. Rasmussen
►	Not for cause—Involuntary	1,225,000	23,399	0	1,248,399
►	Death & Disability	0	0	1,400,530	1,400,530
►	Not for cause—voluntary under age 65	0	0	0	0
►	Change in Control, without termination	0	0	0	0
►	Termination subsequent to a Change in Control(d)	1,225,000	34,934	1,440,903	2,700,837
Explanatory Notes:
(a)	Cash severance payments consist of 2.75 times for Mr. Krebs and 2.0 times for other executives, the sum of annual base salary plus target annual incentive opportunity.
(b)
In the event of a qualifying termination not in connection with a change in control, NEOs receive continued payment of employee health care benefits or costs of benefits for up to 12 months. In the event of a change in control and a subsequent qualifying termination of employment within two years following the change in control, NEOs receive continued payment of employee health care benefits or costs of benefits for up to 18 months, except in the case of the CEO, in which case the benefits would be available for up to 24 months. This column represents the net present value of health plan benefits provided upon termination.

(c)	Represents the value of any unvested stock options, restricted stock or other equity awards that were not vested as of the relevant date and whose vesting was accelerated.
►
In the event of death or disability, all options, restricted stock grants, and performance share grants would vest 100%, with the performance shares vesting at target. The NEOs would have 12 months from the date of death or disability to exercise their options, except for nonqualified options granted prior to January 22, 2013 which permit up to three years to exercise in the event of disability.

►
In the event of a qualifying termination of employment within 90 days prior to and up to two years following a change in control, the NEOs would have up to 12 months from termination to exercise their options, except for incentive stock options granted between January 22, 2013 and May 13, 2015, which permit up to two years to exercise, instead of the usual 3 months. Our equity awards are “double trigger” accelerated vesting upon a change-in-control, meaning stock options and restricted stock will vest 100%, and performance shares will vest pro-rata based on the actual performance achieved up to the date of the change in control, in each case only upon a qualifying termination within 90 days prior to and up to two years after the change in control. For purposes of the above disclosures, the pro-rata achievement of performance targets was estimated using the elapsed time in the performance period occurring prior to the hypothetical change in control, compared to the total length of the performance period.

(d)
The severance payments will be reduced to keep the total payments from exceeding the cap imposed by the golden parachute rules of the Internal Revenue Service to the extent that such reduction will, on a net after-tax basis, provide the executive with a greater value than if no reduction was made and the executive paid any 280G-related excise tax payments. No values shown in the table have been reduced.

In the event of death or disability, no special benefits are provided other than the payment of any accrued compensation and benefits under the companywide benefit plans, and the accelerated vesting of equity grants discussed above. Upon an eligible retirement, the NEOs are entitled to accelerated vesting of equity identical to that occurring in the event of death or disability, except that options are generally exercisable for only three months after retirement, except for non-qualified options granted January 22, 2013 or July 1, 2013 which permit up to three years to exercise after retirement. In connection with his planned retirement, the CLD Committee approved the accelerated vesting of Mr. Rasmussen’s unvested restricted stock. None of the other NEOs is currently eligible for retirement.

2021 RATIO OF CEO COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following ratio of the annual total compensation of Mr. Krebs, our CEO, to the annual total compensation of our median employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2021, our last completed fiscal year:
► the annual total compensation of our CEO, as reported in the 2021 Summary Compensation Table on page 73 of this proxy statement, was $3,703,859; and	For 2021, the ratio of the annual total compensation of Mr. Krebs, our CEO, to the annual total compensation of our median compensated employee was 64 to 1
► the annual total compensation of our median compensated employee (other than our CEO) was $57,626
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
►
We determined that, as of December 31, 2021, our employee population consisted of approximately 2,100 individuals with these individuals located in the United States, Canada and Mexico (as reported in Item 1, Business, in our Annual Report). This population consisted of our full-time, part-time, and temporary employees.

►
To identify the “median employee” from our employee population, we compared the amount of total cash compensation reflected in our payroll records. Total cash compensation includes base salary or hourly wages paid during 2021, as applicable, and amounts paid during 2021 under our AIP and other cash bonus arrangements. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

►
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $57,626. The median employee’s total compensation for 2021 included a contribution of $2,842 to the account of the employee in the Company’s 401(k) Retirement Plan. The Company contributes an amount equal to 100% of up to the first 6% of an employee’s eligible compensation contributed in 2021.

►
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table on page 73 of this proxy statement and incorporated by reference under Item 11 of Part III of our Annual Report.

GENERAL INFORMATION
When and where is the Annual Meeting?
The 2022 Annual Meeting will be held on Tuesday, May 10, 2022, at 9:30 a.m., Central Time, and will be conducted solely in a virtual format. The health and well-being of our employees, Board members and stockholders is our top priority. The Annual Meeting will be conducted as a live audio webcast. We intend to return to in-person annual stockholder meetings in the future once health and safety conditions permit.
How Can I Access the Annual Meeting?
Stockholders can join the Annual Meeting by navigating to www.virtualshareholdermeeting.com/cde2022. Online access to the audio webcast will begin approximately 15 minutes before the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. Stockholders participating in the Annual Meeting will be able to vote their shares electronically during the Annual Meeting and may submit questions during the virtual event using the directions on the meeting website at www.virtualshareholdermeeting.com/cde2022. Technical support will be available prior to and during the meeting at virtualshareholdermeeting.com.
Will I Be Able to Participate in the Virtual Annual Meeting?
We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting. After the business portion of the Annual Meeting concludes and the meeting is adjourned, we expect to hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before the stockholder vote at the Annual Meeting, as time permits. Our responses to questions properly submitted will be made available to all stockholders on the Annual Meeting website promptly following completion of the Annual Meeting. The Q&A session will be conducted in accordance with the Rules for Conduct of Meeting, which will be available for review at the Annual Meeting at www.virtualshareholdermeeting.com/cde2022. Stockholders participating in the Annual Meeting will be able to vote their shares electronically during the Annual Meeting using the directions on the meeting website. To participate in the Annual Meeting, you will need the 16-digit control number found on your proxy card, voting instruction form or notice of internet availability. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may need to contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number.
Who is entitled to vote at the Annual Meeting? What is the Record Date?
All stockholders of record as of the close of business on the Record Date, March 16, 2022, are entitled to vote at the Annual Meeting and any adjournment or postponement thereof upon the matters listed in the Notice of Annual Meeting. Each stockholder is entitled to one vote for each share held of record on that date. As of the close of business on the Record Date, a total of 279,232,792 shares of our common stock were outstanding.
What is the difference between a stockholder of record and a stockholder who holds in street name?
If your shares of Coeur common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company.
If your shares of Coeur common stock are held in “street name” meaning your shares of Coeur common stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares, and these proxy materials are being forwarded to you by your broker, banker or other nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Coeur common stock, you have the right to direct your broker, bank or other nominee on how to vote, and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Coeur common stock.

How do I inspect the list of stockholders of record?
A list of the stockholders of record as of the Record Date entitled to vote at the Annual Meeting will be available for review on the virtual platform for the Annual Meeting. In addition, stockholders wishing to review the list of stockholders entitled to vote at the Annual Meeting can make arrangements to do so by contacting our Investor Relations department at investors@coeur.com.
Why did I receive a notice in the mail regarding the internet availability of proxy materials?
In accordance with the rules of the SEC, instead of mailing to stockholders a printed copy of our proxy statement, Annual Report and other materials (the “proxy materials”) relating to the Annual Meeting, Coeur may furnish proxy materials to stockholders on the internet by providing a notice of internet availability of proxy materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of Coeur’s proxy materials, as well as how to submit your proxy, over the internet. The proxy materials are available at www.proxyvote.com.
Will I get more than one copy of the notice or proxy materials if multiple stockholders share my address?
When multiple stockholders have the same address, the SEC permits companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials and the Notice of Internet Availability to them. This process is commonly referred to as “householding”. We do not participate in householding, but some brokers may for stockholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the Notice of Internet Availability or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise. If, at any time, you would prefer to receive a separate copy of the Notice of Internet Availability or proxy materials, or if you share an address with another stockholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. We promptly will deliver to a stockholder who received one copy of the Notice of Internet Availability or proxy materials as the result of householding a separate copy upon the stockholder’s written or oral request directed to our investor relations department at (312) 489-5800, Coeur Mining, Inc., 104 South Michigan Avenue, Suite 900, Chicago, Illinois 60603. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions provided in the Notice of Internet Availability.
What does it mean to give a proxy?
The persons named on the proxy card (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of Coeur. They will vote the shares represented by each properly executed and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by each otherwise properly executed and timely received proxy will be voted “FOR” each nominee in Proposal 1 and “FOR” Proposals 2, 3 and 4 in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote on that matter in their discretion.
How do I vote?
If you are a holder of shares of Coeur common stock, you can vote by telephone or on the internet 24 hours a day through 11:59 p.m. (Central Time) on the day before the Annual Meeting date using the telephone number or visiting the website listed on page 85. If you are submitting a proxy for your shares by telephone or internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card).
If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

While the Company encourages holders of common stock to vote by proxy, you also have the option of voting your shares of common stock at the Annual Meeting through the virtual platform. If you are a stockholder of record of common stock, you have the right to attend the Annual Meeting and vote at the Annual Meeting, subject to compliance with the procedures described below.
As mentioned above, as the beneficial owner of Coeur common stock, you have the right to direct your broker, bank or other nominee on how to vote, and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Coeur common stock.
How can I revoke a proxy or change my vote?
If you are a stockholder of record of Coeur common stock, you may change your vote or revoke your proxy at any time prior to the voting at the Annual Meeting:
►	by providing written notice to our Corporate Secretary;
►	by attending the Annual Meeting and voting in through the virtual platform (your attendance at the Annual Meeting will not by itself revoke your proxy);
►	by submitting a later-dated proxy card;
►	if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or internet; or
►
if you are a beneficial owner of Coeur common stock and have instructed a broker, bank or other nominee to vote your shares, you may follow the directions received from your broker, bank or other nominee to change or revoke those instructions.

How many shares must be represented in person or by proxy to hold the Annual Meeting?
A majority of the voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, represented at the meeting in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
What is a broker non-vote?
A broker non-vote occurs when a broker or other nominee that holds shares on behalf of a street name stockholder does not vote on a particular matter because it does not have discretionary authority to vote on that particular matter and has not received voting instructions from the street name stockholder.
If you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, New York Stock Exchange rules allow, but do not require, the nominee to vote your shares on routine matters but not on non-routine matters. If you hold your shares in street name, it is critical that you cast your vote if you want it to count for non-routine matters as described in the table below. Broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not considered “votes cast” under Delaware law, they will have no effect on the approval of any matter. Ratification of auditors (Proposal 2) and amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock (Proposal 3) are the only routine matters that are up for stockholder vote at this Annual Meeting (and there should be no broker non-votes with respect to these routine matters). We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the Annual Meeting.
Who will tabulate the vote?
Votes cast by proxy or at the Annual Meeting will be tabulated by the inspectors of election appointed by us for the meeting.

Who bears the cost of this proxy solicitation?
We are soliciting proxies from stockholders on behalf of our Board and will bear the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees in person or by telephone or electronic mail without special compensation. We have retained Morrow Sodali LLC, Stamford, Connecticut, to assist in the solicitation of proxies. Morrow Sodali LLC’s fee will be $8,000, plus out-of-pocket expenses.
Do stockholders have dissenters’ rights?
Pursuant to applicable Delaware law, there are no dissenters’ or appraisal rights relating to the matters to be acted upon at the Annual Meeting.
Votes Required to Approve the Proposals:
Proposal		Required Vote	Effect of Abstention	Broker Voting(1)
1	Election of nine directors	Majority of votes cast for each of the nominees	None(2)	Broker may not vote shares without specific voting instructions. Broker non-votes have no effect on the approval of this proposal.
2	Ratification of independent auditors for 2022	Majority of votes cast for the action	None(2)	Broker may vote shares if you do not provide specific voting instructions. There should be no broker non-votes.
3	Approval of an amendment to the Certificate of Incorporation of Coeur Mining, Inc.	Majority of outstanding shares	Same as vote against	Broker may vote shares without specific voting instruction. There should be no broker non-votes.
4	Advisory vote on executive compensation	Majority of votes cast for the action	None(2)	Broker may not vote shares without specific voting instructions. Broker non-votes have no effect on the approval of this proposal.
(1)
If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote your shares on “non-routine” proposals (Proposals 1, 3 and 4), which would result in “broker non-votes” on these matters.

(2)	Under Delaware law, abstentions are not counted as votes cast.
YOUR VOTE IS IMPORTANT
Please cast your vote as soon as possible by using one of the following methods:
Online at www.proxyvote.com	Call toll-free from the United States, U.S. territories and Canada via 1-800-690-6903

Mail your signed proxy or voting instruction form	Attend the Annual Meeting virtually www.virtualshareholdermeeting.com/cde2022
Your Vote is Important – We will make a charitable contribution of $1 to Hire Heroes USA for every stockholder account that votes. Coeur is committed to recruiting, supporting and integrating current and former members of the military into our operations through our Coeur Heroes program, launched in 2018. Coeur Heroes allows service members to use the special skills they developed during their time of service to help make a difference at our operations.

OTHER MATTERS
Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the Proxy in accordance with their discretion.
Cautionary Statement Concerning Forward-Looking Statements
This proxy statement contains numerous forward-looking statements within the meaning of Section 21E of the Exchange Act relating to our gold, silver, zinc and lead mining business, including statements regarding reserve and resource estimates, production levels, cash flow levels, growth, exploration efforts, capital expenditures, net asset values, expectations regarding POA 11 and the potential expansion and restart at Silvertip environmental, social and governance (ESG) initiatives, return on invested capital, 2020 Responsibility Report content, 2021 ESG Report timing and content, costs, risk profile, returns, advancement of strategic priorities and COVID-19 mitigation efforts. Such forward-looking statements are identified by the use of words such as “believes,” “intends,” “expects,” “hopes,” “may,” “should,” “plan,” “projected,” “contemplates,” “anticipates” or similar words and involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those projected in the forward-looking statements include: (i) the risk factors set forth in our Annual Report; (ii) the risk that anticipated production, cost, expenditure and expense levels are not attained; (iii) the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); (iv) changes in the market prices of gold, silver, zinc and lead and treatment and refining charges of gold, silver, zinc and lead, and a sustained lower price or higher treatment and refining charge environment; (v) the impact of the COVID-19 pandemic, including disruptions to operations, the need for heightened health and safety protocols to minimize exposure and transmission risk, and disruptions to our vendors, suppliers and the communities where we operate; (vi) the uncertainties inherent in the Company’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays (including the impact of government shutdowns), ground conditions and grade variability; (vii) any future labor disputes or work stoppages (involving the Company or its subsidiaries or third parties); (viii) the uncertainties inherent in the estimation of gold, silver, zinc and lead mineral reserves and mineralized material; (ix) changes that could result from the Company’s future acquisition of new mining properties or businesses; (x) the loss of access to or insolvency of any third-party smelter to whom the Company markets its production; (xi) the effects of environmental and other governmental regulations and government shut-downs; (xii) the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries; and (xiii) the Company’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.
Stockholder Proposals for the 2023 Annual Stockholders’ Meeting

►
Proposals of stockholders intended to be submitted and presented at the 2023 Annual Stockholders’ Meeting (the “2023 Annual Meeting”) pursuant to the SEC Rule 14a-8 must be received by our Corporate Secretary, Coeur Mining, Inc., 104 South Michigan Avenue, Suite 900, Chicago, Illinois, no later than the close of business on November 30, 2022 in order for them to be considered for inclusion in the proxy statement for the 2023 Annual Meeting.

►
A stockholder wishing to submit a proposal, including a director nomination, to be voted on at the 2023 Annual Meeting under the advance notice provisions included in our Bylaws for our 2023 Annual Meeting, must deliver notice of such proposal or director nomination as applicable, including the information specified in the Bylaws, to our Corporate Secretary at the address indicated above no earlier than the close of business on January 10, 2023 and no later than the close of business on February 9, 2023. If the 2023 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the 2022 Annual Meeting, such notice must be delivered to us no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public announcement of such meeting is first made. In addition, the deadline for providing notice to the Company under Rule 14a-19, the SEC's universal proxy rule, of a stockholder's intent to solicit proxies in support of nominees submitted under the Company's advance notice bylaws is March 11, 2023.

►
Our Bylaws permit a stockholder, or a group of up to 20 stockholders, who continuously owned at least 3% or more of our outstanding common stock for at least three years to nominate and include in our proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements included in our Bylaws. Notice of director nominations submitted under these proxy access Bylaw provisions must be delivered to our Corporate Secretary at the address indicated above no earlier than the close of business on November 30, 2022 and no later than the close of business on December 30, 2022. If the 2023 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the 2022 Annual Meeting, such notice must be delivered to us no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public announcement of such meeting is first made.
►
Failure to comply with the advance notice requirements will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement. For purposes of the above-mentioned deadlines, “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day.

This proxy statement is accompanied by our Annual Report, which includes financial statements for the year ended December 31, 2021. The Annual Report is not to be regarded as part of the proxy solicitation materials.
Any stockholder who would like a copy of our Annual Report, including the related financial statements and financial statement schedules, may obtain one, without charge, by addressing a request to the attention of the Corporate Secretary, Coeur Mining, Inc., 104 South Michigan Avenue, Suite 900, Chicago, Illinois. Our copying costs will be charged if copies of exhibits to the Annual Report are requested. You may also obtain a copy of the Annual Report, including exhibits, from our website, www.coeur.com, by clicking on “Investor Relations.”
By order of the Board of Directors,

Casey M. Nault
Senior Vice President,
General Counsel and Chief ESG Officer
(Company Secretary)
Chicago, IL
March 30, 2022

APPENDIX A
CERTAIN ADDITIONAL INFORMATION
Reconciliation of Non-U.S. GAAP Information
Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.
Adjusted EBITDA Reconciliation
($ thousands)	2021	2020
Net income (loss)	($31,322)	$25,627
Interest expense, net of capitalized interest	16,451	20,708
Income tax provision (benefit)	34,958	37,045
Amortization	128,315	131,387
EBITDA	$148,402	$214,767
Fair value adjustments, net	543	(7,601)
Foreign exchange (gain) loss	2,779	2,245
(Gain) loss on sale of assets and securities	(4,111)	2,484
(Gain) loss on debt extinguishment	9,173	—
Novation	—	3,819
Silvertip inventory write-down	—	13,717
Silvertip temporary suspension costs	—	7,164
Silvertip lease modification	—	(4,051)
Silvertip gain on contingent consideration	—	(955)
COVID-19 costs	6,618	15,555
Asset retirement obligation accretion	11,988	11,754
Inventory adjustments and write-downs	9,471	4,467
Valued-added tax write-off	25,982	—
Adjusted EBITDA	$210,845	$263,365

Gold CAS / oz and Silver CAS / oz
Year Ended December 31, 2021
In thousands (except metal sales, per ounce and per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$189,717	$151,427	$187,998	$104,617	$4,797	$638,556
Amortization	(36,062)	(20,187)	(54,933)	(11,038)	(4,797)	(127,017)
Reported costs applicable to sales	$153,655	$131,240	$133,065	$93,579	—	$511,539
Inventory adjustments	(203)	(8,015)	(512)	(256)	—	(8,986)
By-product credit	—	—	(370)	(2,208)	—	(2,578)
Adjusted costs applicable to sales	$153,452	$123,225	$132,183	$91,115	—	$499,975

Metal Sales
Gold ounces	108,806	27,697	122,181	91,663	350,347
Silver ounces	6,805,816	3,241,624	86,397	—	10,133,837

Revenue Split
Gold	47%	38%	100%	100%
Silver	53%	62%	—

Adjusted costs applicable to sales
Gold ($/oz)	$663	$1,691	$1,082	$994
Silver ($/oz)	$11.95	$23.57	—
Year Ended December 31, 2020
In thousands (except metal sales, per ounce and per pound amounts)	Palmarejo(1)	Rochester	Kensington	Wharf	Silvertip	Total	Total Excluding Silvertip
Costs applicable to sales, including amortization (U.S. GAAP)	$143,983	$100,418	$171,204	$102,108	$26,580	$544,293	$517,713
Amortization	(37,603)	(14,306)	(49,477)	(12,473)	(8,923)	(122,782)	(113,859)
Costs applicable to sales	$106,380	$86,112	$121,727	$89,635	$17,657	$421,511	$403,854

Metal Sales
Gold ounces	93,898	26,257	124,793	94,379		339,327	339,327
Silver ounces	5,426,875	3,054,139		113,790	158,984	8,753,788	8,594,804
Zinc pounds					3,203,446	3,203,446	—
Lead pounds					2,453,485	2,453,485	—

Costs applicable to sales
Gold ($/oz)	$589	$1,377	$975	$923		$931	$895
Silver ($/oz)	$9.41	$16.35			NM(2)	$12.06	$11.65
Zinc ($/lb)					NM(2)
Lead ($/lb)					NM(2)
(1)	Includes full-year 2020 financial and production results excluding the second quarter of 2020.
(2)	Due to the temporary suspension of mining and processing activities these amounts are not meaningful.

Reserves and Resources
We are subject to the reporting requirements of the Exchange Act and applicable Canadian securities laws, and as a result we report our mineral reserves and mineral resources according to two different standards. U.S. reporting requirements, are governed by Item 1300 of Regulation S-K (“S-K 1300”), as issued by the U.S. Securities and Exchange Commission (“SEC”). Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-10 Standards of Disclosure for Mineral Projects (“NI 43-101”), as adopted from the definitions provided by the Canadian Institute of Mining, Metallurgy and Petroleum. Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but the standards embody slightly different approaches and definitions.
In our public filings in the U.S. and Canada and in certain other announcements not filed with the SEC, we disclose proven and probable reserves and measured, indicated and inferred resources, each as defined in S-K 1300. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves, and therefore investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into S-K 1300-compliant reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources, and therefore it cannot be assumed that all or any part of inferred resources will ever be upgraded to a higher category. Therefore, investors are cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically.

APPENDIX B
PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF COEUR MINING, INC.
Proposal 3 would amend Section 4.1 of the Certificate of Incorporation of Coeur Mining, Inc. as set forth below. Proposed additions are underlined, and proposed deletions are stricken through.
CERTIFICATE OF AMENDMENT TO
THE CERTIFICATE OF INCORPORATION
OF
COEUR MINING, INC.
The undersigned, desiring to amend the certificate of incorporation of a Delaware corporation pursuant to Section 242 of the Delaware General Corporation Law (the “Act”), hereby certifies as follows:
FIRST. The name of the corporation (hereinafter called the “Corporation”) is Coeur Mining, Inc.
SECOND. This Certificate of Amendment (the “Certificate of Amendment”) amends provisions of the Corporation’s Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on May 15, 2013 and was amended by the Amendment to the Certificate of Incorporation on May 12, 2015 (the “Certificate of Incorporation”).
THIRD. Section 4.1 of Article IV of the Certificate of Incorporation, which Section sets forth the Authorized Stock of the Corporation, is hereby amended and restated in its entirety as follows:
“Section 4.1 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is ~~310,000,000~~ 610,000,000 shares, of which ~~300,000,000~~ 600,000,000 shares shall be designated as Common Stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares shall be designated as Preferred Stock, par value $1.00 per share (the “Preferred Stock”).”
FOURTH. The amendment herein certified has been duly adopted in accordance with Section 242 of the Act.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of [•], 2022.
COEUR MINING, INC.
Date:	[•], 2022
By:
Name:	[•]
Title:	[•]

104 South Michigan Avenue
Suite 900
Chicago, Illinois 60603

www.coeur.com
COEUR MINING
INVESTOR RELATIONS

COEUR MINING®
We Pursue a Higher Standard

COEUR MINING, INC.
ATTN: CASEY M. NAULT
104 S. MICHIGAN AVE., SUITE 900
CHICAGO, IL 60603

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 9, 2022 for shares held directly and by 11:59 P.M. ET on May 5, 2022 for shares held in the Coeur Mining, Inc. 2018 Long-Term Incentive Plan, as amended (the "Plan"). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CDE2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 9, 2022 for shares held directly and by 11:59 P.M. ET on May 5, 2022 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D67526-P64855 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COEUR MINING, INC.

Company Proposals

The Board of Directors recommends you vote FOR each of the director nominees listed in Proposal 1 below and FOR Proposals 2, 3 and 4 below.

	For	Against	Abstain
1. Election of nine directors			
1a. Linda L. Adamany	☐	☐	☐
1b. Sebastian Edwards	☐	☐	☐
1c. Randolph E. Gress	☐	☐	☐
1d. Mitchell J. Krebs	☐	☐	☐
1e. Eduardo Luna	☐	☐	☐
1f. Jessica L. McDonald	☐	☐	☐
1g. Robert E. Mellor	☐	☐	☐
1h. John H. Robinson	☐	☐	☐
1i. J. Kenneth Thompson	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

HIRE HEROES USA

Vote your shares, and we will donate $1 to
Hire Heroes USA for every stockholder who votes

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D67527-P64855

COEUR MINING, INC.
Annual Stockholders' Meeting
May 10, 2022 at 9:30 AM, CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mitchell J. Krebs or, in his absence Casey M. Nault, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COEUR MINING, INC. that the stockholder(s) is/are entitled to vote at the Annual Stockholders' Meeting to be held by virtual means at www.virtualshareholdermeeting.com/CDE2022 at 9:30 AM, CDT, on May 10, 2022, and any adjournment or postponement thereof.

As always, we encourage you to vote your shares prior to the annual meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Stockholders' Meeting or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Stockholders' Meeting by a reasonable time before the proxy solicitation was made and for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

Continued and to be signed on reverse side